Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION THAT WAS OMITTED IN THE EDGAR VERSION HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[*].”

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT

SUBCONTRACTOR:	SUBCONTRACT #: P010022290
The Dow Chemical Company	MODIFICATION #: NA
ADDRESS: 2030 Dow Center Midland, MI 48674	DPAS RATING: NA
TYPE: FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
VALUE: $336,800.00

INTRODUCTION

This Subcontract Agreement, effective September 11, 2009 is made between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (hereinafter known as “Buyer”), a Delaware corporation with principal offices in San Diego, California, and The Dow Chemical Company (hereinafter known as “Seller”), a Delaware corporation with principal offices in Midland, MI. The effort to be performed by Seller under this Subcontract will be part of Buyer’s Prime Contract # N01-AI-05421 which has been issued by National Institutes of Allergy and Infectious Diseases (NIAID). The work, defined in Attachment I (Statement of Work and Schedule) will be performed on a Firm Fixed-Price basis, in accordance with Schedule A (Specific Terms and Conditions), and any referenced documents listed in 17.0 Order of Precedence section of this agreement,

SCHEDULE A

SPECIFIC TERMS AND CONDITIONS

1.0	PRICE

The total firm fixed price for the work to be performed under this Subcontract is $336,800. This Subcontract is fully funded in the amount of $336,800 including profit.

1.1	DELIVERY

The goods and services required by this subcontract shall be delivered in accordance with the delivery schedule contained in this agreement. The time of delivery stated is of the essence of this Subcontract. The date specified for delivery is the required delivery date at Buyer’s plant, unless otherwise specifically noted herein. All items furnished under this subcontract shall be delivered FOB Destination, unless specified otherwise in writing by the Buyer’s contractual representative. Delivery shall not be deemed complete until the goods have been actually received and accepted by Buyer, notwithstanding delivery to any carrier, or until orders for services have been performed, received, and accepted by Buyer.

1.2	INSPECTION

All goods supplied and services performed pursuant hereto shall be subject to inspection and test by buyer and its agents and by its customers at all times and places, whether during or after manufacture as to goods, or performance as to services, and notwithstanding the terms of delivery or payment or, as to goods, that title has not yet passed to Buyer or to its customers. In the event that goods supplied are not performed in accordance with the specifications and instructions of Buyer, Buyer may require prompt correction thereof, or as to services, require that the services be rendered again at Seller’s expense. Buyer may terminate the subcontract for default if such defects exist and if Seller is unable or refuses to replace the goods or render the services again promptly.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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1.3	INVOICES

Invoices shall be prepared in duplicate and contain the following information; subcontract number, subproject number, Stage #. Invoices will be mailed to:

Science Applications International Corporation

Attention: Gina B. McGeehan

5202 Presidents Court, Suite 110

Frederick, Maryland 21703

Invoices shall clearly reference a unique invoice number on each invoice, and the date of the invoice. Invoices shall include the “Amount Previously Billed,” the “Amount of this Invoice,” and the “Total Amount Billed to Date.”

1.4	PAYMENT

For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage. Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the invoice and determine if the invoice is acceptable. If Buyer reasonable deems the invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Dow may charge Prime +2% on all overdue amounts.

1.5	WARRANTY

BUYER UNDERSTANDS AND ACKNOWLEDGES THAT MATERIAL IS EXPERIMENTAL AND BY PROVIDING MATERIAL SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE MATERIAL PROVIDED HEREUNDER FOR ANY PARTICULAR PURPOSE OTHER THAN AS REQUIRED BY THE STATEMENT OF WORK OR THAT THE USE OF THE MATERIAL OR ANY PRODUCT OR PROCESS DERIVED OR PRODUCED THEREFROM WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR OTHER RIGHTS OF THIRD PARTIES. BUYER HEREBY AGREES THAT IN NO EVENT SHALL SELLER BE LIABLE FOR ANY DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES, RESULTING FROM ANY USE BY BUYER OF THE MATERIAL AND ALL DERIVATIVES THEREOF OUTSIDE OF THE SCOPE OF THIS AGREEMENT. ADDITIONALLY, THE SELLER WARRANTS THE PRICE CHARGED FOR THE GOODS AND/OR SERVICES PURCHASED PURSUANT HERETO SHALL BE NO HIGHER THAN SELLER’S CURRENT PRICE TO ANY OTHER CUSTOMER FOR THE SAME QUALITY AND QUANTITY OF SUCH GOODS OR SERVICES.

2.0	TECHNICAL AND CONTRACTUAL REPRESENTATIVES

The following authorized representatives are hereby designated for this Subcontract

SELLER:			BUYER:
	TECHNICAL:	Silvia Chang		TECHNICAL:	Steve Huang
	CONTRACTUAL:	Patrick Lucy		CONTRACTUAL:	Gina B. McGeehan

2.1	CONTACTS

Contacts with Buyer that affect the subcontract prices, schedule, statement of work, and subcontract terms and conditions shall be made with the authorized contractual representative. No changes to this Subcontract shall be binding upon Buyer unless incorporated in a written modification to the Subcontract and signed by Buyer’s contractual representative.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.2	CHANGES

Buyer may, by reasonable written notice to Seller make changes within the general scope of this Order in any one or more of the following (a) drawings, designs or specifications; (b) quantity; (c) time or place of delivery; (d) method of shipment or packing; and (e) the quantity of Buyer furnished property. Upon Buyer’s written notice, Buyer may, for any reason, direct Seller to suspend, in whole or in part, delivery of goods or performance of services hereunder for such period of time as may be determined by Buyer in its sole discretion. If any such change or suspension causes a material increase or decrease in the cost of, or the lime required for the performance of any part of the Service under this Order, the parties will jointly determine an equitable adjustment in the Order price or delivery schedule, or both No such adjustment or any other modification of the terms of this Order will be allowed unless authorized by both parties by means of a written modification to the Order. Failure to agree to any adjustment shall be a dispute under the Disputes clause of this subcontract. However, Seller shall proceed with the work as changed without interruption and without awaiting settlement of any such claim.

3.0	DISCLOSURE

Seller shall not disclose information concerning work under this Subcontract to any third party, unless such disclosure is necessary for the performance of the subcontract effort. No news releases, public announcement, denial or confirmation of any part of the subject matter of this Subcontract or any phase of any program hereunder shall be made without prior written consent of Buyer. The restrictions of this paragraph shall continue in effect upon completion or termination of this Subcontract for such period of time as may be mutually agreed upon in writing by the parties. In the absence of a written established period, no disclosure is authorized. Failure to comply with the provisions of this Clause may be cause for termination of this subcontract

4.0	KEY PERSONNEL

(a)	For purposes of this clause, Buyer and Seller define “Key Personnel” as those individuals who are mutually recognized as essential to the successful completion and execution of this Subcontract.

(b)	Personnel designated as “Key Personnel” shall be assigned to the extent necessary for the timely completion of the task to which assigned. Any substitution or reassignment involving Seller’s “Key Personnel” assigned to this work shall be made only with persons of equal abilities and qualifications and is subject to prior approval of Buyer, in writing which will not be unreasonably withheld.

(c)	Buyer reserves the right to request the removal and Seller shall endeavor to remove any individual assigned to this Subcontract if individual is deemed not qualified, or performs at an unacceptable level, or is requested by its client to do so. If Buyer is not satisfied with how the issue is resolved by Seller, Buyer may resolve the issue according to Section 10 of this Subcontract or alternatively may terminate this Subcontract according to Section 11 of this Subcontract at Buyers sole discretion.

(d)	Seller’s Key Personnel are: Diane Retallack, Ph.D., Lawrence Chew, Ph.D. and Jeffrey Allen, Ph.D.

5.0	ASSIGNMENTS AND SUBCONTRACTS

With a proper 30-day advance notification to Buyer, Dow shall have the right to assign this Agreement in connection with the reorganization, consolidation, spin-off, sale or transfer of assets related to that portion of its business pertaining to the subject matter of this Agreement, either alone or in conjunction with other Dow businesses. In addition, Dow shall have the right to assign its respective rights or obligations and delegate its performance hereunder, in whole or in part, to any of its Affiliates with the prior written consent of Buyer which will not be unduly withheld. Further, Seller agrees to obtain Buyer’s approval before subcontracting this Order or any substantial portion thereof; provided, however, that this limitation shall not apply to the purchase of standard commercial supplies or raw materials.

6.0	INSURANCE PROVISION FOR PROCUREMENT CONTRACTS

Without prejudice to Seller’s liability to indemnify Buyer as stated in any Indemnification provision contained in this Agreement, Seller shall procure at its expense and maintain for the duration of this Agreement the insurance policies required below with financially responsible insurance companies, and with policy limits not less than those indicated below.

(a)	Workers’ Compensation: Coverage for statutory obligations imposed by laws of any State in which the work is to be performed, including where applicable, coverage under the United States Longshoremen’s and Harbor Workers’ Act (USL&H), the Jones Act, and the Defense Base Act (DBA). In addition, the policy shall be endorsed to waive the insurer’s rights of subrogation in favor of Buyer.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)	Employer’s Liability: Coverage for injuries to employees not covered by workers’ compensation with limits of at least $1,000,000 each accident, $1,000,000 each employee by disease and $1,000,000 policy limit by disease. In addition, the policy shall be endorsed to waive the insurer’s rights of subrogation in favor of Buyer.

(c)	Commercial General Liability: Coverage for third party bodily injury and property damage, personal injury, products and completed operations, contractual liability, and independent contractors’ liability with limits not less than $1,000,000 per occurrence and $2,000,000 in the aggregate. Buyer, its officers and employees, and Buyer’s customer where required by Buyer’s Agreement with its customer, shall be named as Additional Insured and a waiver of subrogation shall be provided in favor of Buyer.

(d)	Business Automobile Liability: Coverage for use of all owned, non-owned, and hired vehicles with limits of not less than $1,000,000 per occurrence combined single limit for bodily injury and property damage liability. Buyer, its officers and employees, and Buyer’s customer where required by Buyer’s Agreement with its customer, shall be named as Additional Insured and a waiver of subrogation shall be provided in favor of Buyer.

(e)	Professional Liability: If seller is performing any professional services, coverage for damages (including financial loss) caused by any acts, errors and omissions arising out Seller’s performance of professional services with limits of not less than $1,000,000 per claim and $2,000,000 in the aggregate.

(f)	All-Risk Property Insurance: Coverage to repair or replace property, including supplies covered by this Agreement, of Buyer and/or Buyer’s customer which may be in the possession or control of Seller. Buyer shall be named as a Loss Payee with respect to loss or damage to said property and/or supplies furnished by Buyer. Further, Seller assumes the risk of loss or destruction of or damage to any of its property and its employees’ property, whether owned, hired, rented, borrowed, or otherwise. Seller waives and shall ensure that its employees waive all rights of recovery against Buyer and Buyer’s customer and their respective employees for any loss, destruction of or damage to any such property.

The required insurance coverages above shall be primary and non-contributing with respect to any other insurance that may be maintained by Buyer and notwithstanding any provision contained herein, the Seller, and its employees, agents, representatives, consultants, subcontractors and suppliers, are not insured by Buyer, and are not covered under any policy of insurance that Buyer has obtained or has in place.

Any self-insured retentions, deductibles and exclusions in coverage in the policies required under this Article shall be assumed by, for the account of, and at the sole risk of Seller or the subcontractor which provides the insurance and to the extent applicable shall be paid by Seller or such subcontractor. In no event shall the liability of Seller or any subcontractor be limited to the extent of any of insurance or the minimum limits required herein.

Prior to commencement of any work, and within 15 days of any policy renewal that occurs while any work is on-going under this Agreement, Seller shall provide Buyer certificates of insurance evidencing the insurance policies above, including evidence of additional insured status and waivers of subrogation where required. Buyer reserves the right to refuse to accept policies from companies with an A.M. Best Rating of less than A- VII. Seller, or its insurers, shall provide 30 days advance written notice to Buyer in the event of cancellation or material modification of any policy. Failure of Buyer to demand such certificates or to identify any deficiency in the insurance provided shall not be construed as or deemed to be a waiver of Seller’s, or its subcontractors’, obligations to maintain the above insurance coverages.

7.0	INDEMNIFICATION

(a)	Seller shall indemnify, defend and hold SAIC and SAIC’s customer, NIAID, specifically related to Prime Contract # N01-AI-05421 harmless from and against any and all damages, losses, liabilities and expenses arising out of or relating to any claims, causes of action, lawsuits or other proceedings, regardless of legal theory, that result, from Seller’s (or any of Seller’s subcontractors, suppliers, employees, agents or representatives): (i) intentional misconduct, negligence, or fraud, (ii) breach of any representation, warranty or covenant made herein, or (iii) products or services including, without limitation, any claims that such products or services infringe any United States patent, copyright, trademark, trade secret or any other proprietary right of any third party except to the extent such claim arises solely from the use of the Buyer Technology or Buyer Materials. Buyer will give prompt notice of any such claim and, with respect to claims described in clause above, Seller will control the defense, settlement or compromise of such claim, provided, however, that Seller shall berequired to obtain the prior written consent of Buyer before entering into any settlement or compromise that would not relieve Buyer from any liability for past infringement or otherwise would limit the ability of Buyer to realize the full benefit of the Services.

(b)	Buyer shall indemnify Seller (including its officers, directors and employees) for all third party claims arising from the use by Buyer (or on behalf of Buyer) of samples of products, documentation, or technology received from Seller under this Order, except for any claim for which Seller is required to indemnify Buyer above or any claim arising as a result of the negligence or willful misconduct of Seller. Seller will give prompt notice of any such claim and Buyer will control the defense, settlement or compromise of such claim.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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8.0	INFRINGEMENT INDEMNITY

(a)	Seller warrants that it is not aware of any patent, intellectual property, or industrial property rights of any third party that would be infringed by virtue of Seller performing Services, except to the extent arising solely from the use of Buyer Technology or Buyer Materials. Also, Seller shall indemnify Buyer (including its officers, directors, employees, and SAIC’s customer, NIAID, specifically related to Prime Contract # N01-AI-05421 for all third party claims arising in connection with a patent infringement resulting from or related to the performance of the Services, except to the extent such claim arises solely from the use of the Buyer Technology or Buyer Materials. Buyer will give prompt notice of any such claim and, with respect to claims described above, Seller shall control the defense, settlement or compromise of such claim, provided, however, that Seller shall be required to obtain the prior written consent of Buyer before entering into any settlement or compromise that would not relieve Buyer from any liability for past infringement or otherwise would limit the ability of Buyer to realize the full benefit of the Services.

(b)	Buyer shall indemnify Seller against liability incurred by Seller in connection with a patent infringement claim by a third party arising as a result of the use by Seller of Buyer Technology or Buyer materials in connection with the performance of the Services. Seller will give prompt notice of any such claim and Buyer will control the defense, settlement or compromise of such claim. As used herein, “Buyer Technology” means all proprietary and/or confidential technical and other information not known to Seller relating to PRODUCT (“PRODUCT” shall mean a full length CSP) and materials in connection with this Order, for which Buyer has intellectual property ownership or patent rights or which Buyer is otherwise authorized to use.

(c)	Notwithstanding the foregoing paragraph, when this order is performed under the Authorization and Consent of the U.S. Government to infringe U.S. Patents, Seller’s liability for infringement of such Patents in such performance shall be limited to the extent of the obligation of Buyer to indemnify the U.S. Government.

9.0	CONFIDENTIALITY AND USE OF BUYER FURNISHED ITEMS/INFORMATION

Both parties agree to maintain the other’s Confidential Information in confidence with the same degree of care each holds its own confidential information. Neither party will use the Confidential Information of the other party except for the performance of the Service described in the Purchase Order. Both parties will disclose the Confidential Information only to its officers, consultants and employees directly concerned with the Service, but will neither disclose the Confidential Information to any third party nor use the Confidential Information for any other purpose. Upon completion of this Order, and at the disclosing parties request, the other party will return all Confidential Information, except that each party may retain one copy of such papers, records or other documents for the sole purpose of determining its continuing obligations under this Order. The parties’ obligation of nondisclosure and the limitations upon the right to use the other party’s Confidential Information, samples and test results shall not apply to the extent that either can demonstrate that the Confidential Information: (a) was in its possession prior to the time of disclosure; or (b) is or becomes public knowledge through no fault or omission of the recipient of the Confidential Information; or (c) is obtained by the recipient from a third party under no obligation of confidentiality to the disclosing party; or (d) if such party is required to disclose the Confidential Information in connection with a legal or administrative proceeding, such party will give the other party prompt notice of such request The disclosing party may seek an appropriate protective order or other remedy or waive compliance or both with the provisions of this Order. If such party seeks a protective order or other remedy, the other party will cooperate. If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Order, the other party will disclose only that portion of the Confidential Information which its legal counsel determines it is required to disclose, after consultation with the other party’s attorneys.

Seller agrees that it will keep confidential and not disclose, disseminate or publish the features of any equipment, tools, gauges, patterns, designs, drawings, engineering data, computer programs and software or other technical or proprietary information furnished, loaned or bailed by Buyer hereunder (hereinafter collectively referred to as “Items/Information”, and use such Items/Information only in the performance of this Subcontract or, if authorized, other orders from Buyer and not otherwise, without Buyer’s prior written consent. Notwithstanding any other provision herein, Buyer and Seller shall each retain ownership of, and all right, title and interest in and to, their respective pre-existing Intellectual Property.

Both Parties agree that the Expression Strains and Production Strain(s) represent Confidential Information from both Parties. Neither Party shall have the right to utilize, license or commercialize the Expression Strains and/or the Production Strain(s) beyond the scope of activities in this agreement without the consent of the other Party.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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All such items furnished, loaned or bailed by Buyer hereunder, or fabricated, manufactured, purchased, or otherwise acquired by Seller for the performance of this Subcontract and specifically charged to Buyer, are the property of Buyer.

Upon completion, expiration or termination of this Subcontract, Seller shall return all such Items in good condition, reasonable wear only excepted, together with all spoiled and surplus Items to Buyer, or make such other disposition thereof as may be directed or approved by Buyer. Seller agrees to replace, at its expense, all such Items not so returned. Seller shall make no charge for any storage, maintenance or retention of such Items. Seller shall bear all risk of loss for all such Items in Seller’s possession.

Seller also agrees to use any designs or data contained or embodied in such Items in accordance with any restrictive legends placed on such Items by the Buyer or any third party. If Buyer furnishes any material for fabrication hereunder, Seller agrees: (i) not to substitute any other material for such fabrication without Buyer’s prior written consent, and (ii) that title to such material shall not be affected by incorporation in or attachment to any other property.

Materials (“Materials” shall mean cell lysates provided by Seller to Buyer under this Order and any constituents, and any tangible materials that incorporate the foregoing) sent to Buyer under this Order (hereinafter defined as Buyer Materials) shall not be used in human clinical studies. Samples of Materials sent to Seller by Buyer under this Order (hereinafter defined as Seller Materials) shall be used by Seller solely for the purpose of providing the Services for Buyer as set forth herein, and for no other purpose, and shall not be transferred to any other person by Seller.

10.0	DISPUTES

Any dispute not disposed of in accordance with the “Disputes Clause” of Schedule B, if any, shall be determined in the following manner.

(a)	Buyer and Seller agree to enter into Negotiation to resolve any dispute. Both parties agree to negotiate in good faith to reach a mutually agreeable settlement within a reasonable amount of time.

(b)	If negotiations are unsuccessful, Buyer and Seller agree to enter into binding Arbitration except for intellectual property issues. The American Arbitration Association (AAA) Commercial Arbitration Rules (most recent edition) are to govern this Arbitration. The Arbitration shall take place in the County of San Diego, State of California. The Arbitrator shall be bound to follow the applicable subcontract provisions and California law in adjudicating the dispute. It is agreed by both parties that the Arbitrator’s decision is final, and that no party may take any action, judicial or administrative, to overturn this decision. The judgment rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Subcontract, Seller shall proceed diligently with the performance of this Subcontract.

11.0	DEFAULT

(a)	The Buyer may, by written notice of default to the Seller, terminate the whole or any part of this Subcontract in any one of the following circumstances: (i) if Seller fails to make delivery of the supplies or to perform the services within the time specified herein or any extension thereof; or (ii) if Seller fails to perform any of the other provisions of this Subcontract in accordance with its terms, and in either of these two circumstances does not cure such failure within a period of 10 days (or such longer period as Buyer may authorize in writing) after receipt of notice from the Buyer specifying such failure; or (iii) Seller becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits in writing its inability to pay its debts as they become due.

(b)	If this Subcontract is so terminated, Buyer may procure or otherwise obtain, upon such terms and in such manner as Buyer may deem appropriate, supplies or services similar to those terminated, Seller, subject to the exceptions set forth below, shall be liable to Buyer for any excess costs of such similar supplies or services.

(c)	Seller shall continue performance of this Subcontract to the extent not terminated. Buyer shall have no obligations to Seller with respect to the terminated part of this Subcontract except as herein provided. In case of Seller’s default, Buyer’s rights as set forth herein shall be in addition to Buyer’s other rights although not set forth in this Subcontract.

(d)	Seller shall not be liable for damages resulting from default due to causes beyond the Seller’s control and without Seller’s fault or negligence, provided, however, that if Seller’s default is caused by the default of a subcontractor or supplier, such default must arise out of causes beyond the control of both Seller and subcontractor or supplier, and without the fault or negligence of either of them and, provided further, the supplies or services to be furnished by the subcontractor or supplier were not obtainable from other sources.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(e)	Seller agrees to immediately notify Buyer in writing of any actual or potential delay in Sellers performance under this Order. Such notice shall, at a minimum, describe the cause, effect, duration and corrective action proposed by Seller to address the problem. Seller shall give prompt written notice to the Buyer of all changes to such conditions

(f)	Notwithstanding the foregoing, Seller shall not be liable for any default or delay in performance of any obligation under this Order caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage and any other event beyond the reasonable control of Seller; or labor trouble, strike, lockout or injunction (provided that Seller shall not be required to settle a labor dispute against its own best judgment).

12.0	GENERAL RELATIONSHIP

The Subcontractor is not an employee of SAIC for any purpose whatsoever. Seller agrees that in all matters relating to this Subcontract it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Subcontract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or the Government and shall have no authority to represent Buyer as an agent.

13.0	NON-WAIVER OF RIGHTS

The failure of Buyer to insist upon strict performance of any of the terms and conditions in the Subcontract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this subcontract shall not affect the validity of other parts hereof.

14.0	APPLICABLE STATE LAW AND COMPLIANCE

This Subcontract shall be governed by and construed in accordance with the laws of the State of Delaware. Seller agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all orders, rules and regulations issued there under.

15.0	EXPORT CONTROL COMPLIANCE FOR FOREIGN PERSONS

The subject technology of this Subcontract (together including data, services, and hardware provided hereunder) may be controlled for export purposes under the International Traffic in Arms Regulations (ITAR) controlled by the U.S. Department of State or the Export Administration Regulations (“EAR”) controlled by the U.S. Department of Commerce. ITAR controlled technology may not be exported without prior written authorization and certain EAR technology requires a prior license depending upon its categorization, destination, end-user and end-use. Exports or re-exports of any U.S. technology to [any destination under U.S. sanction or embargo are forbidden.

Access to certain technology (“Controlled Technology”) by Foreign Persons (working legally in the U.S.), as defined below, may require an export license if the Controlled Technology would require a license prior to delivery to the Foreign Person’s country of origin. SELLER is bound by U.S. export statutes and regulations and shall comply with all U.S. export laws. SELLER shall have full responsibility for obtaining any export licenses or authorization required to fulfill its obligations under this Subcontract.

SELLER hereby certifies that all SELLER employees who have access to the Controlled Technology are U.S. citizens, have permanent U.S. residency or have been granted political asylum or refugee status in accordance with 8 U.S.C. 1324b(a)(3). Any non-citizens who do not meet one of these criteria are “Foreign Persons” within the meaning of this clause, but have been authorized under export licenses to perform their work hereunder.

16.0	STANDARDS OF BUSINESS ETHICS & CONDUCT

SAIC believes in fair and open competition and is committed to conducting its business fairly, impartially and in an ethical and proper manner. SAIC is owned and controlled by its employee owners. These characteristics make it imperative that SAIC employees adhere to a particularly high ethical standard. Employee ownership both demands and fosters highly ethical conduct because SAIC can be successful only when employees look after long-term interests of the company and resist pressures to compromise SAIC standards. Buyer’s expectation is that Seller also will conduct its business fairly, impartially and in an ethical and proper manner. If Seller has cause to believe that Buyer or any employee or agent of Buyer has acted improperly or unethically under this agreement/order, Seller shall report such behavior to the SAIC Ethics Hotline (800) 435-4234. Copies of The Science Applications International Corporation (SAIC) code of Ethics and contacts for such reports are available on www.saic.com under Corporate Governance.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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17.0	ORDER OF PRECEDENCE

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated July 2009.

2.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

3.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

4.	Attachment C (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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18.0	ENTIRE AGREEMENT

The parties hereby agree that this Subcontract, including all documents incorporated herein by reference, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

In witness whereof, the duly authorized representatives of Buyer and the Seller have executed this Subcontract on the Dates shown.

THE DOW CHEMICAL COMPANY		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

/s/ Bart Waters		/s/ Gina B. McGeehan
(Signature)		(Signature)

Name:	Bart Waters	Name:	Gina B. McGeehan
(Type or Print)		(Type or Print)

Title:	R&D Director	Title:	Senior Subcontracts Administrator

Date:	9 Sep 2009	Date:	9-14-09

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfenex Expression Technology™

And Process Manufacturing

Malaria Vaccine Production and Support Services

July 2009

1.	Background

Science Applications International Corporation (SAIC) serves as the prime contractor for the Malaria Vaccine Production and Support Services (MVPSS) contract awarded by the Division of Microbiology and Infectious Diseases (DMID), National Institute of Allergy and Infectious Diseases (NIAID). SAIC develops and supports malaria vaccine candidate manufacturing for clinical use as part of DMID’s malaria program.

Currently, the most advanced and efficacious malaria vaccine employed thus far is the RTS,S/AS02 vaccine developed by GlaxoSmithKline, which contains a consensus amino acid sequence for the C-terminal half of the malaria parasite P. falciparum (Pf) circumsporozoite protein (CS) molecule. Administered alone, this vaccine has shown -~50% efficacy in infants in Phase II trials in Africa. Further, primate study data indicated that heterologous prime boosting with an adenovirus-based CS vaccine candidate may increase the antigen’s efficacy by enhancing and maintaining the T-cell response (CD8+ and CD4+). Additionally, other studies have been performed which indicate the N-terminal portion of CS may further improve a CS-based vaccine.

The manufacture of a full length CS has been refractory to recombinant expression efforts thus far. This is in large part due to the malaria parasite’s extremely A/T-rich genome with many lysine and arginine repeats, and frequent disulfide bonds. Further, these parasites lack the N-linked glycosylation machinery. Consequently, the expression, purification, and scale-up of many potential recombinant subunit vaccine candidates have beenunsuccessful.Attention must be paid to potential aberrant post-translational modifications and correct folding when expressing and purifying these as recombinant proteins. Thus, SAIC seeks to overcome these manufacturing hurdles of full length CS through the Malaria Vaccine Production and Support Services contract to explore an alternative expression platform and screening services.

2.	Scope of Work

Independently and not as an agent of SAIC, Dow shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the proof-of-principle evaluation of functional, full-length CSP expression utilizing Pfēnex Expression Technology™. Optional requirements are also included for Fermentation Optimization and a Technology Transfer package for Fermentation Processes. As part of this support, Dow shall be required to provide summary reports related to the development and manufacturing process, other documentation as required in the deliverables, bacterial cell lysates and reagent-grade CSprotein.

SAIC will provide the following information and materials:

2.1.	Background literature/references relating to CSP.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.	An aliquot of reagent grade CSP antigen (for use as an analytical reference standard)

2.3.	CSP-specific antibody suitable for Western blot analysis

2.4.	Shipping instructions for filtered lysate

3.	Period of Performance

The period of performance (POP) for this effort is upon award through April 2011.

4.	Technical Requirements

4.1.	Milestone 1: Evaluation of CSP expression in Pfēnex Expression Technology™

4.1.1.	[*]

4.1.1.1.	[*]

4.1.1.2.	Dow shall transform the resulting plasmids into a strain of Dow’s Pfenex Expression Technology™ and plate onto selective medium.

4.1.1.3.	Dow shall select a series of positive clones from assorted vectors and verify correct coding sequences of insert.

4.1.2.	Dow shall assess the expression of CSP in Pfēnex Expression Technology™ at [*] mL scale in a minimum of [*] unique strains

4.1.2.1.	Dow shall transform the resulting plasmids into up to [*] host strains. (A minimum of 280 unique Expression Strains)

4.1.2.2.	Dow shall perform [*] as a primary screen.

4.1.2.3.	Dow shall perform a [*] on selected samples.

4.1.3.	Dow shall issue a final report of milestone 1 efforts.

4.1.3.1.	Report shall include an executive summary, brief description of test method with a reference to corresponding SOP, test results (i.e. small scale growth, expression, analytical), and conclusion. Copies of raw data including sequencing data shall be included as an appendix.

4.2.	Milestone 2 [OPTIONAL]: Fermentation Assessment of CSP in Pfēnex Expression Technology™

4.2.1.	Dow shall screen multiple fermentation conditions at the [*] scale using [*] Expression Strains to evaluate protein quality and expression levels

4.2.1.1.	Execute experiments to screen multiple fermentation conditions in mini-bioreactors for protein expression and protein quality. [*] fermentations per strain)

4.2.1.2.	Dow shall perform [*] analysis on samples from each of the fermentations.

4.2.1.3.	Dow shall perform [*] analysis

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.2.2.	Dow shall confirm selected conditions used at the [*] and verify conditions are suitable at the high cell density fermentation [*] scale to evaluate protein quality and expression levels of selected strains chosen based on data generated in 4.2.1.3.

4.2.2.1.	Dow shall confirm selected conditions and strains identified in the screening experiments in a scalable high cell density fermentation process in multiplex fermentors for protein expression and protein quality.

4.2.2.2.	Dow shall collect multiple time point samples for evaluation of protein expression levels and quality

4.2.2.3.	Dow shall utilize a [*] as appropriate to prepare samples from the best fermentation of each expression strain for supply to SAIC.

4.2.2.3.1. Dow shall transfer to SAIC samples of the filtered whole cell lysate or periplasmic release extract and cell free broth for further in vitro analysis.

4.2.2.3.2. Dow shall perform [*] on samples from each fermentation.

4.2.2.3.3. Dow shall perform [*] and CSP specific assay on selected samples.

4.2.2.3.4. Dow shall perform [*] analysis on selected samples.

4.2.3.	Dow shall issue a final report of milestone 2 efforts.

4.2.3.1.	Report shall include an executive summary, brief description of test methods with associated reference to SOPs, data (i.e. small scale growth, expression, analytical), and conclusion. Copies of raw data shall be included as an appendix.

4.3.	Milestone 3 [OPTIONAL]: Preparation and Characterization of a Pseudomonas-CSP Research Cell Bank (RCB)

Dow shall prepare a non-GMP Research Cell Bank (RCB).

4.3.1.	DOW shall generate [*] vials of RCB

4.3.2.	DOW will store the RCB a temperature-controlled [*] freezer which has a monitoring system.

4.3.3.	A [*] scale fermentation run shall performed to confirm productivity

4.3.3.1.	Dow shall harvest and prepare filtered lysate from the [*] fermentation ([*] working volume)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.3.3.2.	Plasmid retention shall be evaluated using viable count plating of the samples on selective and non-selective media.

4.3.3.3.	Structural stability be evaluated using plasmid restriction digests.

4.3.4.	Dow shall perform a characterization analysis of the generated Pseudomonas-CSP RCB

4.3.4.1.	Phenotype of the strain shall be determined by [*]

4.3.4.2.	Culture purity analysis shall be performed on the RCB.

4.3.4.3.	[*] shall be confirmed by [*]

4.3.4.4.	Dow shall confirm the [*]

4.3.5.	Dow shall issue a final report of milestone 3 efforts.

4.3.5.1.	Report shall include, but no be limited to, an executive summary, description of cell banking methods and materials used, with associated reference to SOPs, characterization data, raw material certificates of analysis, and copies of raw data.

4.3.5.2.	A draft report shall be submitted to SAW two weeks following completion of task and a final copy submitted one week following SAIC comments.

5.	Quality Requirements

Dow shall maintain a Quality System that meets scientific expectations of traceability, reliability and control. Dow is responsible for the development and demonstration of suitability of contracted deliverables as well as providing reports and managing this project in a manner that meets scientific expectations of traceability, reliability and control ensuring that the filtered whole cell lysate or periplasmic release extract and cell free broth produced and analyzed in the developed process and assays have the quality, and identity they purport.

6.	Meeting and Conference Requirements

Unless an alternative directive is provided; meeting, conference, and audit support shall include the following:

6.1.	Dow shall schedule a kickoff meeting via on-site meeting at Dow’s facilities with SAIC within 7 days of award. The agenda shall be provided by Dow in advance. The purpose of the kickoff meeting is formal introduction of key staff and project management, technical and contractual discussions, and initial action items required to initiate contract work.

6.2.	Dow shall participate in biweekly meetings and/or teleconferences with SAIC. Such meetings may include, but are not limited to, meetings to discuss the technical (e.g., assay designs and critical reagents), quality, schedule, regulatory, and contractual aspects of the program and site visits to Dow’s facilities. All visits to Dow’s facility shall be prearranged. Dow shall be responsible for preparing meeting agendas and summaries. Meeting minutes shall be captured by Dow and are due to SAIC within 7 days after the completion of a biweekly teleconference.

6.3.	Dow also shall be available for ad hoc support (e.g., phone calls and e-mails) to SAIC as required for project communications.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.	Reporting Requirements

7.1.	Monthly Technical and Business Progress Report: A monthly TPR shall be submitted to the SAIC management point of contact by the eighth of each month during subcontract POP.

7.1.1.	The TPR shall cover the work accomplished as well as issues and proposed resolutions that occur during each reporting period.

7.1.2.	Each TPR also shall contain an updated monthly project management schedule to indicate work completed and any change in schedule. Deliverables shall be incorporated into the schedule.

7.2.	Reports should include an updated inventory log to include cell banks, samples, and SAIC provide materials, and a notice of any temperature deviations of equipment storing SAIC material. The report shall also document any changes made to methods and procedures utilized for the CSP expression efforts.

7.2.1.	Report shall include invoicing information for work performed during each reporting period and anticipated work activities.

7.3.	Documentation to Support an IND or Amendment: Data generated under this subcontract may be incorporated into an MA submission. Dow shall provide a list of relevant SOPs or other control, development and testing documents as requested.

8.	Subcontract Deliverables

Table 3 summarizes documents and other deliverables due to SAIC at the indicated timelines.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Table 3. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form

1	Project Management	Final Project Schedule	To be submitted within 1 week of kickoff meeting; schedule to be baselined within 3 weeks of award	1 electronic file, Preferably .mmp format

2	Meeting Requirement	Meeting Agenda	1 day prior to regular meetings, 3 days prior to kickoff	1 electronic Word document or email

3	Meeting Requirement	Meeting Summaries	7 days after meetings	1 electronic Word document

4	Technical Requirement	Milestone 1 Report	Draft: 2 weeks following completion of procedure Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF

5	Technical Requirement	Milestone 2 Report [If Funded]	Draft: 2 weeks following completion of testing. Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF

6	Technical Requirement	Milestone 2 Fermentation samples [If Funded]	1 week following successful fermentation run.	Sent to SAIC designee in proper shipping containers

7	Technical Requirement	Milestone 3 Cell Bank Report [If Funded]	Draft: 2 weeks following completion of requirement. Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF

8	Technical Requirement	Milestone 3 Lysate from 20 L fermentation [If Funded]	2 weeks following completion of requirement.	Sent to SAIC designee in proper shipping containers
*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE B - U.S. GOVERNMENT TERMS AND CONDITIONS

Applicable to all U.S. Government “Commercial Items” Subcontracts

PART III - FAR CLAUSES

1.	DEFINITIONS

In all such clauses, unless the context of the clause requires otherwise, the term “Contractor” shall mean Seller, the term “Contract” shall mean this Order, and the terms “Government,” “Contracting Officer” and equivalent phrases shall mean Buyer and Buyer’s Purchasing Representative, respectively. It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a subcontractor to Buyer, to insure Seller’s obligations to Buyer and to the United States Government, and to enable Buyer to meet its obligations under its Prime Contract or Subcontract.

The following definitions apply unless otherwise specifically stated:

“Buyer” - the legal entity issuing this Order.

“Commercial Item” — as defined by FAR 2-101

“FAR” - the Federal Acquisition Regulation.

“Prime Contract” - the Government contract under which this Order is issued.

“Purchasing Representative” - Buyer’s authorized representative.

“Seller” - the legal entity which contracts with the Buyer.

“This Order” - this contractual instrument, including changes.

2.	IDENTIFICATION OF CONTRACT NUMBERS

Government contract numbers shown on this Order shall be included in subcontracts and purchase orders issued by Seller hereunder.

3.	COMMERCIAL ITEMS

By FAR 2-101, “Commercial item” means—

(1) Any item, other than real property, that is of a type customarily used by the general public or by non-governmental entities for purposes other than governmental purposes, and—

(i) Has been sold, leased, or licensed to the general public; or

(ii) Has been offered for sale, lease, or license to the general public;

(2) Any item that evolved from an item described in paragraph (1) of this definition through advances in technology or performance and that is not yet available in the commercial marketplace, but will be available in the commercial marketplace in time to satisfy the delivery requirements under a Government solicitation;

(3) Any item that would satisfy a criterion expressed in paragraphs (1) or (2) of this definition, but for— (i) Modifications of a type customarily available in the commercial marketplace; or

(ii) Minor modifications of a type not customarily available in the commercial marketplace made to meet Federal Government requirements. “Minor modifications” means modifications that do not significantly alter the nongovernmental function or essential physical characteristics of an item or component, or change the purpose of a process. Factors to be considered in determining whether a modification is minor include the value and size of the modification and the comparative value and size of the final product. Dollar values and percentages may be used as guideposts, but are not conclusive evidence that a modification is minor;

(4) Any combination of items meeting the requirements of paragraphs (1), (2), (3), or (5) of this definition that are of a type customarily combined and sold in combination to the general public;

(5) Installation services, maintenance services, repair services, training services, and other services if— (i) Such services are procured for support of an item referred to in paragraph (1), (2), (3), or (4) of this definition, regardless of whether such services are provided by the same source or at the same time as the item; and

(ii) The source of such services provides similar services contemporaneously to the general public under terms and conditions similar to those offered to the Federal Government;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(6) Services of a type offered and sold competitively in substantial quantities in the commercial marketplace based on established catalog or market prices for specific tasks performed or specific outcomes to be achieved and under standard commercial terms and conditions. This does not include services that are sold based on hourly rates without an established catalog or market price for a specific service performed or a specific outcome to be achieved. For purposes of these services—

(i) “Catalog price” means a price included in a catalog, price list, schedule, or other form that is regularly maintained by the manufacturer or vendor, is either published or otherwise available for inspection by customers, and states prices at which sales are currently, or were last, made to a significant number of buyers constituting the general public; and

(ii) “Market prices” means current prices that are established in the course of ordinary trade between buyers and sellers free to bargain and that can be substantiated through competition or from sources independent of the offerors.

4.	DISPUTES

(a) Notwithstanding any provisions herein to the contrary:

(1)	If a decision relating to the Prime Contract is made by the Contracting Officer and such decision is also related to this Order, said decision, if binding upon Buyer under the Prime Contract shall in turn be binding upon Buyer and Seller with respect to such matter; provided, however, that if Seller disagrees with any such decision made by the Contracting Officer and Buyer elects not to appeal such decision, Seller shall have the right reserved to Buyer under the Prime Contract with the Government to prosecute a timely appeal in the name of Buyer, as permitted by the contract or by law, Seller to bear its own legal and other costs. If Buyer elects not to appeal any such decision, Buyer agrees to notify Seller in a timely fashion after receipt of such decision and to assist Seller in its prosecution of any such appeal in every reasonable manner. If Buyer elects to appeal any such decision of the Contracting Officer, Buyer agrees to furnish Seller promptly with a copy of such appeal. Any decision upon appeal, if binding upon Buyer, shall in turn be binding upon Seller. Pending the making of any decision, either by the Contracting Officer or on appeal, Seller shall proceed diligently with performance of this Order.

(2)	If, as a result of any decision or judgment which is binding upon Seller and Buyer, as provided above, Buyer is unable to obtain payment or reimbursement from the Government under the Prime Contract for, or is required to refund or credit to the Government, any amount with respect to any item or matter for which Buyer has reimbursed or paid Seller, Seller shall, on demand, promptly repay such amount to Buyer. Additionally, pending the final conclusion of any appeal hereunder, Seller shall, on demand, promptly repay any such amount to Buyer. Buyer’s maximum liability for any matter connected with or related to this Order which was properly the subject of a claim against the Government under the Prime Contract shall not exceed the amount of Buyer’s recovery from the Government.

(3)	If this Order is issued by Buyer under a Government Subcontract rather than a Prime Contract, and if Buyer has the right under such Subcontract to appeal a decision made by the Contracting Officer under the Prime Contract in the name of the Prime Contractor (or if Buyer is subject to any arbitrator’s decision under the terms of its subcontract), and said decision is also related to this Order, this Disputes Clause shall also apply to Seller in a manner consistent with its intent and similar to its application had this Order been issued by Buyer under a Prime Contract with the Government.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)	Seller agrees to provide certification that data supporting any claim made by Seller hereunder is made in good faith and that the supporting data is accurate and complete to the best of Seller’s knowledge or belief, all in accordance with the requirements of the Contract Disputes Act of 1978 (41USC601-613) and implementing regulations. If any claim of Seller is determined to be based upon fraud or misrepresentation, Seller agrees to defend, indemnify and hold Buyer harmless for any and all liability, loss, cost or expense resulting therefrom.

(b) Any dispute not addressed in paragraph (a) above, will be subject to the disputes clause of Schedule A of this subcontract agreement.

5.	OTHER GOVERNMENT PROCUREMENT

Nothing contained herein shall be construed as precluding the Seller from producing items for direct sale to the Government, utilizing therefore all hardware and/or software, including designs, drawings, engineering data or other technical or proprietary information furnished Seller by Buyer, provided the Government has the unrestricted right to permit the use thereof for such purpose.

6.	TERMINATION FOR CONVENIENCE

The Buyer may terminate performance of work under this subcontract in whole, or in part if the Purchasing Representative determines that a termination is in the Buyer’s interest. The Buyer shall terminate by delivering to the Seller a Notice of Termination specifying the extent of termination and the effective date. In the event of such termination, the Seller shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this order, the Seller shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Seller can demonstrate to the satisfaction of the Buyer using its standard record keeping system, have resulted from the termination. The Seller shall not be required to comply with the cost accounting standards or cost principles for this purpose. The Seller shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

7.	ANTI-KICKBACK ACT OF 1986

By accepting this Order, Seller certifies that it has not offered, provided, or solicited and will not offer, provide, or solicit any kickback in violation of the Anti-Kickback Act of 1986 (41 USC §§ 51-58). “Kickback” means any money, fee, commission, credit, gift, gratuity, thing of value, or compensation of any kind that is provided, directly or indirectly, for the purpose of improperly obtaining or rewarding favorable treatment in connection with a prime contract or a subcontract relating to a prime contract. Seller agrees to indemnify, defend, and hold Buyer harmless from and against any losses, liabilities, offsets and expenses (including reasonable attorney’s fees) arising out of or relating to Seller’s failure to comply with the provisions of the Anti-Kickback Act.

8.	FAR CLAUSES APPLICABLE TO THIS ORDER

The clauses in FAR Subpart 52.2 referenced in subparagraph (a), the clauses applicable in subparagraph (b), and those referenced and checked in subparagraph (c) below, in effect on the date of this Order, are incorporated herein and made a part of this Order. To the extent that an earlier version of any such clause is included in the Prime Contract or Subcontract under which this Order is issued, the date of the clause as it appears in such Prime Contract or Subcontract shall be controlling and said version shall be incorporated herein. The extent of the flow down shall be as required by the clause.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) The following clauses are applicable to this order:

Clause & FAR Ref.	Title of Clause
52.219-8	Utilization of Small Business Concerns [15 U.S.C. 637(d)(2) and (3)] In all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
52.222-26	Equal Opportunity (E.O. 11246)
52.222-35	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212)
52.222-36	Affirmative Action for Workers with Disabilities (29 U.S.C. 793)
52.222-39	Notification of Employees Rights Concerning Payment of Union Dues or Fees (E.O. 13201)
52.222-41	Service Contract Act of 1965, as Amended (41 U.S.C. 351, et. Seq.)
52.247-64	Preference for Privately-Owned U.S. Flag Commercial Vessels (46 U.S.C. Appendix 1241(b) and 10 U.S.C. 2631)
52.227-11	Patent Rights June 1997

(b) The Seller shall comply with the FAR clauses in this paragraph (b) that the Buyer has indicated as being incorporated into this order by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

	Clause & FAR Ref.	Title of Clause
☐	52.203-6	Restrictions on Subcontractor Sales to the Government, with Alternate I (41 U.S.C. 253g and 10 U.S.C. 2402) (If order exceeds $100,000)
☐	52.219-9	Small Business Subcontracting Plan [15 U.S.C. 637(d)(4)] (if order to a large business and exceeds $550,000)
☐	52.219-9	Alternate I
☐	52.219-9	Alternate II
☐	52.219-16	Liquidated Damages-Subcontracting Plan (15 U.S.C. 637(d)(4)(F)(i)) (If FAR 52.219-9 is incorporated)
☐	52.222-3	Convict Labor (E.O. 11755)
☐	52.222-19	Child Labor-Cooperation with Authorities and Remedies (E.O. 13126)
☐	52.222-21	Prohibition of Segregated Facilities
☐	52.222-37	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212)
☐	52.225-1	Buy American Act - Supplies (41 U.S.C. 10a-10d)
☐	52.225-3	Buy American Act - Free Trade Agreements - Israeli Trade Act (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L. 108-77, 108-78, 108-286 & 109-53)
☐	52.225-3	Alternate I
☐	52.225-3	Alternate II
☐	52.225-5	Trade Agreements (19 U.S.C. 2501, et. seq., 19 U.S.C. 3301 note)
☐	52.225-13	Restrictions on Certain Foreign Purchases (E.O.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury)
☐	52.239-1	Privacy or Security Safeguards (5 U.S.C. 552a)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) The Seller shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, which the Buyer has indicated as being incorporated in this Order by reference to implement provisions of law or execute orders applicable to acquisitions of commercial items:

	Clause & FAR Ref.	Title of Clause
☐	52.222-42	Statement of Equivalent Rates for Federal Hires (29 U.S.C. 206 and 41 U.S.C. 351 et. seq.)
☐	52.222-43	Fair Labor Standards Act and Service Contract Act - Price Adjustment (Multiple Year and Option Contracts) (29 U.S.C. 206 and 41 U.S.C. 351 et. seq.)
☐	52.222-44	Fair Labor Standards Act and Service Contract Act - Price Adjustment (29 U.S.C. 206 and 41 U.S.C. 351 et. seq.)

(d) In addition to the clauses listed in paragraphs (a), (b) and (c) above, if this order will contain Government property, the below listed clauses as checked, are applicable:

	Clause & FAR Ref.	Title of Clause
☐	52.245-1	Government Property
☐	52.245-2	Government Property Installation Operation Services
☐	52.245-9	Use & Charges (When FAR 52.245-1 is incorporated)

(e) In addition to the clauses listed in paragraphs (a) (b) (c) and (d) above, if this order will be performed under any order issued by an agency of the Department of Defense, the below listed clauses are applicable:

	Clause & FAR Ref.	Title of Clause
☐	252.219-7003	Small Business Subcontracting Plan (DoD Contracts) (15 U.S.C. 637)
☐	252.219-7004	Small Business Subcontracting Plan (Test Program) (15 U.S.C. 637 note)
☐	252.225-7001	Buy American Act and Balance of Payments Program (41 U.S.C. 10a-10d, E.O. 10582)
☐	252.225-7012	Preference for Certain Domestic Commodities (10 U.S.C. 2533a) (If order exceeds $100,000)
☐	252.225-7014	Preference for Domestic Specialty Metals, Alternate I (10 U.S.C. 2241 note)
☐	252.225-7015	Restriction on Acquisition of Hand or Measuring Tools (10 U.S.C. 2533a)
☐	252.225-7021	Trade Agreements (19 U.S.C. 2501-2518 and 19 U.S.C. 3301 note)
☐	252.225-7036	Buy American Act—Free Trade Agreements—Balance of Payments Program (41 U.S.C. 10a-10d and 19 U.S.C. 3301 note)
☐	252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns (Section 8021 of Public Law 107-248 and similar sections in subsequent DoD appropriations acts) (If order exceeds $500,000)
☐	252.227-7015	Technical Data-Commercial Item
☐	252.237-7019	Training for Contractor Personnel Interacting with Detainees (Section 1092 of Public Law 108-375)
☐	252.246-7003	Notification of Potential Safety Issues
☐	252.247-7023	Transportation of Supplies by Sea (10 U.S.C. 2631)
☐	252.247-7024	Notification of Transportation of Supplies by Sea (10 U.S.C. 2631)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	1

ADDRESS:	DPAS RATING:	NA

5501 Oberlin Dr. San Diego, CA 92121	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

	VALUE:	$336,800.00

Modification No. 1 to Subcontract No. P010022290 is issued to assign Subcontract No. P010022290 from The Dow Chemical Company to Pfenex Inc. (Pfenex).

1.0	MODIFICATION EFFECTIVE DATE

This Modification No. 1 to Subcontract No. P010022290 is effective December 1, 2009.

2.0	ASSIGNMENTS

In accordance with Subcontract No. P010022290 Section 5.0, Assignments and Subcontracts, and the Novation Agreement signed by Science Applications International Corporation (SAIC), The Dow Chemical Company, and Pfenex, attached hereto, Subcontract No. P010022290 is assigned from The Dow Chemical Company to Pfenex.

3.0	PRICE

The total not-to-exceed price of Subcontract No. P010022290 remains $336,800.00. Of this amount, at the time of assignment of this Subcontract total payments to The Dow Chemical Company are $62,282.50. The remaining Subcontract price available to be paid to Pfenex is $274,317.50.

4.0	TECHNICAL AND CONTRACTUAL REPRESENTATIVES

Pfenex (SELLER) Technical and Contractual representatives are:

TECHNICAL:	Charles H. Squires, Ph.D.

CONTRACTUAL:	Patrick Lucy

SAIC (BUYER) Technical and Contractual representatives remain:

TECHNICAL:	Steve Huang

CONTRACTUAL:	Gina B. McGeehan

**

All other Subcontract terms and conditions,

including Key Personnel and Statement of Work, remain unchanged.

**

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Modification No. 1 Attachment: Agreement of Assignment and Assumption, effective December 1, 2009

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract modification No. 1 on the dates shown.

PFENEX, INC.		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

/s/ Janet E. Lilly
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Janet E. Lilly
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Senior Subcontracts Administrator

Date:		Date:	January 20, 2010

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT OF ASSIGNMENT AND ASSUMPTION

THIS AGREEMENT is made and entered into effective December 1, 2009 by and among The Dow Chemical Company, a Delaware corporation (“Transferor); Pfenex, Inc., a Delaware corporation (“Transferee”), and Science Applications International Corporation (“SAIC”), a Delaware corporation.

RECITALS

A. SAIC has entered into a certain contract with Transferor, namely: Subcontract Agreement No. P010022290 (the “Contract”). The term “Contract”; as used in this Agreement, means the above contract including all modifications thereto made between SAIC and Transferor prior to the effective date of this Agreement.

B. As of December 1, 2009 Transferor has transferred to Transferee all the assets of Transferor’s biopharmaceuticals business.

C. The parties hereto desire that SAIC consent to the assignment of the Contract to Transferee.

D. NOW, THEREFORE, for and in consideration of the premises and other good and sufficient consideration, the parties hereto agree as follows:

1. Transferor confirms to SAIC the full and complete assignment of the Contract to Transferee (the “Assignment”) and waives any claims and rights against SAIC that it now has or may have in the future in connection with the Contract.

2. Transferee represents to SAIC that by virtue of the Assignment, Transferee has acquired from Transferor all of the assets of the Transferor relating to the Contract, and that Transferee is in a position to fully perform all of the obligations of the Transferor under the Contract.

3. SAIC agrees to be bound by and to perform the Contract in accordance with the conditions contained in the Contract. Transferee assumes all obligations and liabilities of, and all claims against, Transferor under the Contract as if Transferee were the original party to the Contract.

4. Transferee ratifies all previous actions taken by Transferor with respect to the Contract, with the same force and effect as if the action had been taken by Transferee.

5. SAIC recognizes Transferee as Transferor’s successor in interest in and to the Contract. Transferee by this Agreement becomes entitled to all rights, titles, and interests of Transferor in and to the Contract as if Transferee were the original party to the Contract.

6. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed as a waiver of any rights of SAIC against Transferor for Transferor’s performance or failure to perform prior to the effective date of this Assignment. SAIC reserves any and all claims that it may have against Transferor to Transferor’s performance or failure to perform the Contract up to the date of this Assignment, including, but not limited to, any further claim of the Government, no such claim(s) being known or anticipated at this time.

7. All payments and reimbursements previously made by Transferor to SAIC, and all other previous actions taken by SAIC under the Contract, shall be considered to have discharged those parts of SAIC’s obligations under the Contract.

8. Payment of any and all proper invoices under the Contract submitted by SAIC to Transferor prior to the date this Agreement is fully executed shall be paid to SAIC by Transferee. Thereafter, all payments under the Contract after the date this Agreement is fully executed by all the parties hereto shall be made by Transferee.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

9. The Transferor will complete all Contract closeout actions specified in Subcontract Agreement No. P010022290 as necessary and requested by SAIC

10. SAIC shall be responsible for no costs as a result of this Agreement.

11. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

12. Transferor waives notice of, and consents to, any further modifications of the Contract.

13. The Contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, the parties have executed this assignment effective as of the date first written above on the dates indicated below.

TRANSFEROR:		TRANSFEREE:
The Dow Chemical Company		Pfenex Inc.
2030 Dow Center		5501 Oberlin Drive
Midland, MI 48674		San Diego, CA 92121

By:	/s/ Authorized Person	By:	/s/ Authorized Person

Title:	Business R&D Director	Title:	V.P. Business Development

Date:	December 22, 2009	Date:	January 7, 2010

SCIENCE APPLICATIONS INTERNATIONAL CORPORTATION
5202 Presidents Court, Suite 110
Frederick, MS 21703

By:	/s/ Janet E. Lilly

Title:	Sr. Subcontracts Admin

Date:	January 20, 2010

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	2

ADDRESS:	DPAS RATING:	NA

301 Newbury Street PMB 251, Danvers, MA 01923	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
	VALUE:	$486,800.00

Modification No. 2 to Subcontract No. P010022290 is issued to Pfenex Inc. (Pfenex) to add funding and Statement of Work for the Production of additional filtered lysates, and purified full-length CSP expressed in Pfēnex Expression Technology™. As part of this support, Pfenex shall be required to provide summary reports related to the development and manufacturing process, other documentation as required in the deliverables, bacterial cell lysates and reagent- grade CS protein of 80-85% purity..

1.0	MODIFICATION EFFECTIVE DATE

This Modification No. 2 to Subcontract No. P010022290 is effective May 24, 2010.

2.0	PRICE

The total not-to-exceed price of Subcontract No. P010022290 is increased by $150,000.00 from $336,800.00.00 to $486,800.00. Of this amount, at the time of assignment of this Subcontract total payments to The Dow Chemical Company were $62,282.50 thus the remaining Subcontract price available to be paid to Pfenex is $424,517.50.

3.0	INVOICES

Invoices shall be prepared in duplicate and contain the following information; subcontract number, subproject number, Stage #. Invoices will be mailed to:

Science Applications International Corporation

Attention: Earleen K. Smith

5202 Presidents Court, Suite 110

Frederick, Maryland 21703

Earleen.k.smith@saic.com

3.0	TECHNICAL AND CONTRACTUAL REPRESENTATIVES

Pfenex (SELLER) Technical and Contractual representatives are:

TECHNICAL:	Charles H. Squires, Ph.D.
CONTRACTUAL:	Patrick Lucy

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SAIC (BUYER) Technical and Contractual representatives remain:

TECHNICAL:	Steve Huang
CONTRACTUAL:	Earleen K. Smith

4.0 Statement of Work entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™, and Process Manufacturing, Malaria Vaccine Production and Support Services, May 4, 2010, Subcontract Modification 2” is herein incorporated into and made part of Subcontract No. P010022290.

***

All other Subcontract terms and conditions remain unchanged.

***

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract modification No. 2 on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Earleen K. Smith
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Earleen K. Smith
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	05/24/10	Date:	5/24/10

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

May 4, 2010

Subcontract Modification 2

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the production of additional filtered lysates, and purified full-length CSP expressed in Pfēnex Expression Technology™. As part of this support, Pfenex shall be required to provide summary reports related to the development and manufacturing process, other documentation as required in the deliverables, bacterial cell lysates and reagent-grade CS protein of [*].

SAIC will provide the following information and materials:

1.1.1.	Background literature/references relating to Circumsporozoite Protein (CSP).

1.1.2.	Additional anti-CSP mAbs and control CSP, if required.

1.1.3.	Shipping instructions for filtered lysates and purified CSP protein

2.	Technical Requirements

2.1.	Milestone 1: Provide filtered lysates to SAIC

2.1.1.	Pfenex shall use [*] to prepare filtered lysates starting from [*] cell paste from the best fermentation performed in Stage 2 for each of the three strains [*].

2.1.2.	Pfenex shall ship the filtered lysates to a contractor designated by SAIC.

2.2.	Milestone 2: [*] protein to SAIC

2.2.1.	Pfenex shall evaluate up to four [*] to capture CSP protein using batch binding experiments in 96-well plate format.

2.2.2.	Pfenex shall conduct small scale [*] runs using up to two selected [*] to evaluate purification of CSP protein.

2.2.3.	Pfenex shall conduct small scale secondary chromatography runs using up to two selected [*] using elution pool from the primary capture column runs.

2.2.4.	Pfenex shall evaluate up to two [*] for reduction of [*].

2.2.5.	Pfenex shall analyze the final purified proteins and the filtered lysate using analytical methods including [*]

2.2.5.1.	Pfenex shall assess the difference in endotoxin level between filtered lysate and purified CSP.

2.2.5.2.	Pfenex shall also assess [*]

2.2.6.	Pfenex shall ship the resulting purified CSP protein (approximately 10 mg) to SAIC.

Note: The purification activities are designed to result in 10 mg of purified CSP protein. Pfenex will carry out the activities as described above, however if additional activities are required to achieve the 10 mg deliverable an additional scope of work under a new contract modification may be necessary.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

2.3.	Pfenex shall issue a final report of milestone 1 and 2 efforts.

2.3.1.	Report shall include an executive summary, brief description of methods, results and conclusions, inventory of reagents provided by SAIC, and raw data in PDF format.

3.	Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Technical	[*]	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor

2	Technical	[*]	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor

3	Technical	Unused reagents provided by SAIC	Within 2 week2 of SAIC request	Sent to SAIC designee in proper shipping containers

4	Reporting	Weekly Email Update	COB Friday	Email

5	Reporting	Final Report	Draft: 2 weeks following completion Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed Pdf

*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	3

ADDRESS:	DPAS RATING:	Not Rated

301 Newbury Street PMB 251, Danvers, MA 01923	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
	VALUE:	$486,800.00

Modification No. 3 to Subcontract No. P010022290 is issued to Pfenex Inc. (Pfenex) to update the payment terms with regard to the funding added as part of Modification #2.

Article 1.4	PAYMENT – is amended to read as follows:

(a) Original Subcontract Award: For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage.

(b) Subcontract Modification #2: For each of the two Milestones in the Statement of Work dated May 4, 2010 (modification #2) there will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

(c) Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the invoice and determine if the invoice is acceptable. “If Buyer reasonable deems the invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Seller may charge Prime +2% on all overdue amounts.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract modification No. 3 on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Earleen K. Smith
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Earleen K. Smith
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	June 14, 2010	Date:	6/15/10

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	4

ADDRESS:	DPAS RATING:	Not Rated

301 Newbury Street PMB 251, Danvers, MA 01923	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
	VALUE:	$721,800.00

Modification No. 4 to Subcontract No, P010022290 Is issued to Pfenex Inc, (Pfenex) to add funding and Statement of Work for the Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ and Process Manufacturing.

Article 1.0	PRICE is amended to read as follows:

The total not-to-exceed price of Subcontract No. P010022290 is increased by $235,000.00 from $486,800.00 to $721,800.00 including profit.

Article 1.4	PAYMENT – is amended to read as follows:

(a) Original Subcontract Award: For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage.

(b)	Subcontract Modification #2: For each of the two Milestones in the Statement of Work dated May 4, 2010 (modification #2) there will be two invoices each totaling 50% of the price for each Milestone, an Initial Invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

Subcontract Modification #4: For each of the two Milestones in the Statement of Work dated November 15, 2010 (modification #4) there will be two Invoices each totaling 50% of the price for each Milestone, an Initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

(c) Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the Invoice and determine if the invoice is acceptable. If Buyer reasonable deems the Invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming Invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Dow may charge Prime +2% on all overdue amounts.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 17.0	ORDER OF PRECEDENCE – is amended to road as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1. Attachment I: Statement of Work and Schedule dated July 2009, and Subcontract Modification #2 dated May 4, 2010 and Subcontract Modification #4 dated November 15, 2010.

2.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

3.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

4.	Attachment C (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract modification No. 2 on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Earleen K. Smith
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Earleen K. Smith
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	12/15/10	Date:	12/15/10

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

November 15, 2010

Subcontract Modification 4

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, and facilities for the purification of SAIC EP533-036/C5533-129 CS protein expressed in Pfēnex Expression Technology™. As part of this project, Pfenex is required to provide related meeting support, reports, and deliverables as listed in Table 1.

1.1.	SAIC will provide the following information and materials:

1.1.1.	Background literature/references relating to Circumsporozoite Protein (CSP).

1.1.2.	Additional anti-CSP mAbs and control CSP, if required,

1.1.3.	Shipping instructions for purified CSP protein

2.	Technical Requirements

As a follow-on to the successful production, testing, and selection of a CS protein expressing cell line under the original subcontract and Mod 2 which composed of : (i)-Evaluation of CSP expression (Stage 1), (ii)-Fermentation assessment of CSP (Stage 2), (iii)-CSP purification (Stage 2A/Mod 2) and (iv)-Preparation and characterization of Pseudumonas-CSP Research Cell Bank (RCB) (Stage 3), SAIC requires Pfenex to provide [*] using the process established in Stage 2A.

2.1.	Stage 3A: Protein purification

2.1.1.	Pfenex shall provide [*] of purified CSP from clone [*]

2.1.1.1.	Pfenex shall use the [*] working fermentation already available from Stage 3 plus additional fermentation if needed. Pfenex shall use the process established in Stage 2A for the protein purification efforts.

2.1.2.	The purified CSP should have purity greater than [*]% and endotoxin level suitable for [*]

2.1.3.	The final product shall be at [*]

2.1.4.	Pfenex shall calculate % of CSP in starting, intermediate, and final materials in the process and include the data in the final report.

2.1.5.	Pfenex shall conduct analytical testing of the purified CSP including but not limited to [*]

2.1.5.1.	[*]

2.1.6.	[*]

2.1.7.	Pfenex shall ship the purified CSP to a SAIC designated facility.

2.1.8.	Pfenex shall issue a final report of the purification efforts. Report shall include an executive summary, brief description of methods, results and conclusions, inventory of reagents provided by SAIC, and raw data in PDF format.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

3.	Table 1 Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Technical	[*]	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
2	Technical	Unused reagents provided by SAIC	Within 2 week2 of SAIC request	Sent to SAIC designee in proper shipping containers
3	Reporting	Weekly Email Update	COB Friday	Email
4	Reporting	Final Report	Draft: 2 weeks following completion Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed Pdf

*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	5

ADDRESS:	DPAS RATING:	Not Rated

5501 Oberlin Drive San Diego, CA 92121	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
	VALUE:	$3,093,173.00

Modification No. 5 to Subcontract No. P010022290 is issued to Pfenex Inc. (Pfenex) to add subcontract value, incremental funding and a Statement of Work dated December 23, 2010 for the Evaluation of Malaria CSP Expression in Pfenex Expression Technology™ and Process Manufacturing.

Article 1.0 PRICE is amended to read as follows:

The total not-to-exceed price of Subcontract No. P010022290 is increased by $2,371,373.00 from $721,800.00 to $3,093,173.00 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2011. The total FUNDING of Subcontract No. P010022290 is increased by $1,591,328.02 from $721,800.00 to $2,313,128.02 including profit

Article 1.4 PAYMENT – is amended to read as follows:

(a) Original Subcontract Award: For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage.

Subcontract Modification #2: For each of the two Milestones in the Statement of Work dated May 4, 2010 (modification #2) there will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

Subcontract Modification #4: For each of the two Milestones in the Statement of Work dated November 15, 2010 (modification #4) there will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

Subcontract Modification #5: The following table shall be utilized for Milestone Invoice dates of submission and Invoice Amounts for the Milestones defined in the Statement of Work dated December 13, 2010 (modification #5). There will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Milestone	Stage	Dollar Amount			Expected Invoice date	Expected invoice amount
Milestone 2.1	Stage 4	[*	]	Start	1/17/11	$	[*	]
				Finish	4/19/11	$	[*	]
Milestone 2.2	Stage 5	[*	]	Start	3/22/11	$	[*	]
				Finish	9/16/11	$	[*	]
Milestone 2.3	Stage 6	[*	]	Start	1/17/11	$	[*	]
				Finish	5/24/11	$	[*	]
Milestone 2.4	Stage 7	[*	]	Start	8/19/11	$	[*	]
				Finish	2/3/12	$	[*	]
Milestone 2.5	Stage 8	[*	]	Start	1/10/12	$	[*	]
				Finish	6/3/12	$	[*	]
Milestone 2.6	Stage 9	[*	]	Start	11/18/11	$	[*	]
				Finish	2/7/12	$	[*	]
Milestone 2.7	Report	[*	]	Start	5/3/12	$	[*	]
				Finish	5/24/12	$	[*	]

(b) Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the invoice and determine if the invoice is acceptable. If Buyer reasonable deems the invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Pfenex may charge Prime +2% on all overdue amounts.

Article 17.0 ORDER OF PRECEDENCE — is amended to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment Statement of Work and Schedule dated December 23, 2010

2.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

3.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

4.	Attachment C (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls

5. Attachment II: Statement of Work and Schedule dated July 2009, Subcontract Modification #2 dated May 4, 2010, and Subcontract Modification #4 dated November 15, 2010.

Article 19.0 SURVIVAL — Is added to the Subcontract to read as follows:

19.0 SURVIVAL

If this Subcontract expires, is completed, or is terminated, Seller shall not be relieved of those obligations contained in the following articles: 1.0, 1.5, 3.0, 7.0, 8.0, 9.0, 10.0, 12.0, 14.0, 15.0, and 17.0.

All other Subcontract terms and conditions remain unchanged.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract modification No. 5 on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Earleen K. Smith
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Earleen K. Smith
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	1/10/11	Date:	1/10/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Statement of Work

Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

December 23, 2010

Subcontract Modification 5

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, and facilities for the full development of a manufacturing process for the SAIC Circumsporozoite Protein (CSP) expressed from C5533-129 clone using Pfēnex Expression Technology™ and technical transfer of the process to a SAIC designated facility. The process shall be suitable for a scale up, at a minimum, of a [*] fermentation scale and follow-on purification, upon transfer. As part of this project, Pfenex is required to provide related meeting support, reports, and deliverables as listed in Table 1.

1.1. SAIC will provide the following information and materials:

•	Background literature/references relating to CSP.

•	Additional anti-CSP monoclonal antibodies (mAbs) and control CSP, if required.

•	Shipping instructions for purified CSP protein and other materials.

2.	Technical Requirements

As a follow-on to the successful production, testing, and selection of a CSP expressing cell line under the original subcontract and Mod 2 which was composed of: (i)-Evaluation of CSP expression (Stage 1), (ii)-Fermentation assessment of CSP (Stage 2), (iii)-CSP purification (Stage 2A/Mod 2) and (iv)-Preparation and characterization of Pseudomonas-CSP Research Cell Bank (RCB) (Stage 3); SAIC now requires Pfenex to develop a manufacturing process suitable for a scale up, at a minimum, of a [*] fermentation scale and follow-on purification for the SAIC selected clone CS533-129 and technical transfer of the process to a SAIC designated facility.

2.1. Stage 4: Fermentation Optimization of cell line CS533-129

•	Pfenex shall optimize fermentation parameters for protein expression utilizing the RCB.

•	The optimized fermentation shall be confirmed at the [*] scale.

•	The optimized fermentation shall produce material which can be subsequently purified to meet product quality and safety specifications required for human use when produced under cGMP conditions.

•	Pfenex shall submit the optimized fermentation procedure/protocol to SAIC for review and approval.

•	Document shall also contain, at a minimum, in process parameters examined, rational for parameters selected, and copies of the raw data.

2.2. Stage 5: Purification Process Development

•	Pfenex shall examine, choose, and optimize a final method for [*]

•	The primary recovery procedure shall produce material which can be subsequently purified to meet product quality and safety specifications required for human use when produced under cGMP conditions.

•	Pfenex shall select and submit an optimal method to SAIC for review and approval.

•	Document shall also contain, at a minimum, methods examined, rational for method selected, and copies of the raw data.

•	Pfenex shall develop a downstream purification process based on lessons learned from Stage 2A (CSP research-grade purification strategy).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

•	In-process recovery of CSP shall be calculated and monitored.

•	Pfenex shall utilize a buffer system that is suitable for the solubility and stability of the purified CSP; and that the buffer system shall meet product quality and safety specifications required for human use when produced under cGMP conditions.

•	Pfenex shall summit the developed purification process procedures and protocols to SAIC for review and approval before moving forward to engineering run (Stage 7).

•	Document shall also contain, at a minimum, processes examined, rational for processes selected, and copies of the raw data.

•	Pfenex shall ship all purified CSP generated during development to a SAIC designated facility; however, Pfenex may retain up to 10% of the material produced if necessary.

2.3. Stage 6: Product Specific Analytical Method Development

•	Pfenex shall develop and qualify product specific in-process and final product analytical methods and provide standard operating procedures (SOPs) for each method.

•	For release testing of bulk drug substance, the testing shall include but not be limited to, [*]

•	For characterization of bulk drug substance, the testing shall include but not limited to [*]

•	Pfenex shall establish acceptance criteria and specifications in consultation with SAIC, where applicable, that will be the basis for release and stability monitoring. The specifications shall be appropriate for a phase 1 clinical product.

•	Pfenex shall recommend and submit the developed analytical and characterization testing, including procedures, protocols, and their results, to SAIC for review and approval.

2.4. Stage 7: Engineering Run

•	Pfenex shall perform [*] to ensure reproducibility of previously drafted procedures.

•	Pfenex shall develop master batch production records (BPRs) for the first engineering run that cover all of upstream and downstream process, and identifies where the in-process tests occur and what volume is removed for testing. SAIC will be provided copies of the master BPRs for review and approval prior to use.

•	Pfenex shall develop master BPRs for the second engineering run that cover all of upstream and downstream process and identifies where procedures are modified, if any. SAIC will be provided copies of the master BPRs for review and approval prior to use.

•	Pfenex shall submit the completed BPRs to SAIC upon the completion of each engineering run.

•	Pfenex shall execute the release and characterization testing as accomplished in Stage 6 for the engineering run material.

•	Pfenex shall set aside aliquots for the stability program described below, and ship the remaining purified CSP from the engineering runs to a SAIC designated facility in aliquots to be determined at a later timepoint.

2.5. Stage 8: Stability Program

•	Pfenex shall conduct a non-GMP stability monitoring of the purified CSP. Pfenex shall submit the stability monitoring plans for both engineering runs to SAIC for review and approval.

•	The stability of purified CSP from the engineering runs shall be evaluated for stability at conditions of [*]

•	Stability monitoring assessment shall include, at minimum, [*]

•	A stability report shall be submitted to SAIC at each stability timepoint and include, at minimum, assays utilized with associated SOP, test results in table format, conclusion, trending data, and copies of raw data.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

2.6. Stage 9: Process Training and Transfer

•	Pfenex shall train SAIC’s clinical contract manufacture organization (CMO) on the manufacturing process and shall transfer the BPRs (master and completed) and analytical method SOPs.

•	As part of the process training and transfer Pfenex shall conduct at least one successful training run.

•	The process yield from the process training run shall be within acceptable scientific variation from the 2 engineering runs performed in Stage 7. The purified CSP shall have purity [*]

•	The process training run shall demonstrate reproducibility in all up- and down-stream processes including, but not limited to, growth rate in fermentation, quantity and quality of CSP in lysate, in primary recovery, in each process step, and in final product.

•	Pfenex shall provide to SAIC and to SAIC designated CMO the RCS and a full process transfer package with all information necessary for the transfer of the manufacturing process.

•	The full process transfer package shall be applicable for a scale up, at a minimum, [*] and follow-on purification, upon transfer.

•	The full process transfer package shall include, but is not limited to, the following items:

•	Bill of materials and suggested suppliers

•	Detailed fermentation and purification process procedures (master BPRs)

•	Listing of instruments/equipment

•	Detailed testing procedures (SOPs)

•	Technical specification for the bulk drug substance

•	Health/Safety/Environment assessment of all materials and process

•	Detailed characterization of purified protein/buffer and intermediates

•	Stability testing plan and final report

•	Research cell bank growth parameters and technical information

•	Construct expression information and test results

•	The process transfer and associated training records for the transfer to the clinical CMO shall be well documented and be provided to SAIC in the final report.

2.7. Final Report

•	Pfenex shall issue a final report covering all of the process development and process transfer efforts. The report shall include an executive summary, brief description of methods, results, and conclusions pertaining to all process development activities, technical transfer training records and report, inventory of reagents provided by SAIC, and raw data in PDF format.

•	The final report shall also contain sufficient data for use in the CMC section of the IND submission including, but not limited to, details of the cloning and development of the expression strain CS533-129.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.	Quality Requirements

In addition to the Quality Requirements stated in the SOW, Pfenex shall execute a Quality Management Plan suitable for process development and technical transfer (see Section 10).

3.1.	Pfenex shall provide a scientific, technical, and administrative infrastructure to ensure quality control of all process development and technical transfer activities.

3.2.	The quality management plan shall include use of any materials, instruments/equipment, methods, procedures utilized in the process development and technical transfer.

3.3.	At a minimum, Pfenex shall ensure:

•	Facilities in which SAIC’s materials are maintained in a safe and secure manner and allow limited access.

•	Personnel have the necessary education and training in all procedures relevant to work assignments; training and qualifications are verified by leadership of Pfenex.

•	SOPs will be used to document policies and procedures. SOPs will be version controlled and approved by key personnel.

•	An effective tracking/tracing system or procedure is in place for all materials and equipment used in this contract.

•	Equipment calibration and maintenance are performed as required and are documented.

3.4.	The Quality management plan shall govern Pfenex’s commitment to quality and ensure that procedures addressing the following requirements are in place.

•	SOPs

•	Document/version control

•	Equipment maintenance and repair

•	Training: adherence of staff to required schedules

•	Data management

•	Record management system

•	Safety plan

•	Asset tracking and management

•	Building and facility monitoring

•	Adherence to Federal or other applicable regulatory requirements appropriate for work on this contract

•	Operational deviations and failures will be investigated through root cause analysis, which will be documented.

3.5.	Cold/frozen and controlled temperature storage chambers have continuous monitors with alarms or are monitored at least every 4 hours by security staff. Any deviations will be immediately reported to Pfenex staff.

3.6.	Effective cold chain management practices are in place for the handling of materials, products and samples.

3.7.	Investigation are initiated upon incident discovery (excursion from written procedure, policy, or protocol). Upon request, copies results of investigations are submitted to SAIC for review.

3.8.	SAIC may schedule in-plant and other visits at Pfenex to audit quality of activities conducted in this contract.

4.	Record Management Requirements

Pfenex shall maintain a record management system suitable for process development and technical transfer (see Section 10, Quality Management Plan).

4.1.	Pfenex shall have a record management system that permits detailed records to be made concurrently with the performances of each process development activity.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.2.	Records and documents shall be created and maintained in a manner that allows version control, handling steps, tests, retests, investigations, data, and results.

4.3.	Record and document security systems shall be adequate to ensure confidentiality and privacy of proprietary information. Confidential or proprietary information shall be restricted to staff with a need for access and inspectors from regulatory agencies. Records shall be readily accessible for inspection by authorized personnel from SAIC.

4.4.	Records and documents shall be maintained for a minimum of 5 years after the completion of process development and technical transfer. SAIC shall be contacted for disposal or transfer instructions at the end of a records storage period or at the end of the subcontract POP.

4.5.	Electronic records shall be backed up daily on a separate server or network. Weekly backups shall be stored on an appropriate media, e.g., CD, tape, and stored off-site.

4.6.	Corrections or changes in a record shall be made in accordance with a quality monitoring procedures suitable for managing process development and technical transfer.

4.7.	Unless alternate agreements are made, all raw data and laboratory notebooks related to this subcontract shall be made available to SAIC upon request.

5.	Table 1. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Technical	purified CSP from process development	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
2	Technical	purified CSP from engineering and training runs	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
3	Technical	Unused reagents provided by SAIC	Within 2 weeks of SAIC request	Sent to SAIC designee in proper shipping containers
4	Technical	fermentation
5	Technical
6	Technical			PDF or Word document
7	Technical			PDF or Word document
8	Technical			PDF or Word document
9	Technical			PDF or Word document
10	Technical			PDF or Word document
11	Technical			PDF or Word document
12	Technical			PDF or Word document
13	Technical			PDF or Word document
14	Technical			PDF or Word document
15	Reporting			Telecom
16	Reporting			PDF or Word document

*	Days = Calendar days

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

SUBCONTRACT AGREEMENT

FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

Modification 06

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	06

ADDRESS:	DPAS RATING:	Not Rated

10790 Roselle Street San Diego, CA 92121	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)
	VALUE: FUNDED:	$4,055,873.00 $2,640,928.02

The purpose of this modification is to add subcontract value, incremental funding and a Statement of Work, dated May 2, 2011, entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ and Process Manufacturing. The modification results from Pfenex Inc’s proposal, dated May 11, 2011. As a result, the award value is increased from $3,093,173.00 by $962,700.00 to $4,055,873.00.

Article 1.0 PRICE is modified to read as follows:

The total not-to-exceed PRICE of Subcontract No. P010022290 is increased by $962,700.00 from $3,093,173.00 to $4,055,873.00 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2011. The total FUNDING of Subcontract No. P010022290 is increased by $327,800.00 from $2,313,128.02 to $2,640,928.02 including profit.

Article 1.3 INVOICES is modified to read as follows:

Invoices shall contain the following information: subcontract number, subproject number, Stage #. Invoices may be mailed or emailed to:

Science Applications International Corporation

Attention: Michael A. Younkins

5202 Presidents Court, Suite 110

Frederick, Maryland 21703

Michael.A.Younkins@saic.com

Article 2.0 TECHNICAL AND CONTRACTUAL POINTS OF CONTACT is modified to replace Earleen Smith with the following:

SAIC (BUYER):

Contractual: Michael A. Younkins

Article 1.4 PAYMENT — is modified to read as follows:

(a) Original Subcontract Award: For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage.

Subcontract Modification #2: For each of the two Milestones in the Statement of Work dated May 4, 2010 (modification #2) there will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

Subcontract Modification #4: For each of the two Milestones in the Statement of Word dated November 15, 2010 (modification #4) there will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subcontract Modification #5: The table shown in Mod #5 shall be utilized for Milestone Invoice dates of submission and Invoice Amounts for the Milestones defined in the Statement of Work dated December 13, 2010 (modification #5). There will be two invoices each totaling 50% of the price for each Milestone, an initial invoice upon commencement of the Milestone and a final invoice upon acceptance of the final report and associated deliverables for each Milestone.

Subcontract Modification #6: The following table shall be utilized for Milestone Invoice submission:

(see next page)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Milestone	Payment	Amount	Duration

Antigen 1 & Antigen 2 Milestone 1	50% upon commencement	$[*]	Approximately 8 weeks from receipt of synthetic genes
Antigen 1 & Antigen 2 Milestone 1	50% upon delivery of report	$[*]

Antigen 1 Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon commencement	$[*]	Approximately 6 weeks from receipt of written authorization to proceed
Antigen 1 Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon delivery of report	$[*]

Antigen 2 Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon commencement	$[*]	Approximately 6 weeks from receipt of written authorization to proceed
Antigen 2 Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon delivery of report	$[*]

Antigen 1 Milestone 2A [Optional]: [*] pure [*] protein from 3 selected [*] clones respectively to SAIC	50% upon commencement	$[*]	Approximately 7 weeks from receipt of written authorization to proceed
Antigen 1 Milestone 2A [Optional]: [*] pure [*] protein from 3 selected [*] clones respectively to SAIC	50% upon delivery of report	$[*]
Antigen 2 Milestone 2A [Optional]: [*] pure [*] protein from 3 selected [*] clones respectively to SAIC	50% upon commencement	$[*]
Antigen 2 Milestone 2A [Optional]: [*] pure [*] protein from 3 selected [*] clones respectively to SA IC	50% upon delivery of report	$[*]

Antigen I Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens-[*] Research Cell Bank (RCB)	50% upon commencement	$[*]	Approximately 4 weeks from receipt of written authorization to proceed

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Antigen 1 Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens-[*] Research Cell Bank (RCB)	50% upon delivery of report	$[*]

Antigen 2 Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens-[*] Research Cell Bank (RCB)	50% upon commencement	$[*]	Approximately 4 weeks from receipt of written authorization to proceed
Antigen 2 Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens- [*] Research Cell Bank (RCB)	50% upon delivery of report	$[*]

(b) Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the invoice and determine if the invoice is acceptable. If Buyer reasonable deems the invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Pfenex may charge Prime +2% on all overdue amounts.

Article 17.0 ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated May 11, 2011

2.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

3.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

4.	Attachment C (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls

5.	Attachment II: Statement of Work and Schedule dated July 2009, Subcontract Modification #2 dated May 4, 2010, Subcontract Modification #4 dated November 15, 2010 and Subcontract Modification #5 dated January 1, 2011.

All other Subcontract terms and conditions remain unchanged.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	May 25, 2011	Date:	6/1/2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™

And Process Manufacturing

Malaria Vaccine Production and Support Services

May 2, 2011

Subcontract Modification 6

1.	Scope of Work

Independently and not as an agent of SAIC, Pfēnex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the proof-of-principle evaluation of expressing full-length and functional [*], suitable for use with [*] in combination vaccines, utilizing Pfēnex Expression Technology™. Pfēnex shall provide antigens, cell banks, and reports and other documentation related to the development and manufacturing process, as required in the deliverables (Table 1). Milestones in this subcontract modification include:

Antigen	Milestone

CeITOS	Milestone 1: Evaluation of [*] expression in Pfēnex Expression Technology™
Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™
Milestone 2A [Optional]: Provide [*] pure [*] protein from 3 selected [*] clones respectively to SAIC
Milestone 3 [OPTIONAL]: Preparation and Characterization of a Pseudomonas-[*] Research Cell Bank (RCB)

TRAP	Milestone 1: Evaluation of [*] expression in Pfēnex Expression Technology™
Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™
Milestone 2A [Optional]: Provide [*] pure [*] protein from 3 selected [*] clones respectively to SAIC
Milestone 3 [OPTIONAL]: Preparation and Characterization of a Pseudomonas-[*] Research Cell Bank (RCB)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

SAIC will provide the following information and materials:

1.1.	Background literature/references relating to [*].

1.2.	Suitable reference materials and sera relating to [*] if available.

2.	Period of Performance

The period of performance (POP) for this effort is upon award through September 2014.

3.	Technical Requirements

3.1.	Milestone 1: Evaluation of [*] expression in Pfēnex Expression Technology™

3.1.1.	Pfēnex shall clone and express a synthesized full-length [*] gene sequences (minus the GPI sequence) in Pfēnex Expression Technology™.

3.1.1.1.	The coding region for the [*] from Pf strain [*] shall be optimized, synthesized, and cloned into a minimum of [*] different Pfēnex expression vectors.

3.1.1.2.	Pfenex shall transform the resulting plasmids into a strain of Pfēnex Expression Technology™ and plate onto selective medium.

3.1.1.3.	Pfēnex shall select a series of positive clones from assorted vectors and verify correct coding sequences of insert.

3.1.2.	Pfēnex shall assess the expression of [*] in Pfēnex Expression Technology™ at [*] scale in a minimum of [*] unique strains

3.1.2.1.	Pfēnex shall transform the resulting plasmids into up to [*] selected host strains. (A minimum of [*] unique Expression Strains)

3.1.2.2.	Pfēnex shall perform [*] as a primary screen.

3.1.2.3.	Pfēnex shall verify the target band on [*] (if antibody is available), and [*].

3.1.3.	Pfēnex shall issue a final report of milestone 1 efforts.

3.1.3.1.	Report shall include an executive summary, brief description of test method with a reference to corresponding SOP, test results (i.e. small scale growth, expression, analytical), and conclusion. Copies of raw data including sequencing data shall be included as an appendix.

3.2.	Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™

3.2.1.	Pfēnex shall screen multiple fermentation conditions at the [*] scale using [*] Expression Strains to evaluate protein quality and expression levels

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

3.2.1.1.	Execute experiments to screen multiple fermentation conditions in mini-bioreactors for protein expression and protein quality. ([*] fermentations per strain)

3.2.1.2.	Pfēnex shall perform [*] analysis on samples from each of the fermentations.

3.2.1.3.	Pfēnex shall verify the target band and its solubility on [*]

3.2.2.	Pfēnex shall confirm selected conditions used at the [*] scale and verify conditions are suitable at the high cell density fermentation [*] scale to evaluate protein quality and expression levels of selected strains chosen based on data generated in 3.2.1.3.

3.2.2.1.	Pfēnex shall confirm selected conditions and strains identified in the screening experiments in a scalable high cell density fermentation process in multiplex fermentors for protein expression and protein quality.

3.2.2.2.	Pfēnex shall collect multiple time point samples for evaluation of protein expression levels and quality

3.2.2.3.	Pfēnex shall utilize a [*] method as appropriate to prepare samples from the best fermentation of each expression strain for supply to SAIC.

3.2.2.3.1. Pfēnex shall transfer to SAIC samples of the filtered whole cell lysate or periplasmic release extract and cell free broth for further in vitro analysis.

3.2.2.3.2. Pfēnex shall perform [*] on samples from each fermentation.

3.2.2.3.3. Pfēnex shall verify the target band and its solubility on [*]

3.2.3.	Pfēnex shall issue a final report of milestone 2 efforts.

3.2.3.1.	Report shall include an executive summary, brief description of test methods with associated reference to SOPs, data (i.e. small scale growth, expression, analytical), and conclusion. Copies of raw data shall be included as an appendix.

3.3.	Milestone 2A [Optional]: Provide [*] pure [*] protein from [*] selected [*] clones respectively to SAIC

3.3.1.	Pfenex shall evaluate up to four [*] to capture [*] protein using batch binding experiments in 96-well plate format.

3.3.2.	Pfenex shall conduct small scale capture chromatography runs using up to two selected [*] to evaluate purification of [*] protein.

3.3.3.	Pfenex shall conduct small scale secondary chromatography runs using up to two selected [*] using elution pool from the primary capture column runs.

3.3.4.	Pfenex shall evaluate up to [*] for reduction of [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

3.3.5.	Pfenex shall analyze the final purified proteins and the filtered lysate using analytical methods including [*]

3.3.5.1.	Pfenex shall assess the difference in endotoxin level between filtered lysate and purified [*]

3.3.5.2.	Pfenex shall also assess the conformational integrity of the purified [*]

3.3.6.	If the quality and purity of purified protein is deemed acceptable by SAIC for R&D non-clinical studies, Pfenex shall ship the resulting purified [*] protein ([*]) from [*] selected [*] clones to SAIC.

3.4.	Pfenex shall issue a final report of purification efforts.

3.4.1.	Report shall include an executive summary, brief description of methods, results and conclusions, inventory of reagents provided by SAIC, and raw data in PDF format.

3.5.	Milestone 3 [OPTIONAL]: Preparation and Characterization of a Pseudomonas-[*] Research Cell Bank (RCB)

Pfenex shall prepare a non-GMP Research Cell Bank (RCB).

3.5.1.	Pfēnex shall generate [*] vials of RCB

3.5.2.	Pfēnex shall store the RCB a temperature-controlled -80°C freezer which has a monitoring system.

3.5.3.	A [*] scale fermentation run shall performed to confirm productivity

3.5.3.1.	Pfēnex shall harvest and prepare filtered lysate from the [*] fermentation ([*] working volume)

3.5.3.2.	Plasmid retention shall be evaluated using viable count plating of the samples on selective and non-selective media.

3.5.3.3.	Structural stability shall be evaluated using plasmid restriction digests.

3.5.4.	Pfēnex shall perform a characterization analysis of the generated Pseudomonas-[*]

3.5.4.1.	Phenotype of the strain shall be determined by plating on [*]

3.5.4.2.	Culture purity analysis shall be performed on the RCB.

3.5.4.3.	[*]

3.5.4.4.	Pfēnex shall confirm the [*]

3.5.5.	Pfenex shall issue a final report of milestone 3 efforts.

3.5.5.1.	Report shall include, but no be limited to, an executive summary, description of cell banking methods and materials used, with associated reference to SOPs, characterization data, raw material certificates of analysis, and copies of raw data.

3.5.5.2.	A draft report shall be submitted to SAIC two weeks following completion of task and a final copy submitted one week following SAIC comments.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

4.	Quality Requirements

Pfenex shall maintain a Quality System that meets scientific expectations of traceability, reliability and control. Pfenex shall be responsible for the development and demonstration of suitability of contracted deliverables as well as providing reports and managing this project in a manner that meets scientific expectations of traceability, reliability and control ensuring that the filtered whole cell lysate or periplasmic release extract and cell free broth produced and analyzed in the developed process and assays have the quality, and identity they purport.

5.	Meeting and Conference Requirements

Unless an alternative directive is provided; meeting, conference, and audit support shall include the following:

5.1.	Pfēnex shall schedule a kickoff meeting via on-site meeting with SAIC within 7 days of award. The agenda shall be provided by Pfenex in advance. The purpose of the kickoff meeting is formal introduction of key staff and project management, technical and contractual discussions, and initial action items required to initiate contract work.

5.2.	Pfēnex shall participate in biweekly meetings and/or teleconferences with SAIC. Such meetings may include, but are not limited to, meetings to discuss the technical (e.g., assay designs and critical reagents), quality, schedule, regulatory, and contractual aspects of the program and site visits to Pfenex’s facilities. All visits to Pfēnex’s facility shall be prearranged. Pfēnex shall be responsible for preparing meeting agendas and summaries. Meeting minutes shall be captured by Pfēnex and are due to SAIC within 7 days after the completion of a biweekly teleconference.

5.3	Pfēnex also shall be available for ad hoc support (e.g., phone calls and e-mails) to SAIC as required for project communications.

6.	Reporting Requirements

6.1.	Monthly Technical and Business Progress Report: A monthly TPR shall be submitted to the SAIC management point of contact by the eighth of each month during subcontract POP.

6.1.1.	The TPR shall cover the work accomplished as well as issues and proposed resolutions that occur during each reporting period.

6.1.2.	Each TPR also shall contain an updated monthly project management schedule to indicate work completed and any change in schedule. Deliverables shall be incorporated into the schedule.

6.2.	Reports should include an updated inventory log, and a notice of any temperature deviations of equipment storing SAIC material. The report shall also document any changes made to methods and procedures utilized for the cloning and expression efforts.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

6.2.1.	Report shall include invoicing information for work performed during each reporting period and anticipated work activities.

6.3.	Documentation to Support an IND or Amendment: Data generated under this subcontract may be incorporated into an FDA submission. Pfenex shall provide a list of relevant SOPs or other control, development and testing documents as requested.

7.	Subcontract Deliverables

Table 3 summarizes documents and other deliverables due to SAIC at the indicated timelines.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

Table 1. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Project Management	Final Project Schedule	To be submitted within 1 week of kickoff meeting; schedule to be baselined within 3 weeks of award	1 electronic file, Preferably .mmp format
2	Meeting Requirement	Meeting Agenda	1 day prior to regular meetings, 3 days prior to kickoff	1 electronic Word document or email
3	Meeting Requirement	Meeting Summaries	7 days after meetings	1 electronic Word document
4	Technical Requirement	Milestone Reports [if funded]	Draft: 2 weeks following completion of procedure Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF
8	Technical Requirement	Antigen deliverables	2 weeks following completion of requirement.	Sent to SAIC designee in proper shipping containers

*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

Core B. Carrier Protein Production

P.I. Pfenex, Inc. San Diego, CA

Project Summary

The overall goal of the Core is to express and produce carrier proteins for conjugation to [*] discovered in Projects 1 and 2. Special emphasis will be on the production of [*] containing strategically inserted [*] to serve as anchors for targeted attachment of [*] and [*]. We expect that such an immunogen with a focused [*] will have a better chance of eliciting neutralizing antibodies than the [*] with its unpredictable host-dependent glycan shield. In order to eliminate any other [*], we will express [*] in a [*] protein expression system. Further we will incorporate [*] at the sites of [*] to enable targeted attachment of synthetic [*] at correct sites.

Attempts to express [*] in E. coli has been difficult, generally resulting in production of insoluble material that refolds with very poor yields. The Pfenex Expression Technology™ platform represents a new paradigm of microbial strain development that overcomes the slow iterative process of strain selection and high failure rates for protein production in E. coli. Pfenex has developed a proprietary strain of P.fluorescens specifically as a protein production platform to enable rapid development of expression strains capable of expressing high titers of soluble, active protein. Using a combinatorial matrix of expression plasmids and host strains, along with high throughput methods for growth and analysis of expression strain candidates, identification of a production strain and development of a first fermentation process can be achieved rapidly. Importantly, yields of soluble protein of ~ 1 gram per liter can be achieved upon optimization of fermentations conditions. Initial expression studies (Aim1) will be done using the codon-optimized sequence of the [*] from the [*] as it has been shown to express epitopes recognized by each [*]. Next (Aim2), we will express [*] incorporating [*] at positions of [*] attachment such as positions [*]. This will enable attached of synthetic [*] at specific locations on [*] as part of Project 2. Subsequent studies will use [*], as required.

Core B Specific Aims

Aim 1. Efficiently express select [*] proteins in a prokaryotic system to produce non-glycosylated carrier proteins for elicitation of enhanced [*] responses

Codon optimized [*] genes will be cloned into [*] unique plasmids, which will be transformed into [*] unique host strain backgrounds resulting in a total of [*] unique expression strains. Following the small scale expression, Pfenex will perform analytical testing on the product produced from each of the Expression Strains, including [*]. Furthermore, Pfenex will scale up production and purification of selected strains and provide purified protein for Projects 1, 2, and 3.

1.1	Develop P.fluorescens strains that efficiently express [*]

1.2	Develop P. fluorescens strains for efficient production of [*]

1.3	Scale up and purifiy [*] from above aims to provide ~ 1 gram of each protein to Projects 1, 2 and 3

1.4	Produce ~ 1 gram of [*] for use as a carrier protein for Project 1 and for use as a control for experiments in Project 2

Aim 2. Efficiently express select [*] proteins in Pseudomonas fluorescens to produce soluble [*] proteins containing [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1

Codon optimized DNA designed to insert [*] known to be critical for binding to[*] will be cloned into [*] unique plasmids, which will be transformed into [*] unique host strain backgrounds resulting in a total of [*] unique expression strains. Following the small scale expression, Pfenex will perform analytical testing on the product produced from each of the Expression Strains, including [*]. Emphasis will be placed on selection of strains that secrete high quantities of protein into the periplasmic space to facilitate purification. Three – five high-producer strains will be selected for scale up production and purification to provide [*] for Projects 2 and 3.

2.1	Develop P.fluorescens strains that efficiently express [*]

2.2	Scale up and purify [*] from strains developed in Aim 2.1 to provide ~ 1 gram of protein to support Projects 2 and 3.

Research Plan

Significance. The development of a vaccine to prevent AIDS is the best hope for controlling the epidemic that has led to infection of more than 30 million people with the HIV-1 virus worldwide. A vaccine approach that reduces viral load would certainly be beneficial, but one that elicits sterilizing immunity would be preferred. Conventional vaccine approaches based on delivery of HIV-1 envelope (Env) proteins or peptides derived from Env sequences have failed to generate broadly neutralizing antibodies (bNAbs) to the virus, which mutates rapidly to escape from the immune response. Recently, [*] have been discovered from subjects in the [*]. Several of these antibodies, including [*] determinants alone or in the context of the [*] protein. Importantly, these antibodies are even more potent (i.e., they neutralize HIV-1 at lower antibody concentrations) than other newly discovered [*]. Immunogens that elicit antibodies similar to the [*] could be ideal vaccine candidates.

(b) Innovation. The HIV-1 Env is shrouded with oligomannose glycans that obscure potential neutralization sites and prevent the elicitation of broad and potent immune responses. Partial removal of glycans has been shown to improve the immunogenicity of [*]. From a practical perspective, [*] are notoriously difficult to express in abundance in either mammalian or prokaryotic systems. In mammalian expression systems, yields of only 10-20µg per liter are common, and in E. coli expression results mainly in the production of insoluble material that is difficult to refold. Furthermore, glycosylation patterns in proteins derived from biological production systems are typically highly variable whereas using synthetic chemical methods we can obtain pure glycans in a manner that may be scaled for ultimate large scale production.

Our overall goal is to discover and develop an [*] exposure and targeted synthetic glycan modifications to elicit broadly neutralizing glycoprotein-specific immune responses. Specifically, we will employ the new broad and potent antibodies [*], which bind [*]. These sugar-binding antibodies require [*] and appear to require the [*] on the [*]. We plan to prepare vaccines that contain a constrained synthetic glycan attached specifically to [*] at the site of native [*]. The critical innovation required to meet this goal is the production of a large quantity (~ 1 gram) of soluble [*]. The Pfenex Expression System has the following unique properties that will ensure a high probability of success that will enable us to meet the above requirements:

Please list attributes…

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

(c) Approach.

Show steps involved in production of [*] as “preliminary data” to describe how you will approach the production of [*]

It is expected that our approach will elicit an immune response to [*] as well as to protein epitopes normally concealed by endogenous glycans. We recognize that this could have the mixed benefit of focusing the antibody response on the linked glycan while potentially diverting the immune response to non-neutralizing epitopes. However, efforts to eliminate non-neutralizing protein epitope by, for example, eliminating V loops, has not proven to be beneficial in focusing the immune response on neutralizing epitopes. Rather than trying to limit induction of non-neutralizing epitope, our approach it to stimulate a robust antibody response to the entire immunogen, especially to the glycans presented in the [*]. Glycoconjugate vaccines such as Prevnar (for the prevention of pneumococcal diseases) have been extremely successful in reducing invasive pneumococcal disease in humans despite induction of strong immune responses to the carrier protein.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

SUBCONTRACT AGREEMENT

Modification 07

SUBCONTRACTOR: Pfenex Inc.	SUBCONTRACT #:	P010022290
	MODIFICATION #:	07

ADDRESS: 10790 Roselle Street San Diego, CA 92121	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

Period of Performance: Sep 11, 2009 thru Sep 21, 2014	VALUE: FUNDED:	$4,055,873.00 $2,640,928.02

The purpose of this modification is to extend the period of performance, at no additional cost, FROM Sep 11, 2009 through Sep 21, 2011 TO Sep 11, 2009 through Sep 21, 2014. The total value and funding value remain unchanged at $4,055,873 and $2,640,928.02 respectively. The address for Pfenex, Inc. is revised to that shown above.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX, INC.		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	9/9/11	Date:	9/9/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

Modification 08

SUBCONTRACTOR: Pfenex Inc.	SUBCONTRACT #:	P010022290
	MODIFICATION #:	08

ADDRESS: 10790 Roselle Street, San Diego, CA 92121	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE COMMERCIAL ITEMS (GOVERNMENT)

Period of Performance: Sep 11, 2009 thru Sep 21, 2014	VALUE: FUNDED:	$4,055,873.00 $2,863,328.02

The purpose of this modification is to provide incremental funding in the amount of $222,400.00. As a result, the funding value is increased FROM $2,640,928.02 BY $222,400.00 TO $2,863,328.02. The total value remains unchanged at $4,055,873.00.

Article 1.0 PRICE is modified to read as follows:

The total not-to-exceed PRICE of Subcontract No. P010022290 is $4,055,873.00 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $2,863,328.02 including profit.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	09/29/2011	Date:	09/29/2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

Modification 09

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION#:	09

ADDRESS:	DPAS RATING:	Not Rated

10790 Roselle Street, San Diego, CA	TYPE:	FIRM FIXED PRICE COMMERCIAL
92121		ITEMS (GOVERNMENT)

Period of Performance:	VALUE:	$4,055,873.00

Sep 11, 2009 thru Sep 21, 2014	FUNDED	$3,135,328.02

The purpose of this modification is to provide incremental funding in the amount of $272,000.00. As a result, the funding value is increased FROM $2863,328.02 BY $272,000.00 TO $3,135,328.02. The total value remains unchanged at $4,055,873.00.

Article 1.0 PRICE is modified to read as follows:

The total not-to-exceed PRICE of Subcontract No. P010022290 is $4,055,873.00 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $3,135,328.02 including profit.

All other Subcontract terms and conditions remain unchanged

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX, INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Patrick Lucy		Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	11-17-11	Date:	11-17-2011

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

Modification 10

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc.	MODIFICATION #:	10

ADDRESS:	DPAS RATING:	Not Rated

10790 Roselle Street, San Diego, CA 92121	TYPE:	FIRM FIXED PRICE COMMERCIAL
		ITEMS (GOVERNMENT)
Period of Performance:	VALUE:	$4,055,873.00
Sep 11, 2009 thru Sep 21, 2014	FUNDED:	$3,915,373.26

The purpose of this modification is to provide incremental funding in the amount of $780,045.24. As a result, the funding value is increased FROM $3,135,328.02 BY $780,045.26 TO $3,915,373.26. The total value remains unchanged at $4,055,873.00.

Article 1.0 PRICE is modified to read as follows:

The total not-to-exceed PRICE of Subcontract No.P010022290 is $4,055,873.00 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No.P010022290 is $3,916,373.26 including profit.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	December 12, 2011	Date:	12/13/11

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

Modification 11

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290

Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	11
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE

COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	VALUE: FUNDED:	$4,171,178.75 $4,030,679.01

The purpose of this modification is to increase the total award value by $115,305.75 for additional work; Stage 5A/ Preliminary [*]. As a result of this modification, the total value is increased FROM $4,055,873.00 BY $115,305.75 TO $4,171,178.75. The total funded amount is increased FROM $3,915,373.26 BY $115,305.75 TO $4,030,679.01.

Statements of Work entitled “[*], November 21, 2011, Subcontract Modification 11” are herein incorporated into and made part of Subcontract No. P010022290.

Article 1.0 PRICE is modified to read as follows:

The total not-to-exceed PRICE of Subcontract No. P010022290 is $4,171,178.75 including profit. This subcontract is incrementally funded for work to be performed through March 21, 2014. The total FUNDING of Subcontract No. P010022290 is $4,030,679.01 including profit.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Michael A. Younkins
(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Michael A. Younkins
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	12/21/11	Date:	1/3/12

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

November 8, 2011

Steve C. Huang, PhD, RAC, PMP

Project Manager

Science Applications International Corporation (SAIC)

5202 Presidents Court

Suite 110

Frederick, MD 21703

Dear Steve,

Please find enclosed Pfenex Inc.’s proposal in response to SAIC’s Request for Proposal regarding the Preliminary Formulation Development of rCSP. The scope of work will be Contract Modification 11 to Subcontract #P010022290 related to SAIC Prime Contract # N01-AI-05421. The total Firm Fixed Price of this program in accordance with Statement of Work enclosed is $70,500 inclusive of materials cost.

This proposal is valid for 120 days from today’s date.

I look forward to working with you on this program.

Sincerely,

/s/ Patrick Lucy

Patrick Lucy

Vice President of Business Development & Marketing

Pfenex Inc.

301 Newbury Street PMB #251

Danvers, MA 01923

Tel. (978) 887-4971

PKL@Pfenex.com

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfenex Expression TechnologyTM

and Process Manufacturing

Malaria Vaccine Production and Support Services

November 11, 2011

Subcontract Modification

Stage 5A: Preliminary Formulation of rCSP

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the production of additional filtered lysates, and purified full-length CSP expressed in Pfenex Expression TechnologyTM. As part of this support, Pfenex shall be required to provide summary reports related to the preliminary formulation of rCSP.

2.	Technical Requirements

2.1.	Screen buffer Systems

2.1.1.	Pfenex shall evaluate at a minimum [*] that can accommodate concentrations of [*].

2.1.1.1.	Components/pH in the buffer systems should be suitable for human use.

2.1.1.2.	The buffer systems may include, but are not limited to the following.

No.	Buffer	pH	Tonicity Modifier	Stabilizer

1	[*]	[*]	[*]	[*]

2	[*]	[*]	[*]	[*]

3	[*]	[*]	[*]	[*]

4	[*]	[*]	[*]	[*]

5	[*]	[*]	[*]	[*]

2.1.1.3.	Compatibility of the buffer systems and CSP shall be analyzed. The methods that may include, but are not limited to, [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.	Short term stability monitoring

2.2.1.	Upon selection of suitable buffer system(s) for [*], a short term stability shall be conducted to monitor the quality changes of [*] in the selected buffer systems.

2.2.2.	The short term stability shall include, but are not limited to, the following temperature and time points

Stress	Conditions	Time Point(s)
Temperature	[*]	[*]

2.2.3.	[*] quality in the selected buffer systems.

2.2.4.	At the minimum, one aliquot per temperature and per time point shall be assessed

2.2.4.1.	Testing methods for the CSP stability may include, but are not limited to, [*].

2.2.5.	Upon SAIC’s request, Pfenex shall provide [*] in the selected buffer system and concentration to SAIC for further testing

2.3.	Final Report

2.3.1.	Pfenex shall issue a final report.

The report shall include an executive summary, detailed description of methods including system suitability controls, list of all raw materials and their source, results, conclusions, inventory of reagents provided by SAIC, and all raw data in PDF format.

3.	Deliverables to SAIC

Deliverable	Requirement	Item	Date	Form
1	Reporting	Final Report	Draft: 2 weeks following completion Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed Pdf

2	Technical	rCSP	Upon SAIC’s request	Proper shipping condition

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Cost Proposal

The pricing for the proposal shall be based upon commercial rates and is inclusive of costs for supplies, materials and reports. The pricing is broken down as follows:

Total Price – $[*]

Payment Terms – [*] upon delivery of final report.

Labor – Approximately [*] hours

Materials – $[*]

Timescale – Approximately eight (8) weeks from commencement to issuance of final report

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

November 21, 2011

Steve C. Huang, PhD, RAC, PMP

Project Manager

Science Applications International Corporation (SAIC)

5202 Presidents Court

Suite 110

Frederick, MD 21703

Dear Steve:

Please find enclosed Pfenex Inc.’s proposal in response to SAIC’s Request for Proposal regarding the Characterization of Fourteen (14) rCSP Monoclonal Antibodies. The scope of work will be Contract Modification 11 to Subcontract #P010022290 related to SAIC Prime Contract # N01-AI-05421. The total Firm Fixed Price of this program in accordance with Statement of Work enclosed is $45,000 inclusive of materials cost.

This proposal is valid for 120 days from today’s date. I look forward to working with you on this program.

Sincerely,

/s/ Patrick Lucy

Patrick Lucy

Vice President of Business Development & Marketing

Pfenex Inc.

301 Newbury Street PMB #251

Danvers, MA 01923

Tel. (978) 887-4971

PKL@Pfenex.com

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfēnex Expression TechnologyTM

and Process Manufacturing

Malaria Vaccine Production and Support Services

November 21, 2011

Subcontract Modification

Stage 6A: Characterization of 14 rCSP monoclonal antibodies

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the production of additional filtered lysates, and purified full-length CSP expressed in Pfēnex Expression TechnologyTM. As part of this support, Pfenex shall be required to provide summary reports related to the characterization of 14 of rCSP monoclonal antibodies (mAbs).

2.	Technical Requirements

2.1.	[*]

2.1.1.	Pfenex shall characterize the provided [*] for their applications [*] and [*].

2.1.1.1.	In both [*] and [*], Pfenex shall screen [*] against the purified rCSP and its forced-degraded derivatives.

2.1.1.2.	For forced degradation, the purified rCSP shall be subjected to, but is not limited to, [*].

2.1.1.3.	Pfenex shall capture forced degradation conditions at which stability of the product can be reflected by the use of certain mAbs in [*].

2.1.1.4.	Forced-degraded derivatives of rCSP will also be analyzed by analytical methods that include, but is not limited to, [*].

2.2.	Final Report

2.2.1.	Pfenex shall issue a final report.

The report shall include an executive summary, detailed description of methods including system suitability controls, list of all raw materials and their source, results, conclusions, inventory of reagents provided by SAIC, and all raw data in PDF format.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	Deliverables to SAIC

Deliverable	Requirement	Item	Date	Form

1	Reporting	Final Report	Draft: 2 weeks following completion Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF

2	Technical	rCSP	Upon SAIC’s request	Proper shipping condition

4.	Cost Proposal

The pricing for the proposal shall be based upon commercial rates and is inclusive of costs for supplies, materials and reports. The pricing is broken down as follows:

Total Price – $[*]

Payment Terms – [*] upon delivery of final report.

Labor – Approximately [*] – Included

Timescale – Approximately six (6) weeks from commencement to issuance of final report

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT

Modification 12

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290
Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	12
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	Modification Value:	$122,288.00
	FUNDED:	$4,152,967.01
	Ceiling VALUE:	$4,612,816.75

The purpose of this modification is to increase the ceiling value by $441,638.00 and funding value by $122,288.00 for additional work as stated below.

Effective date of this modification is February 24, 2012.

Pfenex shall be required to provide (i) gene synthesis and strain engineering of PfRh5 in pseudomonas fluorecens, (ii) optimize fermentation for 1 L scale, (iii) purified 10mg protein from three selected clones, and (iv) produce research cell bank and conduct cell bank testing.

As a result of this modification, the total ceiling value is increased FROM $4,171,178.75 BY $441,638.00 TO $4,612,816.75. The total funded amount is increased FROM $4,030,679.01 BY $122,288.00 TO $4,152,967.01.

Statements of Work entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ And Process Manufacturing Malaria Vaccine Production and Support Services, dated February 6, 2012 Subcontract Modification 12” are herein incorporated into and made part of Subcontract No. P010022290 and is attachment 1 to this modification 12.

Article 1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $4,612,816.75 including profit. This subcontract is incrementally funded for work to be performed through March 21, 2014. The total FUNDING of Subcontract No.P010022290 is $4,152,967.01 including profit.

Article 1.3 INVOICES is modified to read as follows:

Invoices shall contain the following information: subcontract number, subproject number, Stage #. Invoices may be mailed or emailed to:

Science Applications International Corporation

Attention: Carol Frishman

5202 Presidents Court, Suite 110

Frederick, Maryland 21703

carol.c.frishman@saic.com

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 2.0 TECHNICAL AND CONTRACTUAL POINTS OF CONTACT is modified to replace Michael Younkins with the following:

SAIC (BUYER):

Contractual: Carol Frishman

Article 1.4 PAYMENT — is modified to add the following:

(a)	Original Subcontract Award: For each Stage of work there will be two invoices each totaling 50 % of the price for each Stage of Work, an initial invoice upon commencement of the Stage and a final invoice upon acceptance of the final report for each Stage.

The following table shall be utilized for Milestone Invoice submission for Modification 12:

Milestone	Payment	Amount	Duration

Milestone 1: Strain Screening	50% upon commencement	[*]	Approximately 8 weeks from receipt of synthetic genes
Milestone 1: Strain Screening	50% upon delivery of report	[*]

Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon commencement	[*]	Approximately 6 weeks from receipt of written authorization to proceed
Milestone 2 [OPTIONAL]: Fermentation Assessment of [*] in Pfēnex Expression Technology™	50% upon delivery of report	[*]

Milestone 2A [OPTIONAL]: Provide [*] pure PfRh5 protein from [*] selected [*] clones respectively to SAIC	50% upon commencement	[*]	Approximately 7 weeks from receipt of written authorization to proceed*
Milestone 2A [OPTIONAL]: Provide [*] pure [*] protein from [*] selected [*] clones respectively to SAIC	50% upon delivery of report	[*]

Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens- [*] Research Cell Bank (RCB)	50% upon commencement	[*]	Approximately 4 weeks from receipt of written authorization to proceed
Milestone 3 [OPTIONAL]: Preparation and Characterization of a P. fluorescens- [*] Research Cell Bank (RCB)	50% upon delivery of report	[*]

*	Duration for Milestone 2A will depend on expression and quality data of [*] from Milestone 2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Payment terms will be Net 45 days from date of invoice. Upon receipt of invoice Buyer shall within five (5) business days review the invoice and determine if the invoice is acceptable. If Buyer reasonable deems the invoice unacceptable Buyer shall contact Seller and Seller shall reissue a conforming invoice with a new date of invoice. If (1) Buyer does not pay on time or (2) Buyer’s financial responsibility becomes unsatisfactory (S&P rating below BBB- or Moody’s rating below Baa3) to Seller and Seller deems itself insecure, Seller may accelerate the due date and demand immediate payment on any outstanding invoice for Product, or may require cash payments or satisfactory security for future deliveries and for payment of all sums owed under this Agreement. Buyer agrees to pay all costs and expenses, including reasonable attorney’s fees, incurred by Seller in the collection of any sum payable by Buyer to Seller, or in the exercise of any remedy. Pfenex may charge Prime +2% on all overdue amounts.

Article 17.0 ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated February 6, 2012.

2.	Statements of Work and Schedules as follows:

Modifications - 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part Ill — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C (Enclosure 2; (Rev. 412009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Carol Frishman

(Signature)		(Signature)

Name:	Patrick Lucy	Name:	Carol Frishman

(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

Date:	2/24/12	Date:	2/24/12

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Statement of Work

Evaluation of [*] Expression in Pfēnex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

May 20, 2013

Subcontract Modification

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, and facilities for the full development of a manufacturing process for the [*] expressed from [*] clone using Pfēnex Expression Technology™ and technical transfer of the process to a SAIC designated cGMP manufacturing facility with processing capabilities and equipment compatible with the upstream and downstream process developed by Pfenex. The process shall be suitable for a scale up, at a minimum, of a [*] fermentation scale and follow-on purification, upon transfer. As part of this project, Pfenex is required to provide related meeting support, reports, and deliverables as listed in Table 1.

1.1.	SAIC will provide the following information and materials:

•	Background literature/references relating to [*].

•	Additional [*] monoclonal antibodies (mAbs) and control Rh5, if required.

•	Shipping instructions for purified [*] protein and other materials.

2.	Technical Requirements

As a follow-on to the successful production, testing and selection of a [*] expressing cell line under the original subcontract and Mod 12 which was composed of: (i)-Evaluation of [*] (Stage 1), (ii)-Fermentation assessment of [*] (Stage 2A/Mod 12) and (iv)-Preparation and characterization of Pseudomonas-[*] (Stage 3); SAIC now requires Pfenex to develop a manufacturing process suitable for a scale up, at a minimum, of a [*] fermentation scale and follow-on purification for the SAIC selected clone [*] and technical transfer of the process to a SAIC designated cGMP manufacturing facility with processing capabilities and equipment compatible with the upstream and downstream process developed by Pfenex.

2.1.	Stage 4: Fermentation Optimization of cell line [*]

2.1.1.	Pfenex shall apply computer-aided, statistically-based design of experiments (DoE) to examine fermentation parameters [*] expression. Design and execute 2-level fractional factorial experiments to screen up to five (5) factors (e.g. pH and temperature) [*] expression in an 8-unit multiplex 1L bioreactor system.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Please Note: Appropriate samples for yield determination and analysis will be collected throughout the fermentation runs.

2.1.2.	Perform the appropriate analysis on selected pre- and post-induction samples taken from the fermentations.

2.1.3.	Use JMP statistics software to analyze the data. Based on the conclusions, design a confirmation round of experiments up to a total of [*] X 1L fermentations.

2.1.4.	Evaluate [*] titer and quality on selected samples utilizing ELISA and western blot analysis development from Stage 7 Product Specific Analytical Method Development.

2.1.5.	The optimized fermentation condition shall be confirmed in up to [*] scale per round.

2.1.6.	The optimized fermentation shall produce material which can be subsequently purified to meet product quality safety specifications required for human use when produced under cGMP conditions.

2.1.7.	A technical study report shall be issued following the completion of the work.

2.1.7.1.	Pfenex shall submit the optimized fermentation procedure/protocol to SAIC for review and approval.

2.1.7.2.	Document shall also contain, at a minimum, in process parameters examined, rational for parameters selected, and copies of the raw data.

2.2.	Stage 5: Purification Process Development

2.2.1.	Pfenex shall develop a cGMP ready downstream purification process.

2.2.2.	Pfenex shall perform up to six rounds of [*] fermentation runs to supply cell paste for the experiments outlined in this stage of work.

2.2.3.	Pfenex shall develop a downstream purification process based on lessons learned from Stage 2A ([*] purification strategy).

2.2.4.	Pfenex shall design and execute a fractional factorial design to optimize protein release and purity [*].

2.2.5.	Pfenex shall evaluate efficiency (throughput, purity, recovery) of bulk separation of soluble and insoluble material by [*].

2.2.6.	Pfenex shall develop [*] will permit the material [*] to be filtered through a [*].

2.2.7.	Pfenex shall analyze samples taken throughout the primary recovery development for [*] yield and purity.

2.2.8.	Pfenex shall utilize the process intermediate from 2.2.7 to design and execute a resin screen (microtiter plate scale) for the primary capture chromatography step. Up to [*] will be screened for the best conditions for capacity. The best two resins will be screened in a second round using up to [*] conditions to determine selectivity.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.9.	Pfenex shall compare screening leads from 2.2.8 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin

2.2.10.	The primary column resin and associated conditions selected from 2.2.9 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.11.	Pfenex shall utilize the elution pool from 2.2.10 to develop and execute a resin screen for the second chromatography step. Up to [*] will be screened for the best capacity and selectivity. The best resin will be screened in a second round using up to [*].

2.2.12.	Pfenex shall compare screening leads from 2.2.11 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin.

2.2.13.	The second column resin and associated conditions selected from 2.2.12 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.14.	Pfenex shall utilize the elution pool from 2.2.13 to design and execute a resin screen for the polishing chromatography step. Up to eight resins will be screened for the best capacity and selectivity. The best resin will be screened in a second round using up to 36 conditions for efficiency and selectivity.

2.2.15.	Pfenex shall compare screening leads from 2.2.14 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin.

2.2.16.	The polishing column resin and associated conditions selected from 2.2.12 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.17.	[*] from 2.2.16 will be buffer exchanged into the final drug substance buffer determined in Stage 6 using [*]. [*] parameters will be optimized to minimize processing time while maintaining product quality.

2.2.18.	For each downstream unit operation, Pfenex shall conduct hold studies to determine process intermediate stability.

2.2.19.	Pfenex shall perform analysis during development that may include [*].

2.2.20.	Pfenex shall perform a pilot scale integrated purification run to confirm scale-up parameters and overall process performance.

2.2.20.1.	Pfenex shall collect and analyze intermediate samples taken during the integrated run for protein yield, purity and contaminant profile.

2.2.20.2.	Pfenex shall provide [*] produced from the integrated run to SAIC or its designee.

2.2.20.3.	Pfenex shall perform analysis of integrated run final material that may include [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.21.	Pfenex shall submit the developed purification process procedures and protocols to SAIC for review and approval before moving forward to engineering run (Stage 8).

2.2.21.1.	Document shall also contain, at a minimum, processes examined, rational or processes selected, and copies of the raw data.

2.2.22.	Pfenex shall ship [*] generated during development to a SAIC designated facility; however, Pfenex may retain all or a portion of the material produced for subsequent studies.

2.3.	Stage 6: BDS Formulation Development

2.3.1.	With material generated from Stage 5 Purification Process Development, Pfenex shall screen and evaluate at a minimum [*] buffer systems that are compatible with [*].

2.3.1.1.	Components/pH in the buffer systems should be suitable for human use and may include stabilizing excipients.

2.3.1.2.	Pfenex will measure compatibility of the buffer systems using SEC-HPLC and/or other stability indicating assays.

2.3.2.	Pfenex shall confirm the selected buffer systems to monitor quality changes of [*].

2.3.3.	Pfenex shall perform a short-term stability monitoring of selected, suitable buffer systems(s) to monitor quality changes of [*] and/or other stability indicating assays.

2.3.3.1.	Short term stability monitoring shall include the following temperature and time points:

Stress	Conditions	Time Point(s)
Temperature	[*]	[*]

2.3.3.2.	[*].

2.3.4.	Upon SAIC’s request, Pfenex shall provide [*] in the selected buffer system and concentration to SAIC for further testing

2.3.5.	Pfenex shall issue a final report. The report shall include an executive summary, detailed description of methods including system suitability controls, list of all raw materials and their source, results, conclusions, inventory of reagents provided by SAIC, and all raw data in PDF format.

2.4.	Stage 7: Product Specific Analytical Method Development

2.4.1.	Pfenex shall develop product specific in-process and final product analytical methods and provide standard operating procedures (SOPs) for each method.

Please Note: Method qualification may be performed as optional.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4.2.	Pfenex shall establish acceptance criteria and specifications in consultation with SAIC, where applicable, that will be the basis for release and stability monitoring. The specifications shall be appropriate for a Phase 1 clinical product.

2.4.3.	For in-process testing of low purity fermentation and purification samples, the testing shall include: [*] analysis.

2.4.4.	For release testing of bulk drug substance, the testing shall include: [*]

2.4.5.	For characterization of bulk drug substance, the testing shall include: [*]

2.4.6.	Pfenex shall recommend and submit the developed analytical and characterization testing, including procedures, protocols, and their results, to SAIC for review and approval.

2.4.7.	(Optional) Analytical method qualification shall be performed on methods developed.

2.4.7.1.	Qualification protocols and report template shall be issued for review and approval

2.4.7.2.	Qualification report shall be issued and include data and summary tables.

2.5.	Stage 8: Engineering Run

2.5.1.	Pfenex shall perform a complete engineering run at the [*] scale to ensure reproducibility of previously drafted procedures.

2.5.2.	Pfenex shall develop master batch production records (BPRs) for the engineering run that covers all of upstream and downstream process, and identifies where the in-process tests occur and what volume is removed for testing. SAIC will be provided copies of the master BPRs for review and approval prior to use.

2.5.3.	Pfenex shall submit the completed BPRs to SAIC upon the completion of the engineering run.

2.5.4.	Pfenex shall execute the release and characterization testing as accomplished in Stage 7 for the engineering run material.

2.5.5.	Pfenex shall set aside aliquots for the stability program described below, and ship the remaining [*] from the engineering run to a SAIC designated facility in aliquots to be determined at a later timepoint.

2.5.6.	(Optional) Pfenex may perform additional engineering run(s) if required by SAIC

2.5.6.1.	Pfenex shall develop master batch production records (BPRs) for the engineering run that covers all of upstream and downstream process, and identifies where the in-process tests occur and what volume is removed for testing. SAIC will be provided copies of the master BPRs for review and approval prior to use.

2.6.	Stage 9: Stability Program

2.6.1.	Pfenex shall conduct a non-GMP stability monitoring of the [*]. Pfenex shall submit the stability monitoring plans for the engineering run to SAIC for review and approval.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6.2.	The stability of purified [*] from the engineering run will be evaluated for stability at conditions [*].

Method/Test –70°C, 5°C, 25°C/60% relative humidity (RH), 40°C/75% RH	Initial Testing (T=0)	1 mo	2 mo	3 mo
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X
[*]	X	X	X
[*]	X			X

2.6.3.	Stability monitoring assessment shall include: [*]

2.6.4.	A stability report shall be submitted to SAIC at each stability timepoint and include, at minimum, assays utilized with associated SOP, test results in table format, conclusion, trending data, and copies of raw data.

2.7.	Stage 10: Process Training and Transfer

2.7.1.	Pfenex shall train SAIC’s cGMP contract manufacture organization (CMO) on the manufacturing process and shall transfer the BPRs (master and completed) and analytical method SOPs.

2.7.2.	As part of the process training and transfer Pfenex shall conduct at least one successful training run.

2.7.3.	The process yield from the process training run shall be within acceptable scientific variation from the engineering run performed in Stage 8.

2.7.4.	The process training run shall demonstrate within acceptable scientific variation reproducibility as compared to Stage 8, in all up- and down-stream processes including growth rate in fermentation, quantity and quality of Rh5 in lysate, in primary recovery, in each process step, and in final product.

2.7.5.	Pfenex shall provide to SAIC and to SAIC designated CMO the RCB and a full process transfer package with all information necessary for the transfer of the manufacturing process.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7.6.	The full process transfer package shall include the following items:

2.7.6.1.	Bill of materials and suggested suppliers

2.7.6.2.	Detailed fermentation and purification process procedures (master BPRs)

2.7.6.3.	Listing of instruments/equipment

2.7.6.4.	Detailed testing procedures (SOPs)

2.7.6.5.	Technical specification for the bulk drug substance

2.7.6.6.	Health/Safety/Environment assessment of all materials and process

2.7.6.7.	Detailed characterization of purified protein/buffer and intermediates

2.7.6.8.	Stability testing plan and final report

2.7.6.8.1.	Research cell bank growth parameters and technical information

2.7.6.8.2.	Construct expression information and test results

2.7.7.	The process transfer and associated training records for the transfer to the clinical CMO shall be well documented and be provided to SAIC in the final report.

2.8.	CMC Support

2.8.1.	Pfenex shall provide support in reviewing CMC sections and documents related to IND submission including details of the cloning and development of the expression strain [*].

3.	Quality Requirements

In addition to the Quality Requirements stated in the SOW, Pfenex shall execute a Quality Management Plan suitable for process development and technical transfer (see Section 10).

3.1.	Pfenex shall provide a scientific, technical, and administrative infrastructure to ensure quality control of all process development and technical transfer activities.

3.2.	The quality management plan shall include use of any materials, instruments/equipment, methods, procedures utilized in the process development and technical transfer.

3.3.	At a minimum, Pfenex shall ensure:

3.3.1.	Facilities in which SAIC’s materials are maintained in a safe and secure manner and allow limited access.

3.3.2.	Personnel have the necessary education and training in all procedures relevant to work assignments; training and qualifications are verified by leadership of Pfenex.

3.3.3.	SOPs will be used to document policies and procedures. SOPs will be version controlled and approved by key personnel.

3.3.4.	An effective tracking/tracing system or procedure is in place for all materials and equipment used in this contract.

3.3.5.	Equipment calibration and maintenance are performed as required and are documented.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4.	The Quality Management Plan shall govern Pfenex’s commitment to quality and ensure that procedures addressing the following requirements are in place.

3.4.1.	SOPs

3.4.2.	Document/version control

3.4.3.	Equipment maintenance and repair

3.4.4.	Training: adherence of staff to required schedules

3.4.5.	Data management

3.4.6.	Record management system

3.4.7.	Safety plan

3.4.8.	Asset tracking and management

3.4.9.	Building and facility monitoring

3.4.10.	Adherence to Federal or other applicable regulatory requirements appropriate for work on this contract

3.4.11.	Operational deviations and failures will be investigated through root cause analysis, which will be documented.

3.5.	Cold/frozen and controlled temperature storage chambers have continuous monitors with alarms or are monitored at least every 4 hours by security staff. Any deviations will be immediately reported to Pfenex staff.

3.6.	Effective cold chain management practices are in place for the handling of materials, products and samples.

3.7.	Investigation are initiated upon incident discovery (excursion from written procedure, policy, or protocol). Upon request, copies results of investigations are submitted to SAIC for review.

3.8.	SAIC may schedule in-plant and other visits at Pfenex to audit quality of activities conducted in this contract.

4.	Record Management Requirements

Pfenex shall maintain a record management system suitable for process development and technical transfer (see Section 10, Quality Management Plan).

4.1.	Pfenex shall have a record management system that permits detailed records to be made concurrently with the performances of each process development activity.

4.2.	Records and documents shall be created and maintained in a manner that allows version control, handling steps, tests, retests, investigations, data, and results.

4.3.	Record and document security systems shall be adequate to ensure confidentiality and proprietary information. Confidential or proprietary information shall be restricted to staff with a need for access and inspectors from regulatory agencies. Records shall be readily accessible for inspection by authorized personnel from SAIC.

4.4.	Records and documents shall be maintained for a minimum of 5 years after the completion of process development and technical transfer. SAIC shall be contacted for disposal or transfer instructions at the end of a records storage period or at the end of the subcontract POP.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5.	Electronic records shall be backed up daily on a separate server or network. Weekly backups shall be stored on an appropriate media, e.g., CD, tape, and stored off-site.

4.6.	Corrections or changes in a record shall be made in accordance with a quality monitoring procedures suitable for managing process development and technical transfer.

4.7.	Unless alternate agreements are made, all raw data and laboratory notebooks related to this subcontract shall be made available to SAIC upon request.

5.	Table 1. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form

1	Technical	[*] from process development	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor

2	Technical	[*] from engineering run	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor

3	Technical	Unused reagents provided by SAIC	Within 2 weeks of SAIC request	Sent to SAIC designee in proper shipping containers

4	Technical	Optimized fermentation procedure and protocols	Within 3 week of completion	PDF or Word document

5	Technical	Selected primary recovery method	Within 3 week of completion	PDF or Word document

6	Technical	Purification process procedures and protocols	Within 3 week of completion	PDF or Word document

7	Technical	Recommended analytical and characterization testing	Within 3 week of completion	PDF or Word document

8	Technical	Master BPRs for the engineering run	2 weeks prior to initiation	PDF or Word document

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deliverable	Requirement	Item	Date*	Form

9	Technical	Master BPRs for the second engineering run, etc	2 weeks prior to initiation	PDF or Word document

10	Technical	Completed BPRs for the engineering run	Within 3 week of completion	PDF or Word document

11	Technical	Completed BPRs for the second engineering run, etc	Within 3 week of completion	PDF or Word document

12	Technical	Stability monitoring plans for engineering run(s)	2 weeks prior to initiation	PDF or Word document

13	Technical	stability reports	3 week following each indicated time point	PDF or Word document

14	Technical	Full Process transfer package	4 weeks following completion of engineering run	PDF or Word document

15	Reporting	Biweekly Meeting and minutes	Meeting as scheduled, minutes within a week of the meeting	Telecom

16	Reporting	Monthly Reports	Due by the 8th of each month during the performance of work efforts	PDF or Word document

17	Reporting	CMC Support	Final: 3 weeks after receipt of SAIC CMC sections provided for review	Draft: Word document

*	Days = calendar days

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7A PRICE SHEET for Subcontract P010022290

May 24, 2012

Pricing is based upon commercial rates and is inclusive of costs for supplies, materials (except as noted) and reports.

Stage 7A Activity	Payment Terms (50% upfront/50% issuance of final report)		Estimated Labor (hours)	Estimated Materials Costs	Estimated Timescales

2.1.1 [*]	$	[*]	[*]	[*]	3 weeks

2.1.2 [*]	$	[*]	[*]	[*]	2 weeks

2.1.3 [*]	$	[*]	[*]	[*]	5 weeks

2.1.4 [*]	$	[*]	[*]	n/a	1 week

2.1.5-2.1.8 [*]	$	[*]	[*]	n/a	3 weeks

2.1.9 [*]	$	[*]	[*]	n/a	2 weeks

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 2 P010022290 Mod 13	Page 1 of 1

SUBCONTRACT AGREEMENT P010022290 Modification 13

SUBCONTRACTOR: Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	SUBCONTRACT #:	P010022290
	MODIFICATION #:	13
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value:	$238,336.00
	FUNDED:	$4,391,303.01
	Ceiling VALUE:	$4,851,152.75

The purpose of this modification is to increase the ceiling value and funding value by $238,336.00 for additional work as stated below.

Effective date of this modification is June 15, 2012.

As a result of this modification, the total ceiling value is increased FROM $4,612,816.75 BY $238,336.00 TO $4,851,152.75. The total funded amount is increased FROM $4,152,967.01 BY $238,336.00 TO $4,391,303.01.

Statement of Work entitled “Evaluation of Malaria CSP Expression in Pfenex Expression TechnologyTM And Process Manufacturing Malaria Vaccine Production and Support Services, dated May 24, 2012 Subcontract Modification 13” is herein incorporated into and made part of Subcontract No. P010022290 as additional work and is attachment 1 to this modification 13.

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $4,851,152.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No.P010022290 is $4,391,303.01 including profit.

Each Stage 7A Activity will commence upon request of SAIC representative in writing only. Payments will be made in accordance with Article 1.4 of this subcontract.

17.0 ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment 1: Statement of Work and Schedule dated May 24, 2012, Mod 13.

2.	Attachment 2: 7A Price Sheet

3.	Statements of Work and Schedules as follows:

Modifications -12 dated 2/6/12, 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C: (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on data shown.

PFENEX INC			SCIENCE APPLICATION INTERNATIONAL CORPORATION

/S/ Patrick Lucy			/s/ Carol Frishman

(Signature)			(Signature)

Name:	Patrick Lucy	Date 6/20/12	Name:	Carol Frishman	Date 6/20/12

(Type or Print)			(Type or Print)

Title:	Vice President of Business Development		Title:	Subcontracts Administrator

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfenex Expression TechnologyTM

And Process Manufacturing

Malaria Vaccine Production and Support Services

May 24, 012

Subcontract Modification 13

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the production of additional filtered lysates, and purified [*] expressed in Pfenex Expression TechnologyTM. As part of this support, Pfenex shall be required to provide summary reports related to the development and manufacturing process, other documentation as required in the deliverables, bacterial cell lysates and reagent-[*] protein under specifications defined in Stage 7. Pfenex shall provide antigens, and reports and other documentation related to the development and manufacturing process, as required in the deliverables (Table 1). Milestones in this subcontract modification include:

Table 1. Milestones for CSP

Antigen	Milestones	Timeline
rCSP	Stage 7A: [*]	7-10 weeks, followed by Report in 2 weeks

SAIC will provide the following information and materials:

1.1.1.	Background literature/references relating to [*].

1.1.2.	Additional [*] and control [*], if required.

1.1.3.	Shipping instructions for filtered lysates and purified [*]

2.	Technical Requirements

2.1.	Stage 7A: Provide improvements to [*] purification process for manufacture at large-scale (pilot) scale and provide rCSP purified material to SAIC’s Repository designate

2.1.1.	Pfenex shall investigate thawed lysate precipitation using centrifugation of thawed lysate to remove precipitation.

2.1.2.	Pfenex shall develop [*] to test for reduction of host cell protein levels to [*]. Note: SAIC shall decide on approval of Activity 2.1.3 pursuant to results from Activity 2.1.2.

2.1.3.	Pfenex shall incorporate a third chromatography step to reduce host cell protein levels to[*], pursuant to results from Activity 2.1.2.

2.1.4.	Pfenex shall perform buffer development to define acceptable deviation thresholds on key buffer formulations to better understand variability from preparation to preparation, and confirm buffers are robust, i.e. will meet process specifications from lot to lot.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.5.	Pfenex shall incorporate final buffer formulation from Stage 5A Preformulation Development of [*] Drug Substance and confirm at large-scale purification.

2.1.6.	Pfenex shall perform up to [*] scale fermentations to generate cell paste to support large-scale purification efforts. Targeted expression titer ranges shall be [*].

2.1.6.1	Whole broth samples will be analyzed for titer by [*].

2.1.7.	Pfenex shall place in-process samples from the large-scale purification (Activity 2.1.5) on a short stability study to characterize hold times. The final [*] will be incorporated into Stage 8 Stability Program.

2.1.8.	Pfenex shall ship the remaining purified [*] to SAIC’s repository designate.

2.1.9.	Pfenex shall issue a final report of Stage 7A efforts.

2.1.9.1	Pfenex shall refine master BPRs for the large-scale (pilot) development work that cover all downstream process and identified where procedures are modified, if any. SAIC will be provided copies of the master BPRs for review and approval prior to use.

3.	Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form

1	Project Management	Final Project Schedule	To be submitted within 1 week of kickoff meeting; schedule to be baselined within 3 weeks of award	1 electronic file, Preferably .mmp format

2	Meeting Requirement	Meeting Agenda	1 day prior to regular meetings, 3 days prior to kickoff	1 electronic Word document or email

3	Meeting Requirement	Meeting Summaries	7 days after meetings	1 electronic Word document

4	Technical Requirement	7A Milestone Report	Draft: 2 weeks following completion of procedure Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF

5	Technical Requirement	Antigen deliverables	2 weeks following completion of requirement	Sent to SAIC designee in proper shipping containers

*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7A PRICE SHEET for Subcontract P010022290

May 24, 2012

Pricing is based upon commercial rates and is inclusive of costs for supplies, materials (except as noted) and reports.

Stage 7A Activity	Payment Terms (50% upfront/ 50% issuance of final report)	Estimated Labor (hours)	Estimated Materials Costs	Estimated Timescales

2.1.1 Precipitation Issues	$34,560	120	n/a	3 weeks

2.1.2 HCP method development	$14,824	48	$1,150 (ELISA kit)	2 weeks

2.1.3 HCP Reduction by Chromatography	$86,400	300	$17,250 (resins)	5 weeks

2.1.4 Buffer Development	$13,824	48	n/a	1 week

2.1.5-2.1.8 Large-scale (Pilot) demonstration	$77,208	216	n/a	3 weeks

2.1.9 Final Report	$11,520	40	n/a	2 weeks

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 14

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290
Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	14
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value:	$1,086,563.00
	FUNDED:	$5,477,866.01
	Ceiling VALUE:	$5,937,715.75

The purpose of this modification is to increase the ceiling value and funding value for additional work as stated below.

Effective date of this modification is July 31, 2012.

As a result of this modification, the total ceiling value is increased FROM $4,851,152.75 BY $1,086,563.00 TO $5,937,715.75. The total funded amount is increased FROM $4,391,303.01 BY $1,086,563.00 TO $5,477,866.01.

Statement of Work entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ And Process Manufacturing Malaria Vaccine Production and Support Services June 22, 2012 Subcontract Modification” is herein incorporated into and made part of Subcontract No. P010022290 as additional work and is attachment 1 to this modification 14.

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $5,937,715.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $5,477,866.01 including profit.

This Milestone Activity will commence upon request of SAIC representative in writing only. Payments for this modification 14 will be made in accordance with the schedule as outlined below.

Milestone	Invoicing	Amount
Milestone 1: Technology Transfer (including CMO Upfront Payments)	Due upon execution of the contract modification	$864,209.00
Project Management Storage & Shipping	Due upon Initiation of GMP manufacturing run	$222,354.00

Total for modification 14 Activity		$1,086,563.00

ADDITIONAL TERMS AND CONDITIONS:

1.	SAIC is responsible for all regulatory and quality issues related to Mod 14/cGMP Manufacturing.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	In the event SAIC shall be required to recall the Product because such SAIC Product may violate local, state or federal laws or regulations, or the laws or regulations of any applicable foreign government or agency, or does not conform to the Specifications, or in the event that SAIC elects to institute a voluntary recall, withdrawal, field alert or similar action (collectively a “Recall”), SAIC shall be responsible for coordinating such Recall. SAIC shall promptly notify Pfenex if the SAIC Product is the subject of a Recall and provide Pfenex with a copy of all documents relating to such Recall. Pfenex shall reasonably cooperate with Client in connection with any Recall and shall cause any of its Subcontractors to do the same, at SAIC’s expense. SAIC shall be responsible for all of the costs and expenses of such Recall except to the extent caused by a Limited Latent Defect in which case Pfenex shall cause the CMO to reimburse SAIC to that extent for its reasonable, direct and documented out of pocket expenses, up to an aggregate limit of $100,000 for all such Recall(s).

3.	If SAIC terminates Mod 14 then all unavoidable termination fees/costs incurred by Pfenex shall be reimbursed by SAIC.

17.0	ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated June 22, 2012, Mod 14.

2.	Statements of Work and Schedules as follows:

Modifications -13 dated 6/15/12, 12 dated 2/6/12, 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C: (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.			SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy			/s/ Carol Frishman
(Signature)			(Signature)

Name:	Patrick Lucy	August 2, 2012	Name:	Carol Frishman	8/2/12

(Type or Print)		Date	(Type or Print)		Date

Title:	Vice President of Business Development		Title:	Subcontracts Manager

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™

And Process Manufacturing

Malaria Vaccine Production and Support Services

June 22, 2012

Subcontract Modification

1.	Background

The National Institute of Allergy and Infectious Diseases, Division of Microbiology and Infectious Diseases (DMID), directed Science Applications International Corporation [Malaria Vaccine Production and Support Services Program, prime contract NO1-A1-05421] to develop early-phase malaria vaccines. SAIC provides project and quality management as well as regulatory support for DMID’s malaria vaccine development efforts. Under subcontract agreement (P010022290) with SAIC, Pfenex has developed a [*]. Currently, Pfenex has reached “Stage 9: Process Training and Transfer” which will facilitate the cGMP manufacture, release, and stability monitoring drug substance (DS) for use in Phase 1 clinical trials at a third party contract manufacture organization (CMO). As part of the Stage 9 agreement, Pfenex will coordinate with the CMO to perform the follow activities:

•	Pfenex shall train the Pfenex-selected CMO manufacturing and QC staff, as necessary, using the information in the Pfenex technology transfer package.

•	SAIC shall provide Pfenex selected CMO the working cell bank vials and WCB growth parameters and technical information

•	Pfenex shall provide Pfenex selected CMO a full process transfer package with all information necessary for the successful transfer of the manufacturing process operable and reproducible at a minimum of [*] fermentation scale and shall include, but is not limited to, the following items:

•	Bill of materials and suggested suppliers

•	Detailed fermentation and purification process procedures (master BPRs)

•	Listing of instruments/equipment

•	Detailed testing procedures (SOPs)

•	Technical specification for the bulk drug substance (BDS or DS)

•	Health/Safety/Environment assessment of all materials and process

•	Detailed characterization of purified protein/buffer and intermediates

•	Construct expression information and test results

•	The process transfer and associated training records of CMO personnel for the transfer to the CMO shall be well documented and be provided to SAIC in the final report.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

To further the successful transfer and manufacture of the [*] from Pfenex to the CMO, SAIC herein requests Pfenex to identify and subcontract a cGMP qualified CMO to perform the DS manufacture and release of [*], produced by production strain [*] for use in Phase 1 clinical trials.

2.	Period of Performance

The period of performance (POP) for this effort is upon approval of the change of scope through September 2014.

3.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all necessary services, qualified personnel, and travel as needed to conduct the CMO subcontract technical management & coordination, cGMP manufacture and release of [*].

4.	Technical Requirement

Pfenex Project Management and SAIC shall create a Project Coordination Team (PCT) that shall provide scientific, technical, and administrative oversight to ensure the efficient planning, initiation, implementation, and management of all activities carried out for the execution of Pfenex’s subcontract with the CMO. Details of the roles and responsibilities of the SAIC and Pfenex team members are described in detail in Section 5, Project Management). Pfenex shall provide necessary ad hoc support to the CMO to ensure the success of all technical requirement activities. Upon SAIC’s request, Pfenex shall arrange for SAIC’s visit and audit at the CMO for monitoring tech transfer, engineering run(s) and GMP production activities, as well as other any other Quality Assurance functions (see Section 6, Quality for more details).

The technical requirement include the following milestones:

Milestone 1: Technical transfer

Milestone 2: Engineering runs (Optional)

Milestone 3: GMP manufacture (Optional)

Milestone 4: Testing and release of [*] at CMO (Optional)

Milestone 5: Regulatory support (Optional)

4.1	Milestone 1: Technical transfer

4.1.1	Beyond the agreed upon tech transfer activities to be undertaken under the existing Stage 9 agreement, Pfenex shall provide management and coordinating activities, between SAIC, Pfenex and the selected CMO, for the suitable scale [*] fermentation, process, and analytical methods transfer at the CMO.

4.1.1.1	The PCT (Project Coordination Team) shall ensure that all updates, changes, decisions, findings, and study reports at the CMO site are directly transferred to Pfenex and SAIC within 48 hours of receipt or notification. SAIC shall be responsible for approval.

4.1.2	The PCT shall provide all necessary documents for approval of transfer analytical methods, fermentation, and purification process of rCSP to the selected CMO at 5 L-scale.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.3	The tech transfer runs shall generate sufficient interim non-GMP reference material to be used in the analysis of the engineering run(s).

4.1.3.1	The interim reference standard (IRS) must pass the following tests: [*].

TESTS			SPECIFICATIONS
Appearance	[*]		[*]
Identification	A.	[*]	[*]
	B.	[*]	[*]
Protein content	[*]		[*]
Purity	A.	[*]	[*]
	B.	[*]	[*]
	C.	[*]	[*]
Structural characterization (for information only)	A.	[*]	[*]
	B.	[*]	[*]
Safety	A.	[*]	[*]
	B.	[*]	[*]
	C.	[*]	[*]
	D.	[*]	[*]
Potency	[*]		[*]

*	Target specifications may be revised prior to the GMP run

4.1.3.2	The IRS shall be aliquoted into up to [*]. (Note: assuming > [*] concentration)

4.1.3.3	The IRS shall be placed on a 3-month stability program as outlined in the table below.

Method/Test	Initial Testing (T=0)	1 month	2 month	3 month
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.1.4	The PCT shall provide SAIC QAD all reports documenting the success of the transfer of analytical methods, fermentation, and purification to Pfenex-selected CMO, including all materials, SOPs, and raw data generated in the transfer.

4.1.4.1	PCT shall provide sufficient supporting evidence of the success of the transfer to SAIC QAD for approval.

4.1.4.2	PCT shall receive the go/no go decision from SAIC QAD before moving forward to the engineering runs.

4.2	Milestone 2: Engineering runs (Optional)

4.2.1	PCT shall provide management and coordinating activities, between SAIC, Pfenex and the selected CMO, for all engineering run activities

4.2.1.1	PCT shall ensure that all updates, changes, decisions, findings, and study reports at the CMO site are directly transferred to SAIC within 48 hours of receipt or notification

4.2.2	The PCT shall provide all reports documenting the success of the engineering runs, including all materials, SOPs, and raw data generated in the transfer to Pfenex and SAIC QAD. SAIC QAD is responsible for approval.

4.2.3	Up to two successful [*] runs shall be performed that will be of sufficient quality to be utilized in GLP toxicity studies.

4.2.3.1	Unused cell paste from successful [*] fermentation runs shall be aliquoted into [*] batch sizes and stored in -80°C at Pfenex CMO, under agreed upon monitoring conditions.

4.2.3.2	One successful [*]-scale purification run shall be performed with each [*] fermentation run. Note: current process flow diagram of [*]-scale purification run is provided for budgetary purposes (Exhibit 1).

4.2.3.3	Potency data is not necessary BEFORE proceeding to second engineering run or GMP run. A decision will be submitted to SAIC QAD for approval based on the process and analytical data.

4.2.4	The engineering run(s) shall generate interim sufficient quantity of non-GMP reference material to be used in future testing of GMP manufactured lots of [*].

4.2.4.1	The reference standard must pass the assays designated as release and characterization tests as specified by the PCT for the GMP BDS lot.

4.2.4.2	The reference standard shall be aliquoted in up to [*] and stored frozen at [*]. (Note: assuming concentration of [*])

4.2.4.3	The reference standard shall be placed on a 12-month stability program with real-time storage, accelerated conditions, and freeze/thaw cycles as outlined in the table below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2.4.4	The stability tests to be performed at a minimum for all temperatures and conditions will be: [*].

Time Point	CSP Reference Standard Storage Temperature
	≤-65°C	5°C±3°C	40°C±2°C/ 70%±5% RH*
0 (lot release)	X	—	—
1 Month	X	X	X
2 Month	X	X	X
3 Month	X	X	X
6 Month	X	X	X
9 Month	X
12 Month	X
1 Cycle Freeze/Thaw	X
2 Cycle Freeze/Thaw	X
3 Cycle Freeze/Thaw	X

*	RH, relative humidity

4.2.5	PCT shall provide sufficient supporting evidence of the success of the engineering runs to SAIC QAD, i.e., completed BPRs and testing results, for approval

4.2.6	PCT shall receive the go/no go decision from SAIC QAD before moving forward to the GMP manufacturing.

4.3	Milestone 3: GMP manufacture of DS (Optional)

4.3.1	If the second engineering run is successful and is performed with GMP-compliant documentation and quality, then that material shall be utilized as the deliverable for this milestone. CMO must address and resolve issues identified by SAIC QAD in quality audit report prior to commencement of GMP production of BDS.

4.3.2	PCT shall provide management and coordinating activities, between SAIC, Pfenex and the selected CMO, for GMP run activities.

4.3.2.1	Upon SAIC’s request, Pfenex shall facilitate/arrange for SAIC QAD and/or other SAIC representatives, at SAIC’s expense, to conduct audits at the Pfenex-selected CMO to ensure all cGMP activities and associated internal quality assurance (QA) and quality control (QC) review are compliant with U.S. Code of Federal Regulations Parts 210, 211, 600, and 610 and ICH Guidance on Quality of Biotechnological Products.

4.3.2.2	PCT shall ensure that all updates, changes, decisions, findings, and study reports at the CMO site are directly transferred to SAIC QAD within 48 hours of receipt or notification.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.3.3	The master batch production records (MPRs) for the [*] cGMP run shall be provided to the PCT for review and approval.

4.3.4	At a minimum, one successful [*] GMP fermentation run shall be performed using the rPfCSP WCB.

4.3.4.1	Unused GMP cell paste will be aliquoted into 10 L batches in single-use closed bags, and will be stored at the Pfenex selected CMO facility in temperature monitored GMP storage locations (-80°C) under agreed upon monitoring conditions. Temperature monitoring records will be provided by Pfenex to SAIC upon request. SAIC will review shipping records to verify cold chain is maintained.

4.3.5	Pfenex CMO shall perform successful [*]-scale purification(s) and provide 5 to 10 grams of purified GMP-grade CSP meeting the agreed upon specifications to SAIC or SAIC designated location.

4.3.5.1	Interim bulk materials generated in each purification cycle must meet interim release specification to allow pooling to produce final bulk drug substance material.

4.3.5.2	Interim release testing will include, but is not limited to the following, [*].

4.3.6	Following PCT provided guidance, the drug substance (DS) shall be dispensed in aliquots suitable for long-term storage, release testing, and stability monitoring.

4.3.6.1	SAIC aliquot sizes and container closures are:

•	[*]

•	Stability Samples: Vial component figuration to be determined (Note: [*])

4.3.6.2	PCT to approve bottle specifications and labels in advance of the fills. (Stability monitoring of GMP Bulk DS will be determined at a later stage and scope of work will be handled as a contract modification.)

4.3.7	CMO will ship Bulk drug substance samples to SAIC Designee using pre-approved, qualified shipping vendors, under the agreed upon shipping configuration

4.3.8	The completed BPR shall be internally reviewed by the Pfenex CMO and then submitted to PCT and SAIC QAD for review.

4.4	Milestone 4: Testing and release of [*] DS at CMO (Optional)

4.4.1	All analytical methods to be used at the CMO for release testing shall be qualified, based on mutual agreement within the PCT and SAIC QAD.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4.2	The CoA, including a list of analytical methods and specifications as well as results shall be generated based upon an agreed upon testing plan.

4.4.3	The cGMP [*] DS shall be shipped to an SAIC-designated facility.

4.4.3.1	The CMO shall ensure the shipment will be at the required temperatures using a qualified shipping configuration for dry ice shipments with temperature monitoring. SAIC will be responsible for the review and approval of material following shipping.

4.4.3.2	A material safety data sheet shall be prepared by Pfenex PCT and included in the shipment; duplicates of documents shall be provided to PCT and SAIC QAD.

4.4.4	Any remaining development- and manufacture-related materials, such as cell bank, unpurified lysate, and in-process product, shall be shipped to SAIC’s repository upon SAIC’s request.

4.4.5	PCT shall provide management and coordinating activities, between SAIC, Pfenex and the selected CMO, for release testing activities

4.4.5.1	PCT shall ensure that all updates, changes, decisions, findings, and study reports at the CMO site are directly transferred to SAIC QAD within 48 hours of receipt or notification.

4.5	Milestone 5: Regulatory support (Optional)

4.5.1	The PCT shall transfer from the CMO to Pfenex and SAIC QAD all supporting material for the submission of an IND application by providing Chemistry, Manufacturing, and Control documentation (21CFR312.23) required by U.S. regulatory authorities. The supporting materials shall include, but are not limited to, the following:

4.5.1.1	A detailed description of all production materials, including their derivation and the analytical methodology used to characterize and release these materials.

4.5.1.2	A list of all raw materials, including source and methods to qualify their suitability for further manufacture. All animal-derived raw materials will be specifically identified, including details of country of origin.

4.5.1.3	Analytical method development and /or qualification reports.

4.5.1.4	A detailed description of the production process, including test sample points for intermediate materials and the DS.

4.5.1.5	The DS labels including draft and final.

4.5.1.6	Master and executed BPRs.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5.1.7	Protocol (draft and final) for release testing of production materials and release of lots of DS, including descriptions of analytical methods and target specifications.

4.5.1.8	CoAs for production materials and the DS; a detailed DS lot production report.

4.5.1.9	Stability testing protocol (draft and final) for interim reference materials.

4.5.1.10	Out-of-specification (draft and final) investigational reports.

4.5.1.11	Control documentation for changes in analytical or manufacturing methods.

4.5.1.12	Letter of cross-reference for Pfenex’s CMO Drug Master File.

5.	Project Management

5.1	Pfenex shall appoint a Project Manager who shall provide effective communications with SAIC’s PM and Subcontract Administrator in order to properly execute the manufacture of rPfCSP DS at the CMO. SAIC shall provide an equivalent PM who will coordinate the decisions with Pfenex that can affect scope, cost and schedule for work including testing, performed at the CMO.

5.2	SAIC and Pfenex Project Management shall create a Project Coordination Team (PCT) that shall provide quality, scientific, technical, and administrative oversight to ensure the efficient planning, initiation, implementation, and management of all activities carried out for the execution of Pfenex’s subcontract with the CMO.

5.2.1	The PCT is responsible for: (1) monitoring the CMO’s technical progress, including the surveillance and assessment of performance and recommending to the SAIC Subcontracts Administrator changes in requirements; (2) interpreting the SOW and any other technical performance requirements; (3) performing technical evaluation as required; (4) review invoices against technical work performed (5) performing technical inspections and acceptances required by this subcontract; and (6) assisting in the resolution of technical problems encountered during performance.

5.3	SAIC and Pfenex PMs shall be responsible for:

5.3.1	Facilitate and coordinate the activities the PCT Team members

5.3.2	Project management and communications

5.3.3	Tracking, monitoring, and reporting on status and progress

5.3.4	Establishing and maintaining a risk register

5.3.5	Provide tracking and verification of expenditures

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3.6	Recommending modifications to project requirements and time lines, including projects undertaken by third-tier subcontractors

5.3.7	Providing all deliverables according to the Reporting Requirements and Subcontract Deliverables sections of an agreed upon SOW to the CMO

5.3.8	Scheduling and monitoring of all tests and/or work

5.3.9	Collection and reporting of results

5.4	Any changes in the SOW, POP, delivery schedule, costs incurred during the performance of this subcontract, or terms and conditions for the CMO shall be approved by the SAIC PM and Subcontracts Administrator prior to execution.

5.5	The PCT, through Pfenex Project Management, shall direct the CMO to maintain an accurate inventory and package and transfer all remaining reagents purchased or provided through this subcontract to SAIC or a designated repository. The inventory shall be provided as part of a monthly report. The materials, if applicable, will be transferred in a manner sufficient to preserve their respective cold chains. SAIC will determine who is responsible for making this shipment and method used to maintain cold chain.

6.	Quality

SAIC is contractually responsible for assuring that the CMO maintains a Quality System that ensures compliance with current Good Manufacturing Practices (cGMP) to ensure the product has the necessary safety, purity, identity and other quality attributes that are suitable for its intended use and that these efforts can be duplicated by an independent laboratory based solely on the documentation provided from CMO.

The PCT shall be responsible for the development and demonstration of suitability of contracted deliverables as well as providing reports and managing this project in a manner that meets scientific expectations of traceability and control.

The SAIC Quality Assurance Director (QAD) will verify that all CMO quality systems are in place and maintained prior to the execution of the sub-contracted GMP-related work effort and shall have access to all systems and documentation utilized for completion of this effort. All quality issues at the CMO shall be addressed prior to the execution of GMP-related work. Additionally, the SAIC QAD has the authority for review and final sign-off for acceptance of deliverables. The SAIC QAD has direct communication with the CMO’s QA/QC counterparts. As required, communications may be formal and include official responses to SAIC QAD audit reports, responses to deviations and associated investigation resolution documentation, or informal emails, teleconferences, and face-to-meetings.

SAIC shall perform an award audit of the Pfenex selected CMO to determine its adequacy, assessing the materials, systems, equipment, facilities and equipment to be utilized in the performance of product transfer, the engineering run and the cGMP manufacturing of the DS. Following the audit, SAIC shall provide a written report with stated findings and concerns to both CMO and Pfenex. SAIC shall verify remedial actions are completed by the CMO before GMP-contracted activities are initiated. The CMO shall complete follow-up to issues or concerns

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

raised during quality audits as appropriate. SAIC is responsible for providing final approval of CAPA’s. SAIC QAD will provide on-going quality monitoring and oversight during the execution of sub-contracted activities. SAIC expects to have a person in the plant, as needed, to provide appropriate quality oversight.

7.	Reporting Requirement

The PCT is responsible for monitoring quality, technical performance and budgetary updates and advising the (SAIC and Pfenex) subcontract administrator(s) on programmatic requirements. Further, they are responsible for coordinating these requirements with the USG Project and Contract Officers. Therefore, all communications and reports (technical and financial) from the CMO shall be sent directly to all PCT members (SAIC and Pfenex PMs) simultaneously in order allow unfettered access to all information that impacts technical and financial performance and decision making.

8.	Subcontract Deliverables

Table 1 summarizes documents and other deliverables due to SAIC at the indicated time points.

Deliverable	Requirement	Item	Date	Form
1	Technical	Reports (technology transfer and engineering runs)	Draft: 3 weeks following completion of transfer run Final: 2 weeks after receipt of SAIC comments	PDF or Word document
2	Technical	Remaining non-GMP [*] product (technology transfer and engineering runs) including cell paste interim reference material, and lysates	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor in each container
3	Technical	cGMP master BPRs	Draft: 4 weeks before initiation Final: 2 weeks after receipt of SAIC comments	PDF or Word document
4	Technical	Completed rCSP cGMP BPRs	Draft: 3 weeks following completion of 100 L cGMP run Final: 2 weeks after receipt of SAIC comments	PDF or Word document

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deliverable	Requirement	Item	Date	Form
5	Technical	[*] along with associated raw data	Draft: 3 weeks following completion of cGMP rPfCSP DS release testing Final: 2 weeks after receipt of SAIC comments	PDF or Word document
6	Technical	[*]	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
7	Technical	Remaining cGMP unpurified cell paste and or lysate	Maintain GMP chain	Stored at Pfenex CMO in proper GMP storage conditions
8	Technical	Interim reports and a final stability report for the [*] stability monitoring	Draft: 3 weeks following completion of each time point Final: 2 weeks after receipt of SAIC comments	PDF or Word document
9	Reporting	Biweekly meeting and minutes	Meeting as scheduled, minutes within a week of the meeting	Teleconference
10	Reporting	Monthly reports, including technical progress, and budgeting updates	Due by the 15th of each month during the performance of work efforts	PDF or Word document
11	Technical	Regulatory support documents	Draft: 3 weeks following completion of all activities Final: 2 weeks after receipt of SAIC comments	Draft: Word document Final: Signed Pdf
12	Reporting	Inventory Tracking Report, including banked production materials, reagents, held intermediates and Drug Substance	Due by the 15th of each month during the performance of work efforts	PDF or Word document

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1 of SOW

Pfenex Inc. Confidential

#	Step and Parameters

The process flow sheet is based on purifying 5 L fermentation and projected downstream process after development

In-Process Testing
Fermentation (Pseudomonas fluorescens)
	Inoculum - batch Seed broth volume Fermentation time	0 6 L ~24 h

	Fermentation 2	i
1	Production - high density fed-batch Production broth volume Fermentation time Expression Level	10 L ~48 h 4 g/L 3-4 g/L

Cell Paste by batch centrifugation
2	Production - high density fed-batch Broth aliquot volume Relative Centrifugation Force Centrifugation Temperature Centrifugation Time	1 L, cpy = 10 15900 × g 4°C 60 min

	Cell Reconstruction	i	Hold (-80°C)
3	Feed Paste Mass Cycles Needed Equipment Mix Time Dilution Buffer Dilution buffer amount Total volume upon dilution Step Time Step yield	Frozen (-80°C, Paste from step 3a 2.8 kg (equivalent to 5L broth) 2 Batch mixer 0.5 – 1 hr 20mM tris, 2M area 11.2 L approximate 14 L approximate ~1 hr 100%

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In-Process Testing

4	Cell Lysis	i 2C g (per cycle)
	Feed Equipment Flush buffer Flush buffer amount Homogenization parameter Lysate temperature Number of passes Lysis time Step yield	14 L approximate from step 3 Niro Soayi 2M urea, 20mM Tris, pH 8.2 As needed TBD (critical parameter) Codec to < 12°C with heat exchanger at outlet) 1 pass 1.4 hr approximate (at ~ 0 L/hr) 100%	20% cell lysate: pH, Cond Retain for SDS-PAGE/CGE

5	Dilution of 20% lysate to 10% solids 2C g (per cycle)
	Feed Feed volume Equipment Dilution buffer Dilution buffer amount Total volume upon dilution Pump rate Mix time Step yield	Lysate from step 4 14 L 6C L single use bag Sartorius Stedim 2M urea, 20mM tris, PH 8 14 L approximate 28 L approximate 8 L/min > 10 min 100%	10% cell lysate: pH, Cond Retain for SDS-PAGE/CGE

6	Disk-Stack Centrifugation	i 2C g (per cycle)
	Feed Feed volume Feed Temp Equipment G-force Flow rate	10% lysate from step 5 28 L 15 – 26 °C Westfalia SC -6 15,000 g 0.3 L/mh	Centrate turbidity (HACH NTU as well as Althea equipment measurement)
	Q/S	8.10E-10 m/s
	Backpressure Discharge Interval Discharge Volume Centrate Temp Step Time Step yield	75-82 psi 20 min 0.7 L <20°C, cooled by heat exchanger on the outlet 1.6 hrs 88%

7	Depth Filtration	i 16 g (per cycle)
	Feed Feed volume Equipment Manufacturer Part #	Centrate from Step 6 24.64 L Millistak+XOHC Depth Filter Millipore MXOHC05=S1	Depth Filter Equilibration: pH, cond

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In-Process Testing
	Quantity Filter Area Filter Loading Flowrate Step time Step yield	1 0.22 m2 112 L/m 2 33 – 50 LM-I 0.12 – 0.18 l/min 1 hr, run in parallel with centrugation 95%

8	Sterile Filtration	i 17 g (per cycle)
	Feed Feed volume Equipment Manufacturer Part # Quantity Filter Area Filter Loading Flowrate Step Time Step yield	Filtrate from Step 7, processed in-line 24.64 L Sartobran P (0.45/0.2um) Sartorius 5.235307H9-OO-V 1 0.20 m2 123 L/m2 36-54 LMH 0.12-0.18 L/min N/A run in parallel with step 7 100%	Primary Recovery Filtrate: pH, cond Retain for SDS-PAGE/CGE

9	Freezing of CSP clarified cell culture	i 17 g (per cycle)
	Feed Feed Volume Equipment Manufacturer Part # Quantity Step Time Step Yield	Filtrate from Step 8 24.64 L Sartorius Stedim Bags Sartorious Celsius FFT 2L, Celsius FFT 12L 4 of each part# 48-72hrs Specs TBD 100%

10	Thawing and filtration of CSP clarified cell culture	i 17 g (per cycle)
	Feed Thaw volume Equipment Filter Part # Quantity Filter Area Filter Loading Flowrate Thaw Time Filtration Time Step time Step yield	Filtrate from Step 8 24 L Water Bath @ 25°C TBD TBD 1 TBD m2 TBD L/m2 TBD LMH < 4 hrs TBD < 5 hrs 97%	Thawed Filtrate: pH, cond Retain for SDS-PAGE/CGE

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In-Process Testing

11	Primary Capture	i 16 g (per cycle)

Feed

Feed Volume

Resin

Resin Amount

Equipment

Mode

Capacity

Flow rate

Bed height

Residence time

Loading Ratio

Equilibration/wash buffer

Washes

Elution buffer

Elution

Product elution volume

Strip

Clean, sanitize

Cycles Needed

Process time

Step yield

Step yield (vol)

Filtrate from step 10

24 L approximate

Fracotgel TMAE HiCap (M), an ion exchange resin

5.2 L approximate

20 cm column + 6 mm BioProcess skid

Bind and elute

~3 g/L resin estimated

150 cm/H          47.1 L/h

16.6 cm

7 min

4.6 L of Feed per L of Resin

20mM Tris, 2M Urea, pH 6.1

5 CV

20mM Tris, 2M Urea, 75 mM NaCL, pH 8.1

3.5 CV with higher NaCL

3 CV estimated

High salt g caustic

Common industry practice

1

5.4 hrs approximate

80% estimated

15.7 L approximate

TMAE Eluate pH, Cond, osmo (?, as a way to validate adj. pri HCT load) Retain for SDS-PAGE/CGE

12	~~xxxxxxxxxxxxxxxx~~	i 16 g (per cycle)
	~~Xxxxxxxxxxxxxxxx Xxxxxxxxxxxxxxxx Xxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxx~~	~~xxxxxxxxxxxxxxxx~~	Elution Immediately Processed to Step 13

13	Ceramic HA Chromatography	i 13 g
	Feed Feed Volume Resin Resin Amount Equipment Mode Capacity Flow rate Bed height Residence time	Filtrate from step 12 15.7 L approximate Ceramic Hydroxyapetite 5.2 L approximate 20 cm column + 6 mm Bio Process skid Bind and clute 3 c/L resin estimated 1511 cm/h 4/1 L/h 16.6 cm 7 min	CHT Load: pH, cond, osmo (as way to validate adjustments) Retain for SDS-PAGE/CGE Eluate: pH, cond, endotoxin Retain for SDS-PAGE/CGE

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In-Process Testing
Loading Ratio Equiliberation/Wash 1 buffer Wash 1 Wash 2 Buffer Wash 2 Elution Product elution volume Strip Clean, Sanitize Process time Step yield Step yield (vol)

3.00 L u/Feed per L of Resin

1mM phosphate, 50mM HEPES, 2 M urea, 75mM Nacl, pH 7.5

10 CV

4mM phosphate, 50 mM HEPES, 2M urea, 75mM NaCL, pH

5 CV

3.5 CV win 50 mM NaPO4

3 CV estimated

0.5M NaPO4

Common industry practice

5.6 hrs practice

90% estimated

16 L approximate

14	Sterile Filtration	i 11.6 g
	Feed Filter Filter capacity Step Time Step Yield	Filtrate from step 13 Sartobran 0/15/0.2-um sterilizing grace filter, 500 cm2 313 L/m2 loading 0.5 hrs 99%	5235307H7-OO0A (Sartorius Stedim) -500 cm2 filter

15	Mild Reduction of CSP	i 11.4 g

Feed

Feed volume

Reductant

Reductant Concentration

Reductant Volume

Final Colume, HA Eluate +

Reductant Concentration

Equipment

Temperature

Reduction Time

Agitator

Agitator Rate

Filter

Par. #

Quantity

Filter Area

Filter Loading

Flowrate

Step time

Step Yield

HA Eluate from step 14

16 L

DIthiothreitol crystals U.T. Baker #JT-F780-2)

10 mM

0.0314 L          (-HA Eluate Volume/499

15.68 L

20 μm

50_ disposable sted m bag

15-25 LC

12-1X rrs

Recirculation on with Perstatic Pump

15-25% (v/vi per minute)

Sartobran P (0 45/0 2urm)

5235307H7—OO-V

0.05 m2

X1X 1/m2

1-2 L/min

12 – 10 hrs

99%

Pre-Reduction: A280, SEC, RR Retain for SDS-PAGE/CGE (Sartorius Stedim) -500 cm2 filter Post-Reduction: a280, SEC, RP, endotoxin Retain for SDS-PAGE/CGE

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In-Process Testing

16	TFF (Concentration and Buffer Exchange)	i 11.9 g Many parameters yet to be optimized

Feed

Feed Volume

Membrane

Membrane Loading

Number of membranes

Equipment

Pumprate

Exchange into

Diafiltration

Diafiltration buffer

Clean and sanitize

Ultrafiltration time

Retentate volume

Step time

Step yield

Filtrate from step 1C

15.7 L approximate

16 m2, 6 k/a regenerated cellulose

11.3 g/m2

2

Peristatic pumas cassete holders pressure sensors

324 | MH (1 per m2 per min)

5.4 L/min/m2

TED

6 fold

144 L approximate

Industry practice

Hrs approximate

14 L approximate

5.0 hrs, including prep and clearing

90%

Equilibration: pH, (endotoxin?) [ ] -Pellicon 2, C-screen UF cassette Retentate: A280, retain for SDS-PAGE/CGE

17	Sterile filtration and bulk fill	i 10.2 g
	Feed Filter Filter Area Filter Capacity Step Time Step yield	Retentate from step 16 Wilpak 2000 22um sterilizing grade OV m2 14 L/m2 loading 30 min 99%	All BDS release testing as outlined in documentation MPVL2GCA3 )EMD Millipore) - Millipak 200, 0.2 um 1000 cm2
Grams per 6L cycle 10.1 g

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 15

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290
Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	15
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value:	$311,000.00
	FUNDED:	$5,788,866.01
	Ceiling VALUE:	$6,248,715.75

The purpose of this modification is to increase the ceiling value and funding value for additional work as stated below.

Effective date of this modification is August 17, 2012.

As a result of this modification, the total ceiling value is increased FROM $5,937,715.75 BY $311,000.00 TO $8,248,715.75. The total funded amount is increased FROM $5,477,866.01 BY $311,000.00 TO $5,788,866.01.

Statement of Work entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ And Process Manufacturing Malaria Vaccine Production and Support Services May 4, 2012 Subcontract Modification” is herein incorporated into and made part of Subcontract No. P010022290 as additional work and is attachment 1 to this modification 15.

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $6,248,715.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $5,788,866.01 including profit.

This Milestone Activity will commence upon request of SAIC representative in writing only. Payments for this modification 15 will be made in accordance with the schedule as outlined below.

Milestone	Payment	Amount		Duration
[*] (Antigen 1) Milestone 2B	50% upon commencement	[*	]	Approximately nine (9) weeks
	50% upon delivery of report	[*	]
[*] (Antigen 2) Milestone 28	50% upon commencement	[*	]	Approximately seven (7) weeks
	50% upon delivery of report	[*	]
[*] (Antigen 2) Milestone 2C	50% upon commencement	[*	]	Approximately two (2) weeks
	50% upon delivery of report	[*	]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.0 ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated May 4 2012, Mod 15.

2.	Statements of Work and Schedules as follows:

Modifications -14 dated 6/22/2012, 13 dated 6/15/12, 12 dated 2/6/12, 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part Ill — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C: (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Carol Frishman
(Signature)		(Signature)

Name:	Patrick Lucy date 8/31/12	Name:	Carol Frishman date 8/31/12
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfenex Expression TechnologyTM

And Process Manufacturing

Malaria Vaccine Production and Support Services

May 4, 2012

Subcontract Modification

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the proof-of-principle evaluation of expressing full-length and functional [*], suitable for use with [*] in combination vaccines, utilizing Pfenex Expression TechnologyTM. Pfenex shall provide antigens, and reports and other documentation related to the development and manufacturing process, as required in the deliverables (Table 1). Milestones in this subcontract modification include:

Table 1. Milestones for CELTOS/TRAP

Antigen	Milestones
[*] (Antigen 1)	Milestone 2B: [*] protein from 1 selected [*]
[*] (Antigen 2)	Milestone 2B: Provide additional purification development to support Milestone 2A ([*] produced [*] expression strains to SAIC) Milestone 2C (OPTION): Endotoxin Reduction Development

1.	SAIC will provide the following information and materials:

1.1.	Background literature/references relating to [*].

1.2.	Suitable reference materials and sera relating to [*] if available.

2.	Technical Requirements

2.1.	Milestone 2B [*] to SAIC

2.1.1.	Pfenex shall screen different wash conditions on HIC column as well as TMAE HiCap, for separation of endotoxin from target varying factors such as pH, detergents, solvents, heat treatment, etc

2.1.2.	Pfenex shall confirm endotoxin reduction results observed in 2.1.1 and conduct small scale chromatography runs using conditions identified in 2.1.1.

2.1.3.	Pfenex shall perform additional fermentation runs in a 1L-scale high-cell density bioreactor as needed to support purification of CelTOS from [*].

2.1.4.	Pfenex shall purify up to [*] protein ([*] purity by SDS-CGE) from strain [*] with acceptable endotoxin levels ([*]).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.5.	Pfenex shall analyze the final purified protein and the filtered lysate using analytical methods including [*].

2.1.6.	If the quality and purity of purified protein is deemed acceptable by SAIC for R&D non-clinical studies, Pfenex shall ship the resulting purified [*] protein (≥10 mg) to SAIC.

Note: Pfenex will complete the activities as described and shall assume no risk in the ability to deliver the 10 mg of [*] protein. The completion of the activities described shall suffice in meeting the deliverable and will be deemed acceptable to issue an invoice for the final 50% of the price.

2.1.7.	Pfenex shall issue a final report of purification efforts.

2.1.8.	Report shall include an executive summary, brief description of methods, results and conclusions, inventory of reagents provided by SAIC, and raw data in PDF format.

2.2.	Milestone 2B ([*]): Provide additional purification development to support Milestone 2A ([*] protein from 3 selected [*] clones respectively to SAIC)

Note: As part of Milestone 2A: Pfenex shall perform additional resin screening to identify chromatography media for primary capture and secondary capture of TRAP. Pfenex shall perform additional fermentation runs in 1L-scale high-cell density bioreactor to support purification of [*] protein

2.2.1.	Pfenex shall conduct small scale chromatography runs using conditions identified in Milestone 2A and purify up to 10 mg of purified [*] protein from strains [*] with acceptable endotoxin levels ([*]).

Note: Pfenex will complete the activities as described and shall assume no risk in the ability to deliver the [*] of [*] protein. The completion of the activities described shall suffice in meeting the deliverable and will be deemed acceptable to issue an invoice for the final 50% of the price described in this contract modification and the final 50% of the price described in Contract Modification 6 Antigen 2 Milestone 2A.

2.3.	Milestone 2C ([*]): Pfenex shall screen different wash conditions on selected chromatography media, for separation of endotoxin from target varying factors such as pH, detergents, solvents, heat treatment, etc

2.3.1.	Pfenex shall confirm endotoxin reduction results observed in 3.2.2 and conduct small scale chromatography runs using conditions identified in 3.2.2.

2.3.2.	Pfenex shall analyze the final purified proteins and the filtered lysate using analytical methods including [*]

2.3.2.1

2.3.3.	If the quality and purity of purified protein is deemed acceptable by SAIC for R&D non-clinical studies, Pfenex shall ship the resulting purified [*] protein (>10 mg) from 3 selected [*] clones to SAIC.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Note: Pfenex will complete the activities as described and shall assume no risk in the ability to deliver the [*] of [*]. The completion of the activities described shall suffice in meeting the deliverable and will be deemed acceptable to issue an invoice for the final 50% of the price described in this contract modification and the final 50% of the price described in Contract Modification 6 Antigen 2 Milestone 2A.

2.3.4.	Pfenex shall issue a final report of purification efforts.

2.3.5.	Report shall include an executive summary, brief description of methods, results and conclusions, inventory of reagents provided by SAIC, and raw data in PDF format.

3.	Quality Requirements

3.1.	Pfenex shall maintain a Quality System that meets scientific expectations of traceability, reliability and control. Pfenex shall be responsible for the development and demonstration of suitability of contracted deliverables as well as providing reports and managing this project in a manner that meets scientific expectations of traceability, reliability and control ensuring that the filtered whole cell lysate or periplasmic release extract and cell free broth produced and analyzed in the developed process and assays have the quality, and identity they purport.

4.	Meeting and Conference Requirements

Unless an alternative directive is provided; meeting, conference, and audit support shall include the following:

4.1.	Pfenex shall schedule a kickoff meeting via teleconference with SAIC within 7 days of award. The agenda shall be provided by Pfenex in advance. The purpose of the kickoff meeting is formal introduction of key staff and project management, technical and contractual discussions, and initial action items required to initiate contract work.

4.2.	Pfenex shall participate in biweekly meetings and/or teleconferences with SAIC. Such meetings may include, but are not limited to, meetings to discuss the technical (e.g., assay designs and critical reagents), quality, schedule, regulatory, and contractual aspects of the program and site visits to Pfenex’s facilities. All visits to Pfenex’s facility shall be prearranged. Pfenex shall be responsible for preparing meeting agendas and summaries. Meeting minutes shall be captured by Pfenex and are due to SAIC within 7 days after the completion of a biweekly teleconference.

4.3.	Pfenex also shall be available for ad hoc support (e.g., phone calls and e-mails) to SAIC as required for project communications.

5.	Reporting Requirements

5.1.	Monthly Technical and Business Progress Report: A monthly TPR shall be submitted to the SAIC management point of contact by the eighth of each month during subcontract POP.

5.1.1.	The TPR shall cover the work accomplished as well as issues and proposed resolutions that occur during each reporting period.

5.1.2.	Each TPR also shall contain an updated monthly project management schedule to indicate work completed and any change in schedule. Deliverables shall be incorporated into the schedule.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2.	Reports should include an updated inventory log, and a notice of any temperature deviations of equipment storing SAIC material. The report shall also document any changes made to methods and procedures utilized for the cloning and expression efforts.

5.2.1.	Report shall include invoicing information for work performed during each reporting period and anticipated work activities.

5.3.	Documentation to Support an IND or Amendment: Data generated under this subcontract may be incorporated into an FDA submission. Pfenex shall provide a list of relevant SOPs or other control, development and testing documents as requested.

6.	Subcontract Deliverables

Table 2 summarizes documents and other deliverables due to SAIC at the indicated timelines.

Table 2. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Project Management	Final Project Schedule	To be submitted within 1 week of kickoff meeting; schedule to be baselined within 3 weeks of award	1 electronic file, Preferably .mmp format
2	Meeting Requirement	Meeting Agenda	1 day prior to regular meetings, 3 days prior to kickoff	1 electronic Word document or email
3	Meeting Requirement	Meeting Summaries	7 days after meetings	1 electronic Word document
4	Technical Requirement	Milestone Reports [If Funded]	Draft: 2 weeks following completion of procedure Final: 2 weeks after receipt of SAIC comments	Draft: Word Document Final: Signed PDF
5	Technical Requirement	Antigen deliverables	2 weeks following completion of requirement.	Sent to SAIC designee in proper shipping containers

*	Days = Calendar days; SAIC shall provide comment within 1 week.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 16

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290
Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	16
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value: $-217,854.00***
	FUNDED:	$5,571,012.01
	Ceiling VALUE:	$6,253,215.75

The purpose of this modification is to correct the funding amount and add additional services in support of pre-clinical development.

Effective date of this modification is September 21, 2012.

As a result of this modification, the total ceiling value is increased FROM $6,248,715.75 BY $4,500.00 TO $6,253,215.75. The total funded amount is decreased FROM $5,788,866.01 BY $217,854.00 TO $5,571,012.01. The ceiling value remains $6,253,215.75.

Statement of Work entitled “Evaluation of Malaria CSP Expression in Pfēnex Expression Technology™ And Process Manufacturing Malaria Vaccine Production and Support Services September 14, 2012 Subcontract Modification 16” is herein incorporated into and made part of Subcontract No. P010022290 as additional work and is attachment 1 to this modification 16.

***	Funding is corrected as listed below:

Mod 14 funding corrected from $1,086,563.00 to $864,209.00 (less $222,354.00)

Mod 15		$311,000.00
Mod 16 for SOW 9/14/12	+ $	4,500.00

		$1,179,709.00

Funding at Mod 13	+ $	4,391.303.01

Total amount funded all Mods		$5,571,012.01

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $6,253,215.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $5,571,012.01 including profit.

This Activity will commence upon request of SAIC representative in writing only. Payments for this modification 16 will be made in accordance with the schedule as outlined below.

Payment of $4,500.00 due upon the initiation of testing of the vials.

Delivery of Modification 16 is approximately two weeks from commencement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.0 ORDER OF PRECEDENCE — is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated September 14, 2012.

2.	Statements of Work and Schedules as follows:

Modifications — 16 dated September 14, 2012, 15 dated May 4 2012, 14 dated 6/22/2012, 13 dated 6/15/12, 12 dated 2/6/12, 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part III — FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C: (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Carol Frishman
(Signature)		(Signature)

Name:	Patrick Lucy date 9/28/12	Name:	Carol Frishman date 9/28/12
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

September 14, 2012

Carol C. Frishman

Subcontracts Administrator

Health Solutions Business Unit

Science Applications International Corporation

5202 Presidents Court, Suite 110

Frederick, MD 21703

Dear Ms. Frishman,

Please find enclosed Pfenex Inc.’s contract modification proposal for additional services in support of pre-clinical development of the circumsporozoite protein (CSP). The specific activities are described in the statement of work below. This scope of work will be Contract Modification 16 to Subcontract #P010022290 related to SAIC Prime Contract # N01-AI-05421. If all options are exercised the total Firm Fixed Price of this program in accordance with Statement of Work enclosed is $4,500 inclusive of materials.

This proposal is valid for 120 days from today’s date.

We look forward to continuing to work with you on this program.

Sincerely,

/s/ Patrick Lucy

Patrick Lucy
Vice President of Business Development
Pfenex Inc.
301 Newbury Street PMB #251
Danvers, MA 01923
Tel. (978) 887-4971
PKL@pfenex.com

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STATEMENT OF WORK

Evaluation of Malaria CSP Expression in Pfenex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

September 14, 2012

Subcontract Modification 16

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, facilities, and travel not otherwise provided under the terms of this agreement as needed for the preparation of vials containing diluent that will be used in support of pre-clinical studies.

2.	Technical Requirements

2.1.	Pfenex will prepare vials containing meeting the following requirements:

2.1.1	Number: [*]

2.1.2	Formulation: [*]

2.1.3	Fill Volume: [*]

2.1.4	Vial Type: [*]

2.1.5	Container Closure: Screw cap

2.1.6	Label Description: Name (rCSP Dilution Buffer), Date, Manufacturer, Formulation, Expiration Date

2.1.7	Storage conditions: Following the completion of the filling and labeling exercise the vials will be stored at -80° C prior to shipment. In transit the vials will be shipped on dry ice.

2.1.8	SAIC will provide detailed shipping instructions when they would like the vials shipped to a designated location.

2.1.9	Specification: A Certificate of Analysis shall be provided and will include the following test results: pH, conductivity, osmolality and endotoxin (LAL) test results.

3.	Cost Proposal

The pricing for the proposal shall be based upon commercial rates and is inclusive of costs for supplies and materials. The pricing is broken down as follows:

Total Price - $[*]

Payment Terms – 100% due upon the initiation of testing of the vials.

Time-scale – Approximately two (2) weeks from commencement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 17

SUBCONTRACTOR:	SUBCONTRACT #:	P010022290
Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	MODIFICATION #:	17
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value: $0
	FUNDED:	$5,571,012.01
	Ceiling VALUE:	$6,253,215.75

The purpose of this modification is to correct the Milestone Chart as shown on Modification 14 to read as shown below.

Effective date of this modification is October 9, 2012.

Milestone	Invoicing	Amount
Milestone 1: CMO Initiation	Due upon execution of the contract modification,	$293.831.06
Milestone 1a: Technology Transfer	Due upon execution of Tech Transfer	$570,377.94
Project Management Storage & Shipping	Due upon Initiation of GMP manufacturing run	$222,354.00

Total for modification 14 Activity		$1,086,563.00

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATION INTERNATIONAL CORPORATION

/s/ Patrick Lucy		/s/ Carol Frishman
(Signature)		(Signature)

Name:	Patrick Lucy date 9/20/12	Name:	Carol Frishman date 9/20/12
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Manager

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 18

SUBCONTRACTOR: Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	SUBCONTRACT #:	P010022290
	MODIFICATION #:	18
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED PRICE
	COMMERCIAL ITEMS	(GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value: $590,522.25
	FUNDED:	$6,161,534.26
	Ceiling VALUE:	$6,253,215.75

The purpose of this modification is to add incremental funding as shown below. (This is an increase in funding only and is not for additional scope of work).

Effective date of this modification is May 21, 2013.

The total funded amount is increased FROM $5,571,012.01 BY $590,522.25 TO $6,161,534.26. The ceiling value remains $6,253,215.75.

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $6,253,215.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $6,161,534.26 including profit.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

s/s Patrick Lucy		s/s Carol Frishman
(Signature)		(Signature)

Name:	Patrick Lucy date	Name:	Carol Frishman date
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Administrator

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUBCONTRACT AGREEMENT P010022290 Modification 19

SUBCONTRACTOR: Pfenex Inc. 10790 Roselle Street, San Diego, CA 92121	SUBCONTRACT #:	P010022290
	MODIFICATION #: 19
	DPAS RATING:	Not Rated
	TYPE:	FIRM FIXED
	PRICE COMMERCIAL ITEMS (GOVERNMENT)
Period of Performance: Sep 11, 2009 thru Sep 21, 2014	• Modification Value:	$2,155,708.00
	TOTAL FUNDED: $7,437,162.26
	Ceiling VALUE:	$8,408,923.75

The purpose of this modification is to increase the ceiling value and funding value for additional work as stated below.

Effective date of this modification is September 30, 2013.

As a result of this modification, the total ceiling value is increased FROM $6,253,215.75 BY $2,155,708.00 TO $8,408,923.75. The total funded amount is increased FROM $6,161,534.26 BY $1,275,628.00 TO $7,437,162.26.

Statement of Work entitled “Evaluation of [*] Antigen Expression in Pfēnex Expression Technology™ and Process Manufacturing” and dated May 20, 2013 is herein incorporated into and made part of Subcontract No. P010022290 as additional work and is attachment 1 to this modification 19.

1.0 PRICE is modified to read as follows: The total not-to-exceed Ceiling Value of Subcontract No. P010022290 is $8,408,923.75 including profit. This subcontract is incrementally funded for work to be performed through September 21, 2014. The total FUNDING of Subcontract No. P010022290 is $7,437,162.26, including profit.

This Milestone Activity will commence upon request of SAIC representative in writing only. Payments for this modification 19 will be made in accordance with the schedule as outlined below.

It is understood Payment terms are 50% upon commencement of task and 50% upon acceptance of task draft final report which includes results of a successful engineering run. A successful engineering run is defined as pilot scale execution of bench-scale process that does not experience any operator error and/or mechanical error that impacts the successful completion of the run. The product quality from the engineering run needs to be comparable to that of the smaller scale runs and suitable for pre-clinical testing. Master batch records, along with process and analytical data will be outlined in the final Stage 8 report.

The estimated pricing for this proposal is inclusive of costs for labor, supplies, materials and reports.

Stage	Estimated Timescale	Price

Stage 4: Fermentation Development	8 weeks	$200,200

Stage 5: Purification Development	20 weeks	$652,960

Stage 5 materials & service fees		$160,000

Stage 6: BDS Formulation Development	4 weeks	$103,796
Stage 7: Product-Specific Analytical Method SOP Development	20 weeks	$237,468

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Stage	Estimated Timescale	Price

Stage 7 materials & service fees		$25,000

Stage 8: Engineering Run (ER)	4 Weeks Assumes using materials purchased in Stage 5.	$221,760 per ER
Stage 9: Stability Study for material from Stage 8: Engineering Run	16 weeks	$263,648
Stage 10: Process Transfer and Training	8 weeks	$260,876

CMC Support	3 weeks	$30,000

Total Price:		$2,155,708

17.0 ORDER OF PRECEDENCE – is modified to read as follows:

The documents listed below are hereby incorporated by reference. In the event of an inconsistency or conflict between or among the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1.	Attachment I: Statement of Work and Schedule dated May 20, 2013, Mod 19.

2.	Statements of Work and Schedules as follows:

Modifications -15 dated 5/4/12, 14 dated 6/22/12, 13 dated 6/15/12, 12 dated 2/6/12, 6 dated 6/1/11, 5 dated 1/1/11, 4 dated 11/15/10, 2 dated 5/4/10 and original dated 5/11/11 respectively.

3.	Schedule A: Specific Terms and Conditions Form 9-932-072 (Rev. 9/25/06).

4.	Schedule B: U.S. Government Terms and Conditions, Part III – FAR Clauses Form 9-932-082 (Rev. 07/25/07).

5.	Attachment C: (Enclosure 2; (Rev. 4/2009) Property Administration Requirements For Subcontractors With An Adequate System Or Requisite Internal Controls.

All other Subcontract terms and conditions remain unchanged.

In witness whereof, the duly authorized representatives of Buyer and Seller have executed this Subcontract Modification on the dates shown.

PFENEX INC.		SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

(Signature)		(Signature)

Name:	Patrick Lucy date	Name:	Carol Frishman date
(Type or Print)		(Type or Print)

Title:	Vice President of Business Development	Title:	Subcontracts Administrator

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Statement of Work

Evaluation of [*] Malaria Antigen Expression in Pfēnex Expression Technology™

and Process Manufacturing

Malaria Vaccine Production and Support Services

May 20, 2013

Subcontract Modification

1.	Scope of Work

Independently and not as an agent of SAIC, Pfenex shall furnish all of the necessary services, qualified personnel, materials, equipment, and facilities for the full development of a manufacturing process for the [*] clone using Pfēnex Expression Technology™ and technical transfer of the process to a SAIC designated cGMP manufacturing facility with processing capabilities and equipment compatible with the upstream and downstream process developed by Pfenex. The process shall be suitable for a scale up, at a minimum, of a [*] scale and follow-on purification, upon transfer. As part of this project, Pfenex is required to provide related meeting support, reports, and deliverables as listed in Table 1.

1.1.	SAIC will provide the following information and materials:

•	Background literature/references relating to Rh5.

•	Additional [*], if required.

•	Shipping instructions for [*] and other materials.

2.	Technical Requirements

As a follow-on to the successful production, testing, and selection of a [*] line under the original subcontract and Mod 12 which was composed of: (i)-Evaluation of Rh5 expression (Stage 1), (ii)-Fermentation assessment of Rh5 (Stage 2), (iii)-Rh5 purification (Stage 2A/Mod 12) and (iv)-Preparation and characterization of [*] (RCB) (Stage 3); SAIC now requires Pfenex to develop a manufacturing process suitable for a scale up, at a minimum, of a [*] scale and follow-on purification for the SAIC selected clone [*] and technical transfer of the process to a SAIC designated cGMP manufacturing facility with processing capabilities and equipment compatible with the upstream and downstream process developed by Pfenex.

2.1.	Stage 4: Fermentation Optimization of cell line [*]

2.1.1.	Pfenex shall apply computer-aided, statistically-based design of experiments (DoE) to examine fermentation parameters for [*] expression. Design and execute 2-level fractional factorial experiments to screen up to five (5) factors (e.g. pH and temperature) for [*] expression in an 8-unit multiplex 1L bioreactor system.

Please Note: Appropriate samples for yield determination and analysis will be collected throughout the fermentation runs.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.1.2.	Perform the appropriate analysis on selected pre- and post-induction samples taken from the fermentations.

2.1.3.	Use JMP statistics software to analyze the data. Based on the conclusions, design a confirmation round of experiments up to a total of 32-40 X 1L fermentations.

2.1.4.	Evaluate Rh5 titer and quality on selected samples utilizing ELISA and western blot analysis development from Stage 7 Product Specific Analytical Method Development.

2.1.5.	The optimized fermentation condition shall be confirmed in up to three rounds at 3 X 20L scale per round.

2.1.6.	The optimized fermentation shall produce material which can be subsequently purified to meet product quality and safety specifications required for human use when produced under cGMP conditions.

2.1.7.	A technical study report shall be issued following the completion of the work.

2.1.7.1.	Pfenex shall submit the optimized fermentation procedure/protocol to SAIC for review and approval.

2.1.7.2.	Document shall also contain, at a minimum, in process parameters examined, rational for parameters selected, and copies of the raw data.

2.2.	Stage 5: Purification Process Development

2.2.1.	Pfenex shall develop a cGMP ready downstream purification process.

2.2.2.	Pfenex shall perform up to six rounds of [*] working volume) fermentation runs to supply cell paste for the experiments outlined in this stage of work.

2.2.3.	Pfenex shall develop a downstream purification process based on lessons learned from Stage 2A (Rh5 research-grade purification strategy).

2.2.4.	Pfenex shall design and execute a fractional factorial design to optimize protein release and purity [*].

2.2.5.	Pfenex shall evaluate efficiency (throughput, purity, recovery) of bulk separation of [*].

2.2.6.	Pfenex shall develop centrifugation, clarification, and filter train that will permit the material containing Rh5 [*].

2.2.7.	Pfenex shall analyze samples taken throughout the primary recovery development for Rh5 yield and purity.

2.2.8.	Pfenex shall utilize the process intermediate from 2.2.7 to design and execute a resin screen (microtiter plate scale) for the primary capture chromatography step. Up to [*] resins will be screened for the best conditions for capacity. The best two resins will be screened in a second round using up to [*] to determine selectivity.

2.2.9.	Pfenex shall compare screening leads from 2.2.8 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.10.	The primary column resin and associated conditions selected from 2.2.9 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.11.	Pfenex shall utilize the elution pool from 2.2.10 to design and execute a resin screen for the second chromatography step. Up to [*] will be screened for the best capacity and selectivity. The best resin will be screened in a second round using up to [*] for efficiency and selectivity.

2.2.12.	Pfenex shall compare screening leads from 2.2.11 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin.

2.2.13.	The second column resin and associated conditions selected from 2.2.12 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.14.	Pfenex shall utilize the elution pool from 2.2.13 to design and execute a resin screen for the polishing chromatography step. Up to [*] will be screened for the best capacity and selectivity. The best resin will be screened in a second round using up to [*] for efficiency and selectivity.

2.2.15.	Pfenex shall compare screening leads from 2.2.14 using test gradients and method scouting at small scale and rank performance with an emphasis on determining operating parameters (e.g., capacity, resolution, and yield) for protein with that resin.

2.2.16.	The polishing column resin and associated conditions selected from 2.2.12 will be optimized further for chromatography scale up and implemented at pilot scale.

2.2.17.	Purified Rh5 from 2.2.16 will be buffer exchanged into the final drug substance buffer determined in Stage 6 using tangential flow filtration (TFF). TFF parameters will be optimized to minimize processing time while maintaining product quality.

2.2.18.	For each downstream unit operation, Pfenex shall conduct hold studies to determine process intermediate stability.

2.2.19.	Pfenex shall perform analysis during development that may include [*].

2.2.20.	Pfenex shall perform a pilot scale integrated purification run to confirm scale-up parameters and overall process performance.

2.2.20.1.	Pfenex shall collect and analyze intermediate samples taken during the integrated run for protein yield, purity and contaminant profile.

2.2.20.2.	Pfenex shall provide purified Rh5 produced from the integrated run to SAIC or its designee.

2.2.20.3.	Pfenex shall perform analysis of integrated run final material that may include [*].

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.2.21.	Pfenex shall submit the developed purification process procedures and protocols to SAIC for review and approval before moving forward to engineering run (Stage 8).

2.2.21.1.	Document shall also contain, at a minimum, processes examined, rational for processes selected, and copies of the raw data.

2.2.22.	Pfenex shall ship purified Rh5 generated during development to a SAIC designated facility; however, Pfenex may retain all or a portion of the material produced for subsequent studies.

2.3.	Stage 6: BDS Formulation Development

2.3.1.	With material generated from Stage 5 Purification Process Development, Pfenex shall screen and evaluate at a minimum [*] that are compatible with Rh5.

2.3.1.1.	Components/pH in the buffer systems should be suitable for human use and may include stabilizing excipients.

2.3.1.2.	Pfenex will measure compatibility of the buffer systems using SEC-HPLC and/or other stability indicating assays.

2.3.2.	Pfenex shall confirm the selected buffer systems to monitor quality changes of rRh5 using SEC-HPLC and SDS-PAGE.

2.3.3.	Pfenex shall perform a short-term stability monitoring of selected, suitable buffer systems(s) to monitor quality changes of Rh5 using SEC-HPLC and/or other stability indicating assays.

2.3.3.1.	Short term stability monitoring shall include the following temperature and time points:

Stress	Conditions	Time Point(s)
Temperature	-70°C; 5°C; 25°C; 40C	Day 0, 1, 2

2.3.3.2.	Repeated freeze/thaw stress in 3-cycles.

2.3.4.	Upon SAIC’s request, Pfenex shall provide Rh5 in the selected buffer system and concentration to SAIC for further testing

2.3.5.	Pfenex shall issue a final report. The report shall include an executive summary, detailed description of methods including system suitability controls, list of all raw materials and their source, results, conclusions, inventory of reagents provided by SAIC, and all raw data in PDF format.

2.4.	Stage 7: Product Specific Analytical Method Development

2.4.1.	Pfenex shall develop product specific in-process and final product analytical methods and provide standard operating procedures (SOPs) for each method.

Please Note: Method qualification may be performed as optional.

2.4.2.	Pfenex shall establish acceptance criteria and specifications in consultation with SAIC, where applicable, that will be the basis for release and stability monitoring. The specifications shall be appropriate for a Phase 1 clinical product.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4.3.	For in-process testing of low purity fermentation and purification samples, the testing shall include: [*].

2.4.4.	For release testing of bulk drug substance, the testing shall include: [*], endotoxin, and suitable process specific assays such as detection of impurities.

2.4.5.	For characterization of bulk drug substance, the testing shall include: [*].

2.4.6.	Pfenex shall recommend and submit the developed analytical and characterization testing, including procedures, protocols, and their results, to SAIC for review and approval.

2.4.7.	(Optional) Analytical method qualification shall be performed on methods developed.

2.4.7.1.	Qualification protocols and report template shall be issued for review and approval

2.4.7.2.	Qualification report shall be issued and include data and summary tables.

2.5.	Stage 8: Engineering Run

2.5.1.	Pfenex shall perform a complete engineering run at the 20 L (10 L w/v) scale to ensure reproducibility of previously drafted procedures.

2.5.2.	Pfenex shall develop master batch production records (BPRs) for the engineering run that covers all of upstream and downstream process, and identifies where the in-process tests occur and what volume is removed for testing. SAIC will be provided copies of the master BPRs for review and approval prior to use.

2.5.3.	Pfenex shall submit the completed BPRs to SAIC upon the completion of the engineering run.

2.5.4.	Pfenex shall execute the release and characterization testing as accomplished in Stage 7 for the engineering run material.

2.5.5.	Pfenex shall set aside aliquots for the stability program described below, and ship the remaining purified Rh5 from the engineering run to a SAIC designated facility in aliquots to be determined at a later timepoint.

2.5.6.	(Optional) Pfenex may perform additional engineering run(s) if required by SAIC

2.5.6.1.	Pfenex shall develop master batch production records (BPRs) for the engineering run that covers all of upstream and downstream process, and identifies where the in-process tests occur and what volume is removed for testing. SAIC will be provided copies of the master BPRs for review and approval prior to use.

2.6.	Stage 9: Stability Program

2.6.1.	Pfenex shall conduct a non-GMP stability monitoring of the purified Rh5. Pfenex shall submit the stability monitoring plans for the engineering run to SAIC for review and approval.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.6.2.	The stability of purified Rh5 from the engineering run shall be evaluated for stability at conditions of -70°C, 2°C–8°C, 25°C/60% relative humidity (RH), and 40°C/75% RH at month-0, 1,2, and 3. Note: T=0 initial testing is covered in Stage 8: Engineering Run.

Method/Test -70°C, 5°C, 25°C/60% relative humidity (RH), 40°C/75% RH	Initial Testing (T=0)	1 mo	2 mo	3 mo
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X

[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X	X
[*]	X	X	X
[*]	X	X	X
[*]	X			X

2.6.3.	Stability monitoring assessment shall include: pH, SDS-PAGE/CGE, RP-HPLC, SE-HPLC, peptide mapping by mass spectrometry, intact mass, capillary isoelectricfocusing (CIEF), circular dichroism, Intrinsic fluorescence.

2.6.4.	A stability report shall be submitted to SAIC at each stability timepoint and include, at minimum, assays utilized with associated SOP, test results in table format, conclusion, trending data, and copies of raw data.

2.7.	Stage 10: Process Training and Transfer

2.7.1.	Pfenex shall train SAIC’s cGMP contract manufacture organization (CMO) on the manufacturing process and shall transfer the BPRs (master and completed) and analytical method SOPs.

2.7.2.	As part of the process training and transfer Pfenex shall conduct at least one successful training run.

2.7.3.	The process yield from the process training run shall be within acceptable scientific variation from the engineering run performed in Stage 8.

2.7.4.	The process training run shall demonstrate within acceptable scientific variation reproducibility as compared to Stage 8, in all up- and down-stream processes including: growth rate in fermentation, quantity and quality of Rh5 in lysate, in primary recovery, in each process step, and in final product.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7.5.	Pfenex shall provide to SAIC and to SAIC designated CMO the RCB and a full process transfer package with all information necessary for the transfer of the manufacturing process.

2.7.6.	The full process transfer package shall include the following items:

2.7.6.1.	Bill of materials and suggested suppliers

2.7.6.2.	Detailed fermentation and purification process procedures (master BPRs)

2.7.6.3.	Listing of instruments/equipment

2.7.6.4.	Detailed testing procedures (SOPs)

2.7.6.5.	Technical specification for the bulk drug substance

2.7.6.6.	Health/Safety/Environment assessment of all materials and process

2.7.6.7.	Detailed characterization of purified protein/buffer and intermediates

2.7.6.8.	Stability testing plan and final report

2.7.6.8.1.	Research cell bank growth parameters and technical information

2.7.6.8.2.	Construct expression information and test results

2.7.7.	The process transfer and associated training records for the transfer to the clinical CMO shall be well documented and be provided to SAIC in the final report.

2.8.	CMC Support

2.8.1.	Pfenex shall provide support in reviewing CMC sections and documents related to IND submission including details of the cloning and development of the expression strain CS672-3057.

3.	Quality Requirements

In addition to the Quality Requirements stated in the SOW, Pfenex shall execute a Quality Management Plan suitable for process development and technical transfer (see Section 10).

3.1.	Pfenex shall provide a scientific, technical, and administrative infrastructure to ensure quality control of all process development and technical transfer activities.

3.2.	The quality management plan shall include use of any materials, instruments/equipment, methods, procedures utilized in the process development and technical transfer.

3.3.	At a minimum, Pfenex shall ensure:

3.3.1.	Facilities in which SAIC’s materials are maintained in a safe and secure manner and allow limited access.

3.3.2.	Personnel have the necessary education and training in all procedures relevant to work assignments; training and qualifications are verified by leadership of Pfenex.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.3.3.	SOPs will be used to document policies and procedures. SOPs will be version controlled and approved by key personnel.

3.3.4.	An effective tracking/tracing system or procedure is in place for all materials and equipment used in this contract.

3.3.5.	Equipment calibration and maintenance are performed as required and are documented.

3.4.	The Quality Management Plan shall govern Pfenex’s commitment to quality and ensure that procedures addressing the following requirements are in place.

3.4.1.	SOPs

3.4.2.	Document/version control

3.4.3.	Equipment maintenance and repair

3.4.4.	Training: adherence of staff to required schedules

3.4.5.	Data management

3.4.6.	Record management system

3.4.7.	Safety plan

3.4.8.	Asset tracking and management

3.4.9.	Building and facility monitoring

3.4.10.	Adherence to Federal or other applicable regulatory requirements appropriate for work on this contract

3.4.11.	Operational deviations and failures will be investigated through root cause analysis, which will be documented.

3.5.	Cold/frozen and controlled temperature storage chambers have continuous monitors with alarms or are monitored at least every 4 hours by security staff. Any deviations will be immediately reported to Pfenex staff.

3.6.	Effective cold chain management practices are in place for the handling of materials, products and samples.

3.7.	Investigation are initiated upon incident discovery (excursion from written procedure, policy, or protocol). Upon request, copies results of investigations are submitted to SAIC for review.

3.8.	SAIC may schedule in-plant and other visits at Pfenex to audit quality of activities conducted in this contract.

4.	Record Management Requirements

Pfenex shall maintain a record management system suitable for process development and technical transfer (see Section 10, Quality Management Plan).

4.1.	Pfenex shall have a record management system that permits detailed records to be made concurrently with the performances of each process development activity.

4.2.	Records and documents shall be created and maintained in a manner that allows version control, handling steps, tests, retests, investigations, data, and results.

4.3.	Record and document security systems shall be adequate to ensure confidentiality and privacy of proprietary information. Confidential or proprietary information shall be restricted to staff with a need for access and inspectors from regulatory agencies. Records shall be readily accessible for inspection by authorized personnel from SAIC.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4.	Records and documents shall be maintained for a minimum of 5 years after the completion of process development and technical transfer. SAIC shall be contacted for disposal or transfer instructions at the end of a records storage period or at the end of the subcontract POP.

4.5.	Electronic records shall be backed up daily on a separate server or network. Weekly backups shall be stored on an appropriate media, e.g., CD, tape, and stored off-site.

4.6.	Corrections or changes in a record shall be made in accordance with a quality monitoring procedures suitable for managing process development and technical transfer.

4.7.	Unless alternate agreements are made, all raw data and laboratory notebooks related to this subcontract shall be made available to SAIC upon request.

Table 1. Deliverables to SAIC

Deliverable	Requirement	Item	Date*	Form
1	Technical	Purified Rh5 from process development	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
2	Technical	Purified Rh5 from engineering run	Within a week of completion	Sent to SAIC designee in proper shipping containers with a temperature monitor
3	Technical	Unused reagents provided by SAIC	Within 2 weeks of SAIC request	Sent to SAIC designee in proper shipping containers
4	Technical	Optimized fermentation procedure and protocols	Within 3 week of completion	PDF or Word document

5	Technical	Selected primary recovery method	Within 3 week of completion	PDF or Word document
6	Technical	Purification process procedures and protocols	Within 3 week of completion	PDF or Word document
7	Technical	Recommended analytical and characterization testing	Within 3 week of completion	PDF or Word document

8	Technical	Master BPRs for the engineering run	2 weeks prior to initiation	PDF or Word document

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Deliverable	Requirement	Item	Date*	Form
9	Technical	Master BPRs for the second engineering run, etc	2 weeks prior to initiation	PDF or Word document

10	Technical	Completed BPRs for the engineering run	Within 3 week of completion	PDF or Word document
11	Technical	Completed BPRs for the second engineering run, etc	Within 3 week of completion	PDF or Word document
12	Technical	Stability monitoring plans for engineering run(s)	2 weeks prior to initiation	PDF or Word document
13	Technical	stability reports	3 week following each indicated time point	PDF or Word document
14	Technical	Full Process transfer package	4 weeks following completion of engineering run	PDF or Word document
15	Reporting	Biweekly Meeting and minutes	Meeting as scheduled, minutes within a week of the meeting	Telecom
16	Reporting	Monthly Reports	Due by the 8th of each month during the performance of work efforts	PDF or Word document

17	Reporting	CMC Support	Final: 3 weeks after receipt of SAIC CMC sections provided for review	Draft: Word Document

*	Days = Calendar days

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

October 29, 2013

Pfenex Inc.

10790 Roselle Street

San Diego, CA 92121

Attention:	Patrick Lucy, Vice President of Business Development and Marketing

Subject:	Modification No. 20

Reference:	(a) SAIC Subcontract P010022290

Dear Mr. Lucy:

In 2012, SAIC, Inc. announced plans to separate into two independent, publicly-traded companies. This separation was approved by the SAIC Board of Directors and will occur on 28 September 2013. The legacy company (SAIC, Inc.) will operate under the name Leidos, Inc., and will continue to use the original Home Office CAGE Code and DUNS Number.

Therefore, this unilateral modification, effective 28 September 2013, to Reference (a) Subcontract is issued to amend “Science Applications International Corporation” (SAIC) to “Leidos, Inc.”. All references in the Reference (a) Subcontract to “SAIC” are hereby amended to “Leidos.”

Sincerely,

s/s Carol Frishman

Carol Frishman
Subcontracts Administrator | Leidox, Inc.
Phone: 240-529-0438
Carol.c.frishman@leidos.com

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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